<pre>

 As filed  with the  Securities and  Exchange Commission  on October 26, 2006
                                                  Registration No. 333-137204
_______________________________________________________________________________

                      U. S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                             _________________________
                                AMENDMENT NO. 1
                                     TO
                                     FORM SB-2
                              REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               CONECTISYS CORPORATION
                      (Name of small business issuer in its charter)

            Colorado                       3663                84-1017107
(State or other jurisdiction of(Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                            24307 Magic Mountain Parkway, Suite 41
                               Valencia, California 91355
                                    (661) 295-6763
                  (Address and telephone number of principal executive
                       offices and principal place of business)
                               _________________________

                                    Robert A. Spigno
                                Chief Executive Officer
                                ConectiSys Corporation
                         24307 Magic Mountain Parkway, Suite 41
                              Valencia, California 91355
                                    (661) 295-6763
                (Name, address and telephone number of agent for service)
                               _________________________

                                      Copies to:
                                Larry A. Cerutti, Esq.
                                John T. Bradley, Esq.
                                Rutan & Tucker, LLP
                          611 Anton Boulevard, 14th Floor
                          Costa Mesa, California  92626
                                    (714) 641-5100


Approximate date of commencement of proposed sale to the public: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|
_______________________________________________________________________________

                                          CALCULATION OF REGISTRATION FEE
__________________________________________________________________________________________________________
TITLE OF EACH CLASS                               PROPOSED           PROPOSED
OF SECURITIES TO              AMOUNT          MAXIMUM OFFERING   MAXIMUM AGGREGATE         AMOUNT OF
BE REGISTERED          TO BE REGISTERED(1)(2) PRICE PER UNIT(3)   OFFERING PRICE        REGISTRATION FEE
------------------     ---------------------- ----------------   -----------------      ------------------
Common stock,          4,225,836,000           $0.0004            $3,575,558              $383(4)
no par value
==========================================================================================================

(1) The amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act of 1933.

(2) Represents shares of common stock being offered by selling security holders, which shares of common stock are issuable upon conversion of callable secured convertible notes and upon exercise of warrants. The number of shares of common stock registered hereunder is based on the price of our common stock on the OTC Bulletin Board on September 6, 2006. The number of shares of common stock registered hereunder is less than the number of shares of common stock issuable upon conversion of the notes and upon exercise of the warrants based upon the applicable conversion prices of the notes and the exercise prices of the warrants as of October 23, 2006. Includes 20,320,000 shares of common stock issuable upon exercise of warrants.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of the high and low reported prices of the Registrant's common stock on the OTC Bulletin Board(R) on September 6, 2006.

(4) A registration fee of $383 was paid with the initial filing of this registration statement based on an initial amount of shares to be registered of 8,938,895,000, which amount has been reduced to
    4,225,836,000 shares.

                                ________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.


                  Subject To Completion, Dated October 25, 2006
PROSPECTUS

                            4,225,836,000 Shares

                                CONECTISYS CORPORATION

                                    Common Stock

     The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. Our common stock trades on the OTC Bulletin Board under the symbol "CNES." On October 23, 2006, the high and low sale prices for a share of our common stock were $.0004 and $.0003, respectively.

        The mailing address and the telephone number of our principal executive office is 24307 Magic Mountain Parkway, Suite 41, Valencia, California 91355,
(661) 295-6763.
                                   ____________________

                        Investing in our common stock involves risks. Please see "Risk Factors" beginning on page 5.
                                    _________________

        The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.
                                    _________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is            , 2006


                              TABLE OF CONTENTS

Description                                                            Page No.
-----------                                                            --------

Prospectus Summary.........................................................3
Risk Factors...............................................................5
Special Note Regarding Forward-Looking Statements.........................14
Use of Proceeds...........................................................14
Price Range of Common Stock...............................................15
Dividend Policy...........................................................15
Capitalization............................................................16
Management's Discussion and Analysis of Financial Condition and
 Results of Operations....................................................17
Business..................................................................26
Management................................................................37
Certain Relationships and Related Transactions............................48
Principal and Selling Security Holders....................................50
Plan of Distribution......................................................54
Description of Capital Stock..............................................57
Legal Matters.............................................................58
Experts...................................................................58
Where You Can Find More Information.......................................58
Index to Financial Statements.............................................60

                                PROSPECTUS SUMMARY

        This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                                ConectiSys Corporation

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys. Our H- Net(TM) system is currently comprised of two principal components: our H-Net(TM) 5.0 product, which itself is comprised of circuitry and a radio transmitter, and our H-Net(TM) BaseStation. Our H- Net(TM) 5.0 product is a component that is designed to be part of a digital energy meter to read and wirelessly transmit meter data to our H-Net(TM) BaseStation. Our H-Net(TM) BaseStation is designed to receive and relay the meter data over standard phone lines to a central location where the data is compiled and utilized.

        We are continuing the development of our H-Net(TM) system. Our recent development efforts have focused on redesigning our H-Net(TM) circuitry from a three-board circuit to a two-board circuit. This redesign was completed in November 2005 and testing of our new H-Net(TM) circuitry has begun. We redesigned our H-Net(TM) circuitry to respond to redesigns of meter products by meter manufacturers. These redesigns by meter manufacturers were directed at reducing costs and resulted in reduced available space for integration of circuitry from third-party technology providers such as ConectiSys.

        In August 2004, we submitted to the FCC our H-Net(TM) 5.0 product for approval for commercialization and sale and received FCC certification for this product in December 2004. In December 2004, we submitted to the FCC our H-Net(TM) BaseStation for approval for commercialization and sale and received FCC certification for this product in March 2005. Concurrently with the development of our H-Net(TM) BaseStation, which is a single-channel design, we have been developing an eight-channel H-Net(TM) BaseStation. Our eight-channel H-Net(TM) BaseStation is designed to communicate with up to 7,500 H-Net(TM) 5.0 product installations per network due to its multiple channel design and to deliver real-time energy consumption data at low-cost. In July 2005, we submitted to the FCC our eight-channel H-Net(TM) BaseStation product for approval for commercialization and sale and received FCC certification for this product in January 2006.

        We have not yet sold any H-Net(TM) systems. However, we are actively pursuing sales of our H-Net(TM) systems with meter manufacturers and other companies in the energy industry. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and a deficiency in working capital. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

                             The Offering

Common stock offered by selling security holders       4,225,836,000 (1)

Common stock outstanding prior to this offering        14,385,996,783 (2)

Common stock outstanding following this offering
if all shares are sold                                 18,611,832,783 (1) (2)

Use of Proceeds                                        All proceeds of this
                                                       offering will be received
                                                       by selling security
                                                       holders for their own
                                                       accounts.

Risk Factors                                           You should read the "Risk
                                                       Factors" section
                                                       beginning on page 5, as
                                                       well as other cautionary
                                                       statements throughout
                                                       this prospectus, before
                                                       investing in shares of
                                                       our common stock.

_____________

(1) Based on the closing price of our common stock on the OTC Bulletin Board on October 23, 2006, the principal portions of the callable secured convertible notes plus interest for two years following their original issuance dates, and the related warrants, whose underlying shares of common stock are covered by this prospectus were, or upon their issuance would be, convertible or exercisable into approximately 11,875,000,000 shares of common stock, of which 4,225,836,000 shares of common stock, which amount represents approximately 29% of our currently outstanding shares of common stock, are being registered for resale by the selling security holders hereunder. The common stock offered by the selling security holders assumes exercise of all of the warrants whose underlying shares of common stock are covered by this prospectus in exchange for 20,320,000 shares of common stock and the partial conversion of the principal amount of all of the notes and accrued and unpaid interest into 4,205,516,000 shares of common stock, and the immediate resale of all of those shares of common stock.
(2) The number of shares of common stock that will be outstanding after this offering is based on the 14,385,996,783 shares of common stock outstanding as of October 23, 2006, and excludes the following:

                o 10,000,000 shares of common stock issuable upon exercise of outstanding options to purchase up to 1,000,000 shares of Class B Preferred Stock, each of which shares is convertible into 10 shares of our common stock;
                o 358,758,842 shares of common stock issuable to executive officers for accrued and unpaid bonus compensation and shares of common stock issuable upon exercise of outstanding stock options, warrants and other derivative securities, other than derivative securities covered by this prospectus;
                o approximately 18,200,000,000 shares of common stock issuable upon exercise of warrants or conversion of related debentures or notes whose underlying shares of common stock are not covered by this prospectus;
                o       any additional shares of common stock we may issue from
                    time to time after October 23, 2006.

                                  RISK FACTORS

        An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                            Risks Related to Our Business

     We are in default on the repayment of convertible debentures or notes held by certain security holders, which could have a material and adverse effect on our business, prospects, results of operations or financial condition.

        Unpaid principal and accrued and unpaid interest on our convertible debentures and notes becomes immediately due and payable from one to three years from their dates of issuance, depending on the debenture or note, or earlier in the event of a default. The events of default under the convertible debentures and notes are similar to those customary for convertible debt securities, including breaches of material terms, failure to pay amounts owed, delisting of our common stock from the OTC Bulletin Board or failure to comply with the conditions of listing on the OTC Bulletin Board and cross-defaults on other debt securities.

        As of October 23, 2006, we were in default under our obligations to register for resale shares of our common stock underlying certain of our outstanding convertible debentures and notes due to our failure to timely register for resale a sufficient number of shares of our common stock upon conversion of those convertible debentures and notes. In addition, as of that date, we were also in default under our obligations to make interest payments under nearly all of our outstanding convertible debentures and notes due to our lack of sufficient capital resources to fund those interest payments. As of that date, we owed principal and unpaid interest on our convertible debentures and notes in an aggregate amount of approximately $2,694,000, net of approximately $104,000 of prepaid interest, all of which we believe would be immediately due and payable upon demand by the holders of our secured convertible debentures and notes.

        As a result of the above defaults, the holders of our secured convertible debentures and notes are entitled to pursue their rights to foreclose upon their security interest in all of our assets. In the event that the holders of our secured convertible debentures and notes foreclose upon their security interest in all of our assets, we could lose all of our assets, including our intellectual property and other technology associated with our H-Net(TM) system, which would have a material and adverse effect on our business, prospects, results of operations and financial condition. In addition, the holders of our secured convertible debentures and notes were entitled to demand immediate repayment of the outstanding principal amounts of the debentures and notes and any accrued and unpaid interest. The cash required to repay such amounts would likely have to be taken from our working capital. Since we rely on our working capital to sustain our day to day operations and the development of our H-Net(TM) system, a default on the convertible debentures or notes could have a material and adverse effect on our business, prospects, results of operations or financial condition.

        We have no history of revenues, have incurred significant losses, expect continued losses and may never achieve profitability. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our H-Net(TM) wireless meter reading system.

        We have no history of revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of June 30, 2006, we had an accumulated deficit of approximately $34.8 million. For our fiscal year ended September 30, 2005, we incurred a net loss of approximately $3.1 million and for our fiscal year ended September 30, 2004, we incurred a net loss of approximately $4.2 million. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully deploying our H-Net(TM) wireless meter reading system, or our H-Net(TM) system, and operating or expanding our business. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

        Our significant losses have resulted principally from costs incurred in connection with the development of our H-Net(TM) system and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned deployment of our H-Net(TM) system. Since we have only recently completed the development of our H-Net(TM) system, have no operating history and no existing sources of revenues, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

        Our independent auditors have issued a report questioning our ability to continue as a going concern. This report may impair our ability to raise additional financing and adversely affect the price of our common stock.

        The report of our independent auditors contained in our financial statements for the years ended September 30, 2005 and 2004 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going concern. Reports of independent auditors questioning a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our H- Net(TM) system. We urge potential investors to review this report before making a decision to invest in ConectiSys.

        Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs.

        We require additional financing to produce cost-reduced hardware for our H-Net(TM) system capable of large-scale manufacturing and to complete the development of our H-Net(TM) system. We also require additional funding to obtain and implement contracts and joint venture agreements with meter manufacturers. If we are unable to obtain this financing, we could be forced to delay, curtail or eliminate certain product and service development programs or entirely abandon our planned deployment of our H-Net(TM) system. In addition, our inability to obtain financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

        We need and may be unable to obtain additional financing on satisfactory terms, which may require us to accept financing on burdensome terms that may cause substantial dilution to our shareholders and impose onerous financial restrictions on our business.

        We require additional financing. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing will likely dilute existing shareholders' equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

        We are subject to an injunction imposed by a federal court for violating the federal securities laws, which may make it more difficult to raise financing.

        In 1997, the Securities and Exchange Commission filed suit in the United States District Court in the Central District of California against ConectiSys and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of common stock of ConectiSys in 1996. In March 1999, we agreed with the Securities and Exchange Commission to the terms of a settlement of its litigation against us. Under the terms of that settlement, we dismissed our then-pending appeal of a judgment against us in favor of the Securities and Exchange Commission and accepted a permanent injunction against us prohibiting actions that would violate federal securities laws in connection with the offer, purchase or sale of securities. The Securities and Exchange Commission agreed to waive a requirement of the judgment under appeal that we disgorge $175,000 of proceeds from the sale of our common stock due to our inability to pay this amount. On March 9, 1999, an amended final judgment of permanent injunction and other relief memorializing these agreements was entered in connection with the execution by us of a consent to entry of injunction. An injunction of this nature is viewed unfavorably by analysts and investors and may make it more difficult for us to raise additional debt or equity financing necessary to run our business.

        We rely heavily on our management, and the loss of their services could materially and adversely affect our business.

        Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board and Chief Executive Officer, Robert A. Spigno, and our Chief Technology Officer, Lawrence Muirhead. The loss of Messrs. Spigno or Muirhead or one or more other key members of management could have a material adverse effect on us because each of these individuals has experience and skills upon which we draw heavily in our day-to-day operations, strategic planning or research and development activities. The development and operation of our H-Net(TM) system is largely dependent upon the skills and efforts of Mr. Muirhead. Although we have entered into employment agreements with Messrs. Spigno and Muirhead, we cannot assure the continued services of these key members of our management team. We do not maintain key-man life insurance policies on any member of management.

        We have very limited operating experience; therefore, regardless of the viability or market acceptance of our H-Net(TM) system, we may be unable to achieve profitability or realize our other business goals.

        Our H-Net(TM) system is the result of a new venture. We have been engaged in research and development of automatic meter reading technologies since 1995, and we have only recently completed limited pilot programs for our first and only products embodied in our H-Net(TM) automatic meter reading system. We have generated no operating revenues from our H-Net(TM) system and have not commenced any of the widespread marketing and other functions that we anticipate will be required for successful deployment of our H-Net(TM) system. Deployment of our H- Net(TM) system will involve large-scale cost-reduction manufacturing runs for the production of the components employed in our H-Net(TM) system. Our success will depend in large part on our ability to deal with the problems, expenses and delays frequently associated with bringing a new product to market. Because we have little experience in the deployment and operational aspects of automatic meter reading technologies, we may be unable to successfully deploy and operate our H- Net(TM) system even if our H-Net(TM) system proves to be a viable automatic meter reading solution and achieves market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

        Our failure to attract and retain key personnel could adversely affect our business, financial condition and results of operations.

        Our future success is dependent in part on our ability to attract and retain certain key personnel. We currently have few employees and need to attract additional skilled technical, clerical and managerial personnel in all areas of our business. The competition for such individuals is intense. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified personnel in the future. If we are unable to attract and retain key personnel, our business, financial condition and results of operations could be adversely affected.

        Many companies with greater resources and operating experience are developing technology similar to that employed in our H-Net(TM) system. These companies could successfully compete with us and negatively affect the deployment of our H-Net(TM) system and our opportunity to achieve revenues and/or profitability.

        We anticipate significant competition with our H-Net(TM) system from many companies. Our H-Net(TM) system is designed to compete with companies such as those that offer meter reading services utilizing modem and telephone line communications or drive-by data collection capabilities. Our H-Net(TM) system may compete with numerous companies, including Schlumberger Ltd., Itron, Inc., CellNet Data Systems, Hunt Technologies and Metricom Corporation, each of which has significantly more resources and operational and product development experience than we do. Some of our potential customers, namely, meter manufacturers and utility companies, may decide to develop their own products or service offerings that directly compete with our H-Net(TM) system. Although we believe that our H-Net(TM) system will be competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than ConectiSys will not negatively affect our business prospects and impair our ability to achieve revenues and/or profitability.

        We are targeting a new and evolving market and we cannot be certain that our business strategy will be successful.

        The automation of utility meter reading and data distribution is a relatively new and rapidly changing market. We cannot accurately predict the size of this market or its potential growth. Our system is one possible solution for AMR and data distribution. It has not been adopted as an industry standard and it may not be adopted on a broad scale. Competing systems have been and likely will continue to be selected by utilities and other potential clients. Participants in the utility industry have historically been cautious and deliberate in making decisions concerning the adoption of new technology. This process, which can take up to several years to complete, may include the formation of evaluation committees, a review of different technical options, technology trials, equipment testing and certification, performance and cost justifications, regulatory review, one or more requests for vendor quotes and proposals, budgetary approvals and other steps. Consequently, if our H-Net(TM) system as an AMR solution is unsuccessful and we are unable to enter into AMR or data distribution contracts on terms favorable to us, our business, results of operations and financial condition could be materially and adversely affected.

        The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Accordingly, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

        o the timing and necessity of substantial expenditures for the development and deployment of our H-Net(TM) system;
        o the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
        o the failure of our H-Net(TM) system to satisfy the needs of the market that we intend to target and the resulting lack of widespread or adequate acceptance of our H-Net(TM) system; and
        o the difficulties in managing rapid growth of operations and personnel.

        Our failure to manage growth effectively could impair our business.

        We do not currently have revenue-generating operations but our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, results of operations and financial condition could be materially and adversely affected.

        Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

        We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

        We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost- effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

                           Risks Related to This Offering

        Shares of our common stock eligible or to become eligible for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

     As of October 23, 2006, we had outstanding 14,385,996,783 shares of common stock, of which approximately 1,232,702,205 shares were restricted under the Securities Act of 1933. As of that date, we also had outstanding options, warrants, convertible debentures and notes and preferred stock that were exercisable for or convertible into approximately 22,500,000,000, nearly all of which are covered by registration rights. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.


        Conversion or exercise of our outstanding derivative securities could substantially dilute your investment because the conversion and exercise prices of those securities and/or the number of shares of common stock issuable upon conversion or exercise of those securities are subject to adjustment.

     We have issued various debentures, notes and warrants that are convertible or exercisable at prices that are subject to adjustment due to a variety of factors, including fluctuations in the market price of our common stock and the issuance of securities at an exercise or conversion price less than the then- current exercise or conversion price of those debentures, notes or warrants. As of October 23, 2006, the closing price of a share of our common stock on the OTC Bulletin Board was $.0003. On that date, our debentures, notes and warrants outstanding with adjustable conversion and/or exercise prices were convertible or exercisable into approximately 22,500,000,000 shares of our common stock. The number of shares of common stock that these adjustable securities ultimately may be converted into or exercised for could prove to be greater than this amount if the market price of our common stock declines. You could, therefore, experience substantial dilution of your investment as a result of the conversion or exercise of our outstanding derivative securities.

        The applicable conversion price of our debentures and notes issued to certain security holders is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. However, because the variable conversion price of these debentures and notes has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these debentures and notes. The following table sets forth the number of shares issuable upon conversion of the aggregate principal and all accrued and unpaid interest on our convertible debentures and notes issued to certain security holders and outstanding as of October 23, 2006, which amount was approximately $2,694,000, net of prepaid interest, and is based upon the indicated hypothetical trading prices:

                                            Approximate         Percentage of
     Hypothetical                         Number of Shares       Company's
     Trading Price   Conversion Price(1)     Issuable(2)       Common Stock (3)
     ____________   __________________    ________________    ________________

        $.0008            $.00032           8,400,000,000             37%
        $.0004            $.00016          16,800,000,000             54%
        $.0002            $.00008          33,600,000,000             70%
     $.0001            $.00004          67,200,000,000             82%
    _______________
     (1)     The conversion price of our debentures and notes is the lower of
                40% of the average of the three lowest intraday trading prices of a share of our common stock on the OTC Bulletin Board during the twenty trading days immediately preceding the conversion date, and either (a) $.06 for the March, May and June 2002 convertible debentures, (b) $.01 for the March and May 2003 convertible debentures, (c) $.005 for the November and December 2003, and the February and March 2004 convertible debentures and the March 2005 convertible notes, or (d) $.03 for the March 2006 convertible notes. As of October 23, 2006, the applicable conversion price was approximately $.00012.
        (2) Our current authorized capital allows us to issue a maximum of 50 billion shares of common stock.
     (3)     Amounts are based on 14,385,996,783 shares of our common stock outstanding as of October 23, 2006 plus the corresponding number of shares issuable. Each of the holders of our convertible debentures and notes may not convert our debentures or notes into more than 4.9% of our then-outstanding common stock; however, the holders may waive the 4.9% limitation, thus allowing the conversion of their debentures or notes into a number of shares of common stock in excess of 4.9% of our then-
            outstanding common stock.

        The holders of certain of our convertible debentures and notes may elect to receive payment for accrued and unpaid interest on our debentures and notes in shares of our common stock based on the conversion price and on the same terms described above with respect to conversions of the principal portion of these debentures and notes. As a result of conversions of the principal or interest portion of our convertible debentures and notes and related sales of our common stock by the holders of our convertible debentures and notes, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these debentures and notes. You could, therefore, experience substantial dilution of your investment as a result of the conversion of the principal or interest portions of our convertible debentures and notes.

        If our security holders engage in short sales of our common stock, including sales of shares to be issued upon conversion or exercise of derivative securities, the price of our common stock may decline.

        Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. The decrease in market price would allow holders of our derivative securities that have conversion or exercise prices based upon a discount on the market price of our common stock to convert or exercise their derivative securities into or for an increased number of shares of our common stock. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

        Our current financing arrangements could prevent our common stock from being listed on Nasdaq or other principal markets.

        Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a specified minimum bid price per share. Convertible debenture and convertible note financings, especially those with variable conversion prices with low or no low-price limits, characteristically exert downward pressure on the market for a company's common stock. This pressure, if applied against the market for our common stock, may prevent our common stock from being listed on Nasdaq or other principal markets.

        Our common stock price is subject to significant volatility, which could result in substantial losses for investors and in litigation against us.

        The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. During the twelve months ended September 30, 2005, the high and low closing bid prices of our common stock were $.0095 and $.0002, respectively. The market price of our common stock may exhibit significant fluctuations in the future response to various factors, many of which are beyond our control and which include:

        o variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;
        o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
        o economic conditions specific to the industries in which we operate;
        o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
        o       regulatory developments;
        o       additions or departures of key personnel; and
        o future sales of our common stock or other debt or equity securities.

        If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

        Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.

        Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

        Because our stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

        Our common stock trades under the symbol "CNES" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

        Our preferred stock may delay or prevent a takeover of ConectiSys, possibly preventing you from obtaining higher stock prices for your shares.

        Our board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. Of these shares, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of ConectiSys. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, including among others:

        o       our product development activities;
        o our business strategy for establishing a presence in the AMR market;
        o anticipated trends in our financial condition and results of operations; and
        o our ability to distinguish ourselves from our current and future competitors.

        You can identify forward-looking statements generally by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "could," "seek," "estimate," "continue," "anticipate," "intend," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, or in discussions of strategies, opportunities, plans or intentions. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and expectations that may prove to be incorrect. Although we believe that the assumptions, estimates and expectations reflected in these forward- looking statements are reasonable, actual conditions in the AMR industry, and actual conditions and results in our business, could differ materially from those expressed or implied in these forward- looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur and we cannot assure you that we will achieve our plans, intentions or expectations. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                           PRICE RANGE OF COMMON STOCK

        The following table shows the high and low closing bid prices of our common stock for the periods presented, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Our common stock trades on the OTC Bulletin Board under the symbol "CNES."

                                                        Price Range
                                                        -----------
                                                        High    Low
                                                        ----    ---
Year Ended September 30, 2004:
        First Quarter (October 1 - December 31).... $   0.0069 $ 0.0022
        Second Quarter (January 1 - March 30)......     0.0055   0.0023
        Third Quarter (April 1 - June 30)..........     0.0047   0.0012
        Fourth Quarter (July 1 - September 30).....     0.0013   0.0005

Year Ended September 30, 2005:
        First Quarter..............................  $  0.0095  $0.0006
        Second Quarter.............................     0.0066   0.0015
        Third Quarter..............................     0.0020   0.0005
        Fourth Quarter.............................     0.0006   0.0002

Year Ending September 30, 2006:
       First Quarter...............................  $  0.0003  $0.0002
       Second Quarter..............................  $  0.0020  $0.0001
       Third Quarter...............................  $  0.0014  $0.0004
    Fourth Quarter (Through October 23, 2006)     $  0.0005  $0.0003


     As of October 23, 2006, we had 14,385,996,783 shares of common stock outstanding and held of record by approximately 775 shareholders, and the high and low sale prices of a share of our common stock on the OTC Bulletin Board on that date were $0.0004 and $0.0003, respectively. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                                DIVIDEND POLICY

        We have never paid cash dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We are restricted from paying dividends on our common stock under state law, and the terms of our secured convertible debentures and our callable secured convertible notes. We currently anticipate that we will retain any earnings for use in the continued development of our business.

                                 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2006. You should read this information together with our consolidated financial statements and the notes relating to those statements appearing elsewhere in this prospectus. The table excludes an aggregate of approximately 17,600,000,000 shares of common stock that were issuable as of June 30, 2006 upon conversion or exercise of outstanding convertible debentures, notes, options and warrants, and that were issuable as of that date in connection with staying bonuses payable to certain of our officers.

                                                                June 30, 2006
                                                                -------------
        Long-term debt..........................................$   3,074,998
                                                                 ============
        Shareholders' equity:
           Preferred stock, $1.00 par value. 50,000,000
           shares authorized
             Class A Preferred Stock, $1.00 par value,
               1,000,000 shares authorized; 215,865 shares
               issued and outstanding...........................      215,865
             Class B Preferred Stock, $1.00 par value,
               1,000,000 shares authorized; no shares
               issued and outstanding...........................           -

        Common stock, no par value. 50,000,000,000 shares
           authorized; 13,909,025,887 shares issued
           and outstanding......................................   28,079,735

        Additional paid in capital:
           Class B Convertible Preferred Stock, $1.00 par value,
           1,000,000 shares authorized; no shares issued and
           outstanding; 1,000,000 stock options exercisable.....      100,000

        Common stock, no par value. 23,020,000 stock options and
           warrants exercisable.................................    1,369,815

        Accumulated deficit during development stage............  (34,833,128)
                                                                  ------------
           Total shareholders' equity (deficit).................  $(5,067,713)
                                                                  ------------
           Total capitalization.................................  $(1,992,715)
                                                                  ------------

                        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes and the information included under the caption "Risk Factors" included elsewhere in this prospectus. Except for historical information, the following discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. See "Special Note Regarding Forward-Looking Statements" for further information regarding forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of a number of factors, many of which are beyond our control, including those factors discussed under "Risk Factors" and other headings in this prospectus, which could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys. Our H-Net(TM) system is currently comprised of two principal components: our H-Net(TM) 5.0 product, which itself is comprised of circuitry and a radio transmitter, and our H-Net(TM) BaseStation. Our H-Net(TM) 5.0 product is a component that is designed to be part of a digital energy meter to read and wirelessly transmit meter data to our H-Net(TM) BaseStation. Our H-Net(TM) BaseStation is designed to receive and relay the meter data over standard phone lines to a central location where the data is compiled and utilized.

        We are continuing the development of our H-Net(TM) system. Our recent development efforts have focused on redesigning our H-Net(TM) circuitry from a three-board circuit to a two-board circuit. This redesign was completed in November 2005 and testing of our new H-Net(TM) circuitry has begun. We redesigned our H-Net(TM) circuitry to respond to redesigns of meter products by meter manufacturers. These redesigns by meter manufacturers were directed at reducing costs and resulted in reduced available space for integration of circuitry from third-party technology providers such as ConectiSys.

        In August 2004, we submitted to the FCC our H-Net(TM) 5.0 product for approval for commercialization and sale and received FCC certification for this product in December 2004. In December 2004, we submitted to the FCC our H-Net(TM) BaseStation for approval for commercialization and sale and received FCC certification for this product in March 2005. Concurrently with the development of our H-Net(TM) BaseStation, which is a single-channel design, we have been developing an eight-channel H- Net(TM) BaseStation. Our eight-channel H-Net(TM) BaseStation is designed to communicate with up to 7,500 H-Net(TM) 5.0 product installations per network due to its multiple channel design and to deliver real-time energy consumption data at low-cost. In July 2005, we submitted to the FCC our eight-channel H-Net(TM) BaseStation product for approval for commercialization and sale and received FCC certification for this product in January 2006.

        We have not yet sold any H-Net(TM) systems. However, we are actively pursuing sales of our H-Net(TM) systems with meter manufacturers and other companies in the energy industry. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and a deficiency in working capital. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

Critical Accounting Policies and Estimates

        We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

        The following discussion and analysis is based upon our financial statements, which have been prepared using accounting principles generally accepted in the United States of America. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses, and assets and liabilities, during the periods reported. Estimates are used when accounting for certain items such as depreciation, likelihood of realization of certain assets, employee compensation programs and valuation of intangible assets. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates.

Going Concern Assumption

        We have based our financial statements on the assumption of our operations continuing as a going concern. As a result, we continue to depreciate fixed assets and show certain debts as long-term. As of June 30, 2006, we had a deficiency in working capital of approximately $4.0 million and had incurred continual net losses since our return to the development stage in fiscal 1994 of approximately $34.0 million, which raise substantial doubt about our ability to continue as a going concern. Our plans for correcting these deficiencies include the future sales and licensing of our products and technologies, and the raising of capital through the issuance of common stock and from continued officer advances, which are expected to help provide us with the liquidity necessary to meet operating expenses. An investor group has advanced us an aggregate amount of approximately $5.9 million. Over the longer-term, we plan to achieve profitability through our operations from the sale and licensing of our H-Net (TM) automatic meter-reading system. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue our existence.

Stock-Based Compensation

        Our compensation of consultants and employees with our capital stock is recorded and/or disclosed at estimated market value. The volatile nature of the price of our common stock causes wide disparities in certain valuations.

        Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation," establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non- employees in exchange for equity instruments. We adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock- based employee compensation.

        We adopted the provisions of SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"), on January 1, 2006. Accordingly, compensation costs for all share-based awards to employees are measured based on the grant date fair value of those awards and recognized over the period during which the employee is required to perform service in exchange for the award (generally over the vesting period of the award). We have no awards with market or performance conditions. Excess tax benefits as defined by SFAS 123R (when applicable) will be recognized as an addition to additional paid-in capital. Effective January

1, 2006 and for all periods subsequent to that date, SFAS 123R supersedes our previous accounting under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123R. We have applied the provisions of SAB 107 in its adoption of SFAS 123R.

        We adopted SFAS 123R using the modified prospective transition method, which provides for certain changes to the method for valuing share-based compensation. The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding at the effective date and subsequently modified or cancelled. Estimated compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). In accordance with the modified prospective transition method, our consolidated financial statements for prior periods were not restated to reflect, and do not include, the effect of SFAS 123R.

        The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Shares of our common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Results of Operations

        Comparison of Results of Operations for the Nine Months Ended June 30, 2006 and 2005

        We did not generate any revenues for the nine months ended June 30, 2006 and 2005. Cost of prototypes and samples sold for the nine months ended June 30, 2006 was $188,563 as compared to $135,795 for the nine months ended June 30, 2005, representing an increase of $52,768, or 39%. This increase in cost of prototypes and samples primarily was due to an increase in production of models and prototypes of our H-Net(TM) products that are used for sales and marketing purposes.

        General and administrative expenses decreased by $523,129, or 35%, to $974,460 for the nine months ended June 30, 2006 as compared to $1,497,589 for the same period in 2005. This decrease was primarily due to decreased expenses associated with legal and consulting services.

        Interest expense decreased by $275,683, or 22%, to $1,004,199 during the nine months ended June 30, 2006 as compared to $1,279,882 for the same period in 2005. The decrease in interest expense was primarily attributable to decreased amortization of convertible debt discount.

        Net loss for the nine months ended June 30, 2006 decreased by $746,686, or 26%, to $2,166,580 as compared to a net loss of $2,913,266 for the same period in 2005. The decrease in net loss primarily resulted from the decrease in general and administrative expenses and amortization of convertible debt discount, as discussed above.

        Comparison of Results of Operations for the Fiscal Years Ended September 30, 2005 and 2004

        We did not generate any revenues for the fiscal years ended September 30, 2005 and September 30, 2004. Cost of sales for fiscal 2005 was $245,427 as compared to $95,879 for fiscal 2004, representing an increase of $149,548, or 156%. This increase in cost of sales primarily was due to an increase in production of models and prototypes of our H- Net(TM) products that are used for sales and marketing purposes.

        General and administrative expenses increased by $216,676, or 15%, to $1,676,520 for fiscal 2005 as compared to $1,459,844 for fiscal 2004. This increase in general and administrative expenses primarily was due to increased legal and accounting fees.

        Interest expense decreased by $807,907, or 32%, to $1,715,198 during fiscal 2005 as compared to $2,523,105 for fiscal 2004. This decrease in interest expense primarily was due to a decrease in net borrowings under our convertible debentures and other debt during fiscal 2005.

        Net loss for fiscal 2005 decreased by $1,096,144, or 26%, to $3,132,683 as compared to a net loss of $4,228,827 for fiscal 2004. The decrease in net loss was primarily due to the decrease in interest expense as described above and $504,462 in debt forgiveness income recognized in fiscal 2005 as compared to a $150,000 legal settlement expense incurred in fiscal 2004. These amounts were partially offset by increased general and administrative expenses as described above.

Liquidity and Capital Resources

        During the twelve months ended September 30, 2005 and the nine months ended June 30, 2006, we financed our operations solely from cash on hand and through private placements of securities. We are actively pursuing sales of our H-Net(TM) systems with meter manufacturers and other companies in the energy industry. However, we have not yet sold any H- Net(TM) systems. We have no history of revenues and have incurred significant losses since the beginning of the development of our H- Net(TM) system. We have significant accumulated and working capital deficits. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern. Our consolidated financial statements as of and for the years ended September 30, 2005 and 2004 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

        As of June 30, 2006, we had a working capital deficit of approximately $4.0 million and an accumulated deficit of approximately $34.8 million. As of that date, we had approximately $148,000 in cash and cash equivalents. We had accounts payable and accrued compensation expenses of approximately $2.0 million. We had other current liabilities, including amounts due to officers, accrued interest, notes payable and current portion of long term debt of approximately $2.4 million, including those issued prior to the beginning of fiscal year 2006. As of September 30, 2005, we had a working capital deficit of approximately $2.8 million and an accumulated deficit of approximately $32.7 million. As of that date, we had approximately $519,000 in cash and cash equivalents. We had accounts payable and accrued compensation expenses of approximately $2.0 million. We had other current liabilities, including amounts due to officers, accrued interest, notes payable and current portion of long term debt of approximately $1.5 million, including debts incurred prior to the beginning of fiscal year 2005. To the extent convertible debentures or promissory notes that we have issued are converted into shares of common stock, we will not be obligated to repay the converted amounts.

        Cash used in our operating activities totaled approximately $1,043,000 for the nine months ended June 30, 2006 as compared to cash used in our operating activities of approximately $979,000 for the nine months ended June 30, 2005. Cash used in our investing activities totaled approximately $54,000 in the nine months ended June 30, 2006 as compared to no cash used in or provided by our investing activities in the nine months ended June 30, 2005. Cash used in our operating activities totaled approximately $1.3 million for both the twelve months ended September 30, 2005 and the twelve months ended September 30, 2004. Cash used in our investing activities totaled approximately $34,000 for the twelve months ended September 30, 2005 as compared to approximately $8,000 for the twelve months ended September 30, 2004.

        Cash provided by our financing activities totaled approximately $725,000 for the nine months ended June 30, 2006 as compared to cash provided by our financing activities of approximately $761,000 for the nine months ended June 30, 2005. Cash provided by our financing activities totaled approximately $1.3 million for the twelve months ended September 30, 2005 as compared to approximately $1.9 million for the twelve months ended September 30, 2004. We raised all of the cash provided by financing activities during the twelve months ended September 30, 2005 from the issuance of common stock, convertible debentures and/or promissory notes.

     Unpaid principal and accrued and unpaid interest on our convertible debentures and notes becomes immediately due and payable from one to three years from their dates of issuance, depending on the debenture or note, or earlier in the event of a default. The events of default under the convertible debentures and notes are similar to those customary for convertible debt securities, including breaches of material terms, failure to pay amounts owed, delisting of our common stock from the OTC Bulletin Board or failure to comply with the conditions of listing on the OTC Bulletin Board and cross-defaults on other debt securities.


     As of October 23, 2006, we were in default under our obligations to register for resale shares of our common stock underlying certain of our outstanding convertible debentures and notes due to our failure to timely register for resale a sufficient number of shares of our common stock upon conversion of those convertible debentures and notes. Our registration obligations require us to register for resale 200% of all registrable securities, which are largely comprised of the shares of common stock issuable upon conversion or exercise of our outstanding convertible debentures, notes and warrants. We have historically been unable to register for resale the full required amounts of shares of common stock due in part to limitations in our available authorized capital. As we have increased our authorized capital from time to time, we have often been reluctant to utilize all or nearly all available authorized capital to satisfy our registration obligations. This reluctance arises from our need to maintain available authorized capital for other potential financing transactions that we may need to conduct to fund our research and development and otherwise maintain sufficient capital resources to fund our operations. In addition, because the number of registrable securities is calculated based on a discount to the prevailing market price of our common stock, and market prices for our common stock have generally declined throughout the duration of our convertible debenture and note financings, the number of registrable securities has substantially increased. Accordingly, although we may have been in compliance initially, the decline in market prices for our common stock has caused us to fall out of compliance with our registration obligations.


     As of October 23, 2006, we were also in default under our obligations to make interest payments under nearly all of our outstanding convertible debentures and notes due to our lack of liquidity to fund those interest payments. Although we received substantial cash investments in connection with our convertible debenture and note financing transactions, we have been reluctant to make quarterly cash interest payments to our investors. This reluctance arises from our need to maintain sufficient capital resources to fund our research and development and our operations. However, on various occasions, we have prepaid certain interest amounts in connection with convertible debenture and note financing transactions. In these instances, we were able to at least temporarily, and on occasion fully, comply with our interest payment obligations until the convertible debentures or notes were fully converted into shares of our common stock. In our most recent March 2006 convertible note financing transaction, we did not prepay any interest amounts and we expect to continue indefinitely to be in default of our obligations to make quarterly interest payments under those convertible notes as well as numerous other convertible debentures and notes outstanding from prior financing transactions.


     As of October 23, 2006, we owed principal and unpaid interest on our convertible debentures and notes in an aggregate amount of approximately $2,694,000, net of approximately $104,000 of prepaid interest, all of which we believe would be immediately due and payable upon demand by the holders of our secured convertible debentures and notes.


     As a result of the above defaults, the holders of our secured convertible debentures and notes are entitled to pursue their rights to foreclose upon their security interest in all of our assets. In the event that the holders of our secured convertible debentures and notes foreclose upon their security interest in all of our assets, we could lose all of our assets, including our intellectual property and other technology associated with our H-Net(TM) system, which would have a material and adverse effect on our business, prospects, results of operations and financial condition. In addition, the holders of our secured convertible debentures and notes were entitled to demand immediate repayment of the outstanding principal amounts of the debentures and notes and any accrued and unpaid interest. The cash required to repay such amounts would likely have to be taken from our working capital.
Since we rely on our working capital to sustain our day to day operations and the development of our H-Net(TM)system, a default on the convertible debentures or notes could have a material and adverse effect on our business, prospects, results of operations or financial condition. However, as of that date, other than the receipt of a notice of default, we were not aware of any action taken by the holders of our secured convertible debentures and notes to pursue such rights, and as of that date we also were not aware of any other legal or similar action taken by those holders to enforce their rights or as a result of our defaults under those secured convertible debentures and notes.


        We plan to register for resale with the Securities and Exchange Commission a portion of the shares of common stock underlying the convertible debentures and notes under which we are in default and expect that the convertible debentures and notes ultimately will be converted into shares of our common stock and that we therefore will not be obligated to repay the outstanding principal and accrued and unpaid interest amounts on those debentures and notes.

     As of October 23, 2006, we had issued the following secured convertible debentures and notes, which provide for interest at the rate of 12% per annum, except for the notes issued in March 2005, which provide for interest at the rate of 8% per annum, and the notes issued in March 2006, which provide for interest at the rate of 6% per annum, and warrants to purchase common stock to various accredited inventors in connection with debenture and note offering transactions:


                        Original      Net           Remaining     Accrued and       Warrants
                        Principal  Proceeds to       Principal       Unpaid        Issued in
Issuance Date          Amount ($) ConectiSys ($)(1)  Amount ($)     Interest ($)(2) Offering(#)
---------------        ---------- ----------------- ----------    ---------------- -----------
March 29, 2002...      $ 300,000   $    225,000     $      -      $    27,300             -
May 10, 2002.....        150,000        125,000            -           36,000             -
June 17, 2002....        300,000        238,000            -           72,000             -
November 27, 2002        200,000        144,000            -              -         1,000,000
March 3, 2003....        150,000        100,000            -           27,700         750,000
May 12, 2003.....        150,000        100,000            -           36,000         750,000
November 25, 2003        100,000         76,000            -           24,000         500,000
December 3, 2003          50,000         31,000            -           12,000         250,000
December 31, 2003         50,000         44,000            -           12,000         250,000
February 18, 2004         50,000         35,000            -           12,000         250,000
March 4, 2004....        250,000        203,000            -           59,000       1,250,000
April 19, 2004...        250,000        165,000            -              -           750,000
June 30, 2004....        625,000        452,000            -              -         1,875,000
September 9, 2004        625,000        482,000            -              -         1,875,000
March 17, 2005      1,400,000      1,148,000       1,068,336       111,400       2,800,000
March 8, 2006          1,270,000      1,250,000       1,270,000        30,400      20,320,000
                     -----------    -----------    ------------    ----------      ----------
           Total:     $5,920,000     $4,818,000      $2,338,336    $  459,800      32,620,000
                     ===========    ===========    ============    ===========     ==========

    __________________
    (1) Amounts are approximate and represent net proceeds after deducting expenses incurred in connection with the offering as well as expenses for legal fees incurred in connection with preparation of reports and statements filed with the Securities and Exchange Commission.
    (2) Amounts are approximate and represent accrued and unpaid interest outstanding as of October 23, 2006. The total amount of accrued and unpaid interest does not account for approximately $104,000 of outstanding pre-paid interest.


        Each of the above outstanding secured convertible debentures or notes, except for the convertible notes issued in March 2005 and March 2006, are due one year following their respective issuance dates. The convertible notes issued in March 2005 are due two years following their issuance dates. The convertible notes issued in March 2006 are due three years following their issuance dates. The conversion price of our secured convertible debentures is the lower of 40% of the average of the three lowest intra-day trading prices of a share of our common stock on the OTC Bulletin Board during the twenty trading days immediately preceding the conversion date, and either (a) $.06 for the March, May and June 2002 convertible debentures, (b) $.01 for the November 2002, March and May 2003 convertible debentures, (c) $.005 for the November and December 2003 and the February, March, April, June and September 2004 convertible debentures and the March 2005 convertible notes, or (d) $.03 for the

March 2006 convertible notes. As of October 23, 2006, the applicable conversion price was approximately $0.00012 per share.


        Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.


        As indicated above, our consolidated financial statements as of and for the years ended September 30, 2005 and 2004 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this report and in
Note 2 to our condensed consolidated financial statements included in this report, we have suffered recurring losses from operations and at June 30, 2006 had substantial net capital and working capital deficiencies. These factors, among others, raised substantial doubt about our ability to continue as a going concern and led our independent certified public accountants to modify their unqualified report to include an explanatory paragraph related to our ability to continue as a going concern. The consolidated financial statements included in this document do not include any adjustments that might result from the outcome of this uncertainty.

        We have been, and currently are, working toward identifying and obtaining new sources of financing. Our current convertible debenture and note investors have provided us with an aggregate of approximately $5.9 million in financing to date. No assurances can be given that they will provide any additional financing in the future. Our current secured convertible debenture and note financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of our assets in favor of the convertible debenture and note investors, all of which provisions will restrict our ability to obtain debt and/or equity financing from any investor other than our current investors.

        Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

        If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts that historically have contributed significantly to our competitiveness.

Effect of Inflation

        Inflation did not have any significant effect on our operations during the twelve months ended September 30, 2005 or during the nine months ended June 30, 2006. Further, inflation is not expected to have any significant effect on our future operations.

Impact of New Accounting Pronouncements

        The Financial Accounting Standards Board, or FASB, has established new accounting pronouncements. We do not expect the adoption of these pronouncements to have a material impact on our financial position, results of operations or cash flows.

        In June 2006, the FASB released FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. A company must determine whether it is "more-likely-than-not" that a tax position will be sustained upon examination, including resolution of any related appeals or litigation procedures, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. This interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this interpretation is adopted.

        In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available- for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied.

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. This statement shall be effective for all financial instruments acquired, issued or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006.

                                   BUSINESS

Overview

        We were incorporated in Colorado on February 2, 1986 under the name Coastal Financial Corp. On December 5, 1994, Coastal Financial Corp. changed its name to BDR Industries, Inc. which changed its name on October 16, 1995, to ConectiSys Corporation.

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low-cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys. Our H-Net(TM) system is currently comprised of two principal components: our H-Net(TM) 5.0 product, which itself is comprised of circuitry and a radio transmitter, and our H-Net(TM) BaseStation. Our H-Net(TM) 5.0 product is a component that is designed to be part of a digital energy meter to read and wirelessly transmit meter data to our H-Net(TM) BaseStation. Our H-Net(TM) BaseStation is designed to receive and relay the meter data over standard phone lines to a central location where the data is compiled and utilized.

        We are continuing the development of our H-Net(TM) system. Our recent development efforts have focused on redesigning our H-Net(TM) circuitry from a three-board circuit to a two-board circuit. This redesign was completed in November 2005 and testing of our new H-Net(TM) circuitry has begun. We redesigned our H-Net(TM) circuitry to respond to redesigns of meter products by meter manufacturers. These redesigns by meter manufacturers were directed at reducing costs and resulted in reduced available space for integration of circuitry from third-party technology providers such as ConectiSys.

        In August 2004, we submitted to the FCC our H-Net(TM) 5.0 product for approval for commercialization and sale and received FCC certification for this product in December 2004. In December 2004, we submitted to the FCC our H-Net(TM) BaseStation for approval for commercialization and sale and received FCC certification for this product in March 2005. Concurrently with the development of our H-Net(TM) BaseStation, which is a single-channel design, we have been developing an eight-channel H- Net(TM) BaseStation. Our eight-channel H-Net(TM) BaseStation is designed to communicate with up to 7,500 H-Net(TM) 5.0 product installations per network due to its multiple channel design and to deliver real-time energy consumption data at low-cost. In July 2005, we submitted to the FCC our eight-channel H-Net(TM) BaseStation product for approval for commercialization and sale and received FCC certification for this product in January 2006.

        We have not yet sold any H-Net(TM) systems. However, we are actively pursuing sales of our H-Net(TM) systems with meter manufacturers and other companies in the energy industry. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have significant accumulated and working capital deficits. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

Industry Overview

        Over the past several years, the AMR industry has undergone tremendous growth. Many factors have contributed to this growth, including:

        o a surge in demand for wireless data transmission services that increase the efficiency of meter reading service companies;

        o mandates by federal and state regulators requiring that the energy industry utilize automatic meter reading technologies and read meters with increased frequency;

        o an apparent nation-wide trend toward deregulation of the energy industry, which may enable a large number of new energy service providers to enter the market who will require easily obtainable, accurate and comprehensive data regarding their customers' energy usage; and

        o a growing preference among commercial, industrial and governmental enterprises for automation of remote data acquisition and collection activities through wired and wireless communications technologies.

        Although the need for a comprehensive, low-cost AMR solution has become widespread, a viable solution remains unmet for many reasons, including the following:

        o the high cost of hardware and installation of traditional wireless data collection processes employing technologies similar to cellular or other wireless data transmission towers;

        o the failure of existing AMR systems to satisfy the mandates imposed by government regulations concerning the collection and transmission of data; and

        o the failure of existing AMR systems to provide true two-way data communications, as a result of which those systems are less accurate and do not provide increases in efficiency allowed by two-way data communications systems.

        Responding to the growing demand for communications services and increased competitive pressures, businesses and government organizations that rely heavily on information technology are devoting significant resources to the evaluation and purchase of data transmission products.

        We estimate that there are approximately 125 million energy meters in the United States, approximately 12.5 million of which are located in California. Our goal is to achieve sufficient proliferation of our H- Net(TM) system so that it is installed in one percent of the energy meters in the United States or ten percent of the energy meters in the State of California. Initially, we intend our principal efforts to be focused on the deployment of our H-Net(TM) system in the State of California.

Our Strategy

        We have strived to develop expertise relating to AMR systems and products. Our goal is to become a leading provider of products and services relating to data acquisition from remote locations and data collection at centralized locations. Our business strategy to achieve this goal includes the following elements:

        o Develop strategic relationships. We have explored and intend to continue to explore the possibility of entering into strategic relationships with manufacturers of energy meters, utility companies, energy providers and others in order to promote the adoption of our H- Net(TM) system within the energy and AMR industries.

        o Establish outsource manufacturing for full-scale commercial production. We have the means of outsourcing small-scale production of the products employed in our H-Net(TM) system. We intend to continue the cost-reduction phase of our H-Net(TM) system's development and in doing so, we intend to examine various manufacturing alternatives, including strategic relationships with manufacturers of energy meters and third-party manufacturing of the products employed in our H-Net(TM) system for use in energy meters.

        o Build market share for our products. We intend to establish ourselves as the source for comprehensive, low-cost AMR solutions and plan to focus on building our own market share for our H-Net(TM) system and further develop our H-Net(TM) system where market demand is identified. We also plan to develop new products and enhancements to meet or exceed the evolving requirements of both centralized and remote applications of our technologies.

        o Intensify our marketing activities. As funds become available, we intend to invest in a comprehensive targeted, product-specific marketing program to raise awareness of ConectiSys and our H-Net(TM) system and in order to attract customers.

        o Continue to develop wireless products. We intend to continue to invest in research and development of wireless products to meet the needs of the AMR industry. We believe that the expertise that we have developed in creating our existing H-Net(TM) system will enable us to enhance our products, develop new products and services and respond to emerging technologies in a cost-effective and timely manner.

Our H-Net(TM) System

        Our H-Net(TM) system is designed to enable users to remotely read electronic energy usage meters without the necessity of someone traveling to and physically reading the meter. The predominant method of reading electronic meters is for an individual to travel to the site of the meter and make a record of the data compiled by that meter, either manually as a notation in a log book or electronically by inputting the data into a handheld or other electronic data retention device. In the case of a log book, the information is then typically recorded manually into a centralized database for energy usage tracking and billing purposes. In the case of a electronic data retention device, the information is typically downloaded to a centralized database for these purposes. Residential meters are customarily read on a monthly basis, allowing only a limited ability to track energy usage fluctuations over periods of less than one month. In addition, physical reading of meters is accompanied by the problem of reader error, causing inefficiencies resulting from necessary corrective procedures. Our H-Net(TM) system is designed to provide continuous meter-reading capabilities, address the inefficiencies that accompany physical meter reading and provide additional benefits to its users.

        We believe that the anticipated deployment costs of our H-Net(TM) system are small compared to other AMR products because there are no cellular or other telecommunications or wireless towers to erect or expensive hardware infrastructure to install. We anticipate that all field installations and deployment programs of our H-Net(TM) system will be administered by United Telemetry Company, one of our two wholly-owned subsidiaries. The data collected by H-Net(TM)-equipped meters will be transmitted over the unlicensed ISM 900 MHz radio frequency band. Our H- Net(TM) system allows for high-density data transmissions, which we believe makes it ideal for metropolitan and other crowded areas where a large amount of data would normally be collected.

   H-Net(TM)-Equipped Meters

        Our H-Net(TM) system is comprised of the following two principal components that operate together to provide what we believe to be a comprehensive, low-cost AMR solution: our H-Net(TM) 5.0 product, which itself is comprised of circuitry and a radio transmitter, and our H- Net(TM) BaseStation. In addition to these two principal components, our H-Net(TM) system utilizes a network operating center. The first component of our H-Net(TM) system is an electronic meter put into service at a residence that is equipped with a circuit board that contains a memory module, microprocessor and a two-way radio transmission and receiver device that operates in the ISM 900 MHz radio frequency band. This circuit board may also be retrofitted to some existing meters. We refer to each energy meter equipped with this circuit board and that is connected to our AMR network as an H-Net(TM)- equipped meter or a "node." With the installation of each H-Net(TM)- equipped meter, the existing installed H-Net(TM)-equipped meters self- configure by transmitting configuration data to other H-Net(TM)-equipped meters and receiving configuration data from other H-Net(TM)-equipped meters.

  Base Stations

        Our AMR network, when it is operational, will be partially comprised of these H-Net(TM)-equipped meters, each communicating to another with the final communication of data in a given communication cycle being transmitted to the second component of our H-Net(TM) system, a base station. We anticipate that a base station will be housed in a small metal box, no larger than the size of a shoe box, that contains a memory module, microprocessor, radio transmission and receiver device and a modem. The node and base station configuration is similar to a hub and spoke configuration, but rather than direct communication among each of the nodes and the base station, numerous nodes will communicate with one another in a web configuration with some nodes sending final transmission to the base station of the data collected by many other nodes. The base station is designed to receive data transmissions from various nodes in its local network and use its modem to place a local telephone call and transmit the data it has collected to the third component of our H-Net(TM) system, our network operating center. We anticipate that the base stations will deliver energy meter data four times an hour, twenty-four hours a day to our network operating center.

  Network Operating Center

        We plan to use a computer center located at our main office facility to store the information gathered from the H-Net(TM)-equipped meters. We call this computer center our network operating center. We have designed our network operating center to support up to 250,000 H- Net(TM)-equipped meters. We anticipate that our network operating center will be the central control center for our entire AMR network and will operate in a large geographic area. We plan to use the network operating center to archive all data for future use and as a protective measure against data loss or corruption. After the data archival process, we expect that the network operating center will handle uploading of the data to the Internet where it can be accessed by users directly and also downloaded through an interpreter software program into a utility company's or energy service provider's database. We anticipate that our network operating center will be administered by our wholly-owned subsidiary, eEnergyServices.com, Inc.

  The H-Net(TM) Network

        The H-Net(TM) network, once deployed, will be comprised of our network operating center and local networks, which in turn are each comprised of a base station and H-Net(TM)-equipped meters. Each H-Net(TM)-equipped meter can communicate with other H-Net(TM)-equipped meters that are up to a distance of approximately one-quarter mile away. We plan to install a base station for every H-Net(TM)-equipped meter area. Our base stations are designed to receive data transmissions from up to 7,500 H- Net(TM)-equipped meters. We have designed our system so that a base station can transmit the accumulated data it has received from the H- Net(TM)-equipped meters in its local network by telephone every fifteen minutes by using its modem to communicate with our network operating center. Once the data from the H-Net(TM)-equipped meters arrives from the base stations at the network operating center, the data can be assembled into various formats for billing customers as well as for management of energy purchasing and energy conservation programs.

        Our H-Net(TM) system has certain limitations inherent in each local network, each of which is comprised of H-Net(TM)-equipped meters and a base station. Each local network has the following principal limitations:

        o       it can consist of a maximum of 7,500 H-Net(TM)-equipped meters;

        o each H-Net(TM)-equipped meter must be within approximately one-quarter mile of another H-Net(TM)-equipped meter in the same local network; and

        o       the maximum radius of a local network is five miles.

        In addition to the limitations described above, our H-Net(TM)-equipped meters transmit data using the ISM 900 MHz radio frequency band, which is an unlicensed frequency band. Because this frequency band is regulated, the H-Net(TM) system requires FCC approval for compliance and sales. In August 2004, we submitted to the FCC our H-Net(TM) 5.0 product for approval for commercialization and sale and received FCC certification for this product in December 2004. In December 2004, we submitted to the FCC our H-Net(TM) BaseStation for approval for commercialization and sale and received FCC certification for this product in March 2005. In July 2005, we submitted to the FCC our eight- channel H-Net(TM) BaseStation product for approval for commercialization and sale and received FCC certification for this product in January 2006.

  H-Net(TM) Services

        We plan to offer a wide variety of services to utility companies and energy service providers in addition to reading their customers' energy meters. We anticipate that these services will include energy management, data storage and archiving, and the provision of near real- time energy usage data in order to evaluate energy consumption and determine cost savings procedures. We plan to provide complete billing and accounting transaction services to utility companies and energy providers as well as to end-users of energy.

        Our H-Net(TM) system employs new technology developed to allow utility companies and energy service providers to have a wireless network of intelligent meters, with each meter communicating with another and passing data back and forth, allowing near real-time energy consumption data to be collected. We believe that energy service providers will have an opportunity to save money by efficiently collecting accurate energy usage profiles and using this near real-time energy usage data to competitively bid for energy in the newly deregulated energy markets.

        Our H-Net(TM) system has been designed so that an energy service provider can determine exactly how much electric power a metropolitan area, a neighborhood, or even an individual residence is using. Energy users who have H-Net(TM)-equipped meters will have the ability to check their energy consumption and billing rates in near real-time by obtaining this information over the Internet, which we believe will promote energy conservation.

H-Net(TM) Product Development and Pilot Programs

        Our product development efforts are directed toward developing an AMR solution in the form of our H-Net(TM) system. We believe that our existing expertise in data transmission devices provides us with a strong technology base to pursue this objective. Our product development efforts focus on the following principles:

        o Development of New Products and Technology. We plan to assess domestic and international market trends, with the focus of developing new products designed to meet emerging market demands. In developing new products, we plan to attempt to combine our existing technology base with new technologies to provide a broader range of automation and data communications and data acquisition solutions to end users.

        o Improvement of Existing Technology. We seek to expand the features and functionality of our existing H-Net(TM) system technology through modifications and enhancements to meet the changing needs of the marketplace. We are reviewing the design of our products to determine areas of potential cost savings or enhanced product quality and reliability.

        We believe our future success will depend, in part, upon our ability to expand and enhance the features of our H-Net(TM) system and to develop and introduce new products designed to meet changing customer needs on a cost-effective and timely basis. Consequently, failure by us to respond on a timely basis to technological developments, changes in industry standards or customer requirements, or any significant delay in product development or introduction, could have a material adverse effect on our business and results of operations. We cannot assure you that we will respond effectively to technological changes or new product announcements by others or that we will be able to successfully develop and market new products or product enhancements.

        Beginning in 2000, we successfully launched and completed H-Net(TM) demonstration programs at various locations in southern California. In 2004, we began a similar program in Los Angeles County, California at various sites in the Southern California Edison service territory. Our H-Net(TM) meters for this program were installed by Southern California Edison in May 2004 and the program recorded and continues to record real-time meter data seamlessly and error-free. We are expanding this demonstration program during 2006 and expect that it will continue to grow with additional commercial and residential clients.

        We are in the process of evaluating meter manufacturers as potential business partners for the installation of the H-Net(TM) system into their meters.

        We are actively pursuing and planning other field testing programs with various utility companies and energy service providers across the country. However, we expect that future field testing programs will be in conjunction with the first stages of sales or licensing of our H- Net(TM) system to utility companies, energy service providers and other industry-related parties.

The H-Net(TM) Wireless Network Vision

        We have designed and will continue to design our H-Net(TM) system to deliver a comprehensive and robust AMR solution that enables the realization of substantial efficiencies in the remote meter reading and centralized data collection contexts and that provides numerous features and services. In addition to its many other planned features and services, we are designing our H-Net(TM) system to:

        o constantly monitor an end-user's energy meter and gather meter data and display it on the Internet in fifteen-minute intervals, twenty- four hours a day;

        o allow the end-user to access an information link on the Internet taking them directly to the energy usage data transmitted by their H- Net(TM)-equipped meter;

        o provide utility companies, and energy service providers with reliable and accurate electricity usage records;

        o enable a utility company or an energy service provider to supply to end-users over the Internet information and special incentive offers regarding the use of energy at off-peak times, thereby improving energy conservation during critical peak periods. Other innovative offers may also be implemented such as pre-payment plans and direct purchases of additional energy over the Internet;

        o allow an end-user to pay his or her energy bills over the Internet, at a very low administrative cost to the utility company and reduce billing delays;

        o allow the monitoring of energy usage levels to ensure that utility companies and energy service providers are aware of any delivery problems, including power outages and energy thefts;

        o provide utility companies with the ability of two-way communications to that they may determine which of their customers do not have power without the aid of customer service phone calls, thereby allowing service crews to be dispatched more efficiently. By using our H-Net(TM) system, we believe that utility companies will be in a position to know precisely when each end-user's service is restored and the exact duration of a power outage;

        o enhance safety and convenience by allowing the remote delivery and termination of electricity, with all billing transactions completely automated. We plan to design our H-Net(TM) system to allow end-users to request over the Internet the delivery of electricity;

        o allow the distribution of electricity more efficiently and inexpensively with energy usage and other vital data informing each decision through the entire energy supply channel. We believe that by using our H-Net(TM) system, energy purchasers can make precise forecasts of purchasing requirements, eliminating much of the over- and under- purchasing of energy that contributes to volatile wholesale energy prices;

        o allow end-users who are preparing to terminate or switch energy service providers to use the Internet to inform the current energy service provider of the change. At a precise time, selected by the end- user, our H-Net(TM) system has the ability to read the end-user's H- Net(TM)-equipped meter, pass the information to the current energy service provider's system to produce a final bill, and disconnect the end-user's electricity. In the case of a change in an energy service provider, the data from an H-Net(TM)-equipped meter can automatically be routed to a new energy service provider; and

        o enable lower energy costs as a result of its efficiencies, quicker transactions with less paperwork and reduced potential for error. Lower energy and transaction costs will assist the transition to an open, competitive market for energy.

Government Regulation

        Our H-Net(TM) system is designed to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed. In the United States, our H-Net(TM) system must comply with various regulations defined by the FCC, and Underwriters Laboratories, or other nationally-recognized test laboratories, as well as industry standards.

        The regulatory approval process can be time-consuming and can require the expenditure of substantial resources. The failure of our H-Net(TM) system to comply, or delays in compliance, with the various existing and evolving standards could negatively impact our ability to sell or license our H-Net(TM) system. Government regulations regarding the manufacture, sale and implementation of products and systems similar to our H-Net(TM) system and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have upon our business.

        In August 2004, we submitted to the FCC our H-Net(TM) 5.0 product for approval for commercialization and sale and received FCC certification for this product in December 2004. In December 2004, we submitted to the FCC our H-Net(TM) BaseStation for approval for commercialization and sale and received FCC certification for this product in March 2005. In July 2005, we submitted to the FCC our eight-channel H-Net(TM) BaseStation product for approval for commercialization and sale and received FCC certification for this product in January 2006.

        We do not anticipate that any government regulations will hamper our efforts to deploy our H-Net(TM) system. Rather, the restructuring of the energy market in the United States has required the reading of energy meters much more frequently than the current practice of once a month, thus making the physical meter reading techniques currently in use inadequate. Our H-Net(TM) system is designed to meet various government regulations mandating frequent meter readings and we are attempting to position ourselves so that we will be a beneficiary of these mandates.

Operations

        During the initial design and engineering phases for our H-Net(TM) system, we maintained low overhead costs and we plan to continue to do so until manufacturing and sales of our H-Net(TM) system are underway. We plan to hire additional personnel as needed during the coming year, including managerial, clerical, administration, sales, marketing, and customer service personnel.

        We plan to lease suitable office facilities for our operations within the Southern California area. We plan to initially utilize existing manufacturers to produce our products and will therefore likely not have a short-term need to lease or build manufacturing facilities. We intend to operate not principally as a manufacturer of products, but as a provider of comprehensive, cost-effective AMR solutions, and we plan to outsource manufacturing of the hardware employed in our H-Net(TM) system in order to achieve the highest cost-efficiencies.

Anticipated Revenues and Marketing

        Our H-Net(TM) system is designed to be a comprehensive, cost-effective AMR solution and an alternative to other AMR technologies and physical reading of meters. Our H-Net(TM) system is capable of providing meter data every fifteen minutes, twenty-four hours a day and nearly 3,000 times per month. We estimate that physical readings of a meter cost approximately $1.00 per reading. Our H-Net(TM) system is designed to meet the relatively low cost of physical meter reading while providing nearly 3,000 times more readings per month. We believe that the base cost to operate a fully-deployed H-Net(TM) system is approximately $.20 per meter per month, or approximately $.0000667 per reading.

        We plan to license our H-Net(TM) system technology to meter manufacturers so that they may incorporate it into their meters. We plan on deriving a small royalty per meter sold for every H-Net(TM)-equipped meter. We anticipate that the predominant source of any future revenues will be through recurring monthly service charges for reading, archiving and supplying data from H-Net(TM)-equipped meters and from providing other services described in more detail above. However, despite our belief of the cost-effectiveness and significant advantages of our H- Net(TM) system over physical meter reading practices and other AMR technologies, there can be no assurances that the market we intend to target will adopt or accept our H-Net(TM) system or that we will earn any significant revenues. See "Risk Factors."

        We have developed a marketing plan that was formulated to help us achieve the following objectives:

        o acquisition and retention of strategic beta test placement locations for H-Net(TM)-equipped meters;

        o formation of synergistic partnerships with energy service providers, utilities companies and internet service providers, including joint ventures, license arrangements and strategic alliances;

        o participation in H-Net(TM)-equipped meter manufacturing partnerships and acquisition of Internet commerce sponsorship;

        o promotion of unique features and specialized services of our H-Net(TM) system; and

        o creation of industry awareness by implementing a public relations and marketing campaign along with establishing a relationship with regulatory agencies of the State of California and other states in an attempt to facilitate a long-term solution for the nation's energy needs.

        The current principal target of our marketing and sales efforts is the utility and energy service provider industries. These industries consist of a wide variety of organizations that use data communications in an automated process application, such as utilities and energy management companies. Responding to deregulation and other major changes taking place within the industry, electric power utility companies have become leading advocates in promoting the implementation of automation and technological advancement as a means of achieving cost savings as they enter the competitive arena. Utility companies are automating numerous distinct processes within their operating systems. Our H Net(TM) system is designed for and is expected to be sold for use in:

        o the AMR context, which is intended primarily to eliminate the expense and inefficiencies of human meter readers and also is intended to provide data archival and delivery services as well as additional value-added services for the end-user; and

        o distribution automation, which is the remote monitoring and control of power distribution networks. These control systems are often referred to as SCADA systems. SCADA is an acronym for Supervisory Control and Data Acquisition.

        If sufficient funds are not available for full deployment of our H-Net(TM) system, it is our intention to license our H-Net(TM) technology to various sectors of the energy industry, including meter manufacturers for integration into their meters. We also may license our software and software systems for archival of the data transmitted by H-Net(TM)- equipped meters to various utility companies and energy service providers. Under this scenario, we would also supply support and technical assistance to these various sectors of the energy industry while collecting revenues solely in the form of fees for licensing and support and technical assistance. We expect any revenue from this alternate strategy to be far less than our active participation in the collecting and archiving of meter data and the ancillary services described in greater detail above.

Competition

        Many companies have developed data transmission products designed to meet the growing demand for AMR solutions. We anticipate that our H- Net(TM) system will compete on the basis of features, price, quality, reliability, name recognition, product breadth and technical support and service. We believe that we generally will be competitive in each of these areas. However, many of our existing and potential competitors have significantly more financial, engineering, product development, manufacturing and marketing resources than we have. We cannot assure you that our competitors will not introduce comparable or superior products incorporating more advanced technology at lower prices, or that other changes in market conditions or technology will not adversely affect our ability to compete successfully in the future. We perceive the following companies as being the principal competition to our AMR solution in the form of our H-Net(TM) system:

        Itron Inc.      Itron provides and has installed AMR systems worldwide.
                        Itron provides "drive-by" automated meter reading equipment.

        CellNet Data
        Systems CellNet provides fixed-network wireless AMR systems and has installed systems in Kansas City, Minneapolis, San Francisco, Indianapolis, and through Puget Sound Power. CellNet has technology alliances with the major energy meter manufacturers and was recently acquired by Schlumberger.

        Schlumberger
        Ltd. Schlumberger's Resource Management Systems Division has deployed meter reading systems that include hand-held meter reading devices. Schlumberger recently acquired CellNet and Metricom.

        Hunt Technologies,
        Inc. Hunt provides power line carrier AMR systems with capabilities including substation switching. The market niche for Hunt's AMR systems is rural electric cooperatives.

        Metricom Corporation
                        Metricom provides wireless communication networks with fixed-wireless networks installed in the San Francisco Bay Area, Seattle, Washington, D.C., and at universities. Metricom and Whisper Communications, Inc. have formed an alliance to provide AMR systems. Their AMR systems are installed at KN Energy and Pacific Gas & Electric Company. Metricom recently was acquired by Schlumberger.

        We believe that we will be the only company able to collect data transmitted from H-Net(TM)-equipped meters, thereby ensuring our competitive advantage once we are able to achieve sufficient proliferation of our H-Net(TM)- equipped meters.

Customers

        We do not currently have revenue-generating customers. We have not yet sold any H-Net(TM) systems. However, we are actively pursuing sales of our H-Net(TM) systems with meter manufacturers and other companies in the energy industry. We anticipate that once we commercially produce and install our H-Net(TM) system, our customers will include energy meter manufacturers, energy service providers, utility companies and end-users of energy.

Intellectual Property

        We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

        We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost- effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

Employees

        We have three full time employees and a five person advisory board. Our employees are involved in executive, corporate administration, operations, and sales and marketing functions. We also use the services of outside consultants and experts on many of our projects to help reduce costs. We consider our relations with our employees to be good. None of our employees is represented by a labor union.

Property

        Our principal center of operations is located at 25115 Avenue Stanford, Suite 320, Valencia, California 91355. This 1,500 square foot space is leased for approximately $2250 per month. We believe that our facilities are adequate for our needs for the near future.

Legal Proceedings

        We are not a party to any material pending legal proceedings. We are subject to legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on our financial position, results of operations or cash flows.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of ConectiSys and their ages, positions, business experience and education as of October 23, 2006 are as follows:


        Name             Age             Position
         ----             ---             --------
Robert A. Spigno(1)(2)..  51    Chairman of the Board, Chief
                                  Executive Officer, Chief Financial
                                  Officer and Director

Lawrence Muirhead(1)(2).  47    Chief Technology Officer and Director

Rodney w. Lighthipe.....  59    Treasurer and Secretary

Melissa McGough (1).....  29    Director
    _______________
    (1) Member of Stock Option Committee.
    (2) Member of Nominating Committee.

Business Experience

  Directors

        Robert A. Spigno has served as our Chief Executive Officer, Chairman of the Board and as a member of our board of directors since August 1995. Prior to that time, Mr. Spigno was President, for more than a decade, of S.W. Carver Corp., a company founded by him and his former wife, Patricia A. Spigno, that was a commercial builder of residential homes. Mr. Spigno has over 25 years of experience in executive management and majority ownership of several privately held companies.

        Lawrence Muirhead has served as our Chief Technical Officer and as a member of our board of directors since October 1997. Prior to that time, Mr. Muirhead worked for TRW. Mr. Muirhead has over 18 years of engineering and research and development experience in the aerospace industry, including over 13 years of experience with TRW, where helped lead new product development and deployment. Mr. Muirhead holds a B.S. degree in physics and a B.A. degree in mathematics from the University of California, Santa Barbara, and holds an M.S. degree in physics from the California Institute of Technology.

        Melissa McGough has served as a member of our board of directors since November 1999. Ms. McGough was also our Corporate Administrator from December 1998 until March 2005. Her responsibilities as Corporate Administrator included public relations and management of our daily office activities. Prior to that time, Ms McGough was a student.

Executive Officer

        Rodney W. Lighthipe has served as our Treasurer and Secretary since May 2006 and previously served as an advisor to our board of directors from April 2001 through April 2006. Mr. Lighthipe also served as our President from September 2000 until his resignation in September 2001. Prior to that time, Mr. Lighthipe served as Director of Research for San Diego Gas & Electric from 1992 until 1996 and was responsible for the development and deployment of new technologies. Mr. Lighthipe was Research Manager for Southern California Edison from 1980 to 1987 and organized an international consortium of companies for the design, construction and operation of the world's largest coal gasification plant. Mr. Lighthipe was also Power Contracts Manager for Southern California Edison from 1974 until 1980 during which he opened new transmission paths throughout the Western United States and Canada for the purchase and sale of bulk electric power. Some of Mr. Lighthipe's major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems. Mr. Lighthipe has also acted as a consulting engineer in the energy and telecommunications industries and served two tours of duty in Vietnam as a Lieutenant in the United States Navy.

        All directors hold office until the next annual meeting of shareholders and until their respective successors are elected or until their earlier death, resignation or removal. Each officer of ConectiSys serves at the discretion of the board of directors. There are no other family relationships between or among any directors or executive officers of ConectiSys.

  Advisors to Our Board of Directors

        Dr. Hugo Pomrehn has served as an advisor to our board of directors since April 2001. On June 28, 1992, Dr. Pomrehn was nominated by former President George Bush to serve as the Under Secretary of Energy, and was confirmed by the United States Senate for that position on September 29, 1992. As Under Secretary to Admiral James Watkins, Dr. Pomrehn was the third-ranking official at the U.S. Department of Energy, which employed approximately 170,000 personnel and had an annual budget of $20 billion. Dr. Pomrehn's professional career covers a broad spectrum of involvement with energy and environmental technologies. He has been engaged in engineering and management consulting in the energy and nuclear fields for more than 30 years and was a Vice President of the Bechtel Corporation.

        Aaron R. Sokol has served as an advisor to our board of directors since April 2001. Mr. Sokol is a Vice President at Deutsche Bank Alex Brown where his responsibilities include providing innovative and customized solutions to clients in order to preserve and enhance their wealth. He is also responsible for new business development as well as global financial advisory services for existing and prospective clients. Mr. Sokol joined Deutsche Bank Alex Brown from Los Angeles-based Scudder Kemper Investments, Inc. Mr. Sokol has also served as an Assistant Vice President at First Chicago Capital Markets, Inc., and prior to that, worked in the corporate finance department at Nations Bank Capital Markets, Inc. Mr. Sokol holds a J.D. degree from Boston University School of Law and a M.B.A. in Finance and New Venture Management from the University of Southern California.

        Larry W. Siler has served as an advisor to our board of directors since April 2001. Mr. Siler is currently Manager of Fuel Transportation for Edison Mission Energy in Chicago, Illinois. Mr. Siler was the Coal Supply Superintendent for Commonwealth Edison Company in Chicago from 1988 until 1999. From 1986 until 1988 Mr. Siler was a management and engineering consultant in Austin, Texas. He also held positions as the Fuels Manager, Engineering Supervisor, Staff Engineer and Fuels Engineer for the Lower Colorado River Authority from 1973 until 1986.

        Tod O'Connor has served as an advisor to our board of directors since April 2001. Mr. O'Connor was Director of Government Relations for two Edison International Inc. subsidiaries, Southern California Edison RD&D Department and Edison Technology Solutions from 1993 until 1999. Mr. O'Connor also was employed by Pacific Enterprises and its subsidiary, Southern California Gas Co. from 1989 until 1993, and MARC Associates' Status Group in Washington, D.C. from 1988 until 1989. Mr. O'Connor was a Legislative Aide in the United States House of Representatives where he advised House Speaker Thomas P. (Tip) O'Neill on pending legislation and proposed federal regulations, as well as the Democratic Steering and Policy Committee from 1980 until 1981. Mr. O'Connor is currently

President of O'Connor Consulting Services, Inc. in Woodland Hills, California. Mr. O'Connor holds a L.L.M. degree in labor law from Georgetown University Law Center, Washington, D.C., and a J.D. degree from Suffolk University Law School.

        Dr. Fredric Brauner was appointed to serve as an advisor to our board of directors in October 2003. Dr. Brauner is a doctor of medicine, specializing in dermatology. He graduated from the University of Vienna and became a doctor in 1977. Dr. Brauner, took over his father's practice in 1983 at the University Clinic of Dermatology in Vienna. Dr. Brauner is a key investor in ConectiSys and is leading our efforts to expand our H-Net(TM) system to fit the European marketplace.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all such reports that they file.

        Based solely upon a review of copies of these reports furnished to us during 2005 and thereafter, or written representations received by us from reporting persons that no other reports were required, we believe that all
Section 16(a) filing requirements applicable to our reporting persons during 2005 were complied with, except as described below.

        The following individuals did not timely file the following numbers of Forms 4 to report the following numbers of transactions: Mr. Robert Spigno - 1 report, 1 transaction; and Ms. Patricia Spigno, our former Chief Financial Officer, Treasurer and Secretary - 1 report, 1 transaction.

  Board Committees

        Our board of directors has a Stock Option Committee and a Nominating Committee. Our board of directors does not have an Audit Committee. In the absence of an Audit Committee, the entire board of directors intends to satisfy the duties of that committee. Our Nominating Committee has a written charter.

        During fiscal 2005, our board of directors held twelve meetings and took action by written consent on ten occasions. During fiscal 2005, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors held during the period for which he or she has been a director and the total number of meetings held by all committees of the board on which he or she served during the periods that he or she served.

        Stock Option Committee. Our Stock Option Committee makes recommendations to our board of directors concerning incentive compensation for employees and consultants of ConectiSys and selects the persons entitled to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under those plans. The Stock Option Committee currently consists of Robert A. Spigno, Lawrence Muirhead and Melissa McGough. During fiscal 2005, the Stock Option Committee held one meeting and did not take action by written consent on any occasion. No executive officer of ConectiSys has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of ConectiSys.

        Audit Committee. We do not currently have an Audit Committee. In addition, having no Audit Committee, we do not have an Audit Committee financial expert. As a small, development-stage company, it has been exceedingly difficult for us to attract an independent member of our board of directors, who would qualify as an Audit Committee financial expert, to serve as the sole member of the Audit Committee of our board of directors. We plan to form an Audit Committee consisting solely of one or more independent members of our board of directors, at least one of whom will qualify as an Audit Committee financial expert under the rules and regulations of the Securities and Exchange Commission, once we are able to identify and attract a satisfactory candidate.

        Nominating Committee. Our Nominating Committee currently consists of two directors, Robert A. Spigno, who serves as Chairman, and Lawrence Muirhead, neither of whom is "independent" under the rules and regulations of the Securities and Exchange Commission or under the current Nasdaq listing standards. We intend to reconstitute our Nominating Committee with one or more independent members of our board of directors once we are able to identify and attract a satisfactory candidate.

        Our Nominating Committee assists our board of directors in the selection of nominees for election to the board. The committee determines the required selection criteria and qualifications of director nominees based upon the needs of ConectiSys at the time nominees are considered and recommends candidates to be nominated for election to the board. The Nominating Committee was constituted, and our board of directors adopted a written charter for the Nominating Committee, in June 2004. A copy of the current charter is available on our website at http://www.conectisys.com under the headings "Investor Relations" and "Corporate Governance." During fiscal 2005, our Nominating Committee held no meetings and took action by written consent on one occasion. Our Nominating Committee considered and nominated candidates for directorship in connection with our 2006 annual meeting. No candidates for director nominations were submitted to our board of directors by any shareholder in connection with the election of directors at our 2006 annual meeting.

        Criteria for Director Nominees. Our board of directors believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and automatic meter reading technologies. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders.

        When considering a candidate for director, the Nominating Committee intends to take into account a number of factors, including the following:

        o       independence from management;
        o depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the technology and business of ConectiSys;
        o       education and professional background;
        o       judgment, skill, integrity and reputation;
        o existing commitments to other businesses as a director, executive or owner;
        o       personal conflicts of interest, if any; and
        o       the size and composition of our existing board of directors.

        Prior to nominating a sitting director for re-election at an annual meeting of shareholders, the Nominating Committee intends to consider the director's past attendance at, and participation in, meetings of our board of directors and its committees and the director's formal and informal contributions to his or her respective activities.

        When seeking candidates for director, the Nominating Committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the Nominating Committee may use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Nominating Committee may interview that candidate if it believes the candidate might be suitable to be a director. The Nominating Committee may also ask the candidate to meet with management. If the Nominating Committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board of directors that candidate's appointment or election.

        Shareholder Recommendations for Nominations to the Board of Directors. The Nominating Committee will consider candidates for director recommended by any shareholder that is the beneficial owner of shares representing more than one percent of the then-outstanding shares of common stock of ConectiSys and that has beneficially owned those shares for at least one year. The Nominating Committee will evaluate such recommendations applying its regular nominee criteria and considering the additional information set forth below. Eligible shareholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chairman of the Nominating Committee, ConectiSys Corporation, 24307 Magic Mountain Parkway, Suite 41, Valencia, California 91355. A shareholder recommendation must contain the following information:

        o documentation supporting that the writer is a shareholder of ConectiSys and has been a beneficial owner of shares representing more than one percent of the then-outstanding shares of common stock of ConectiSys for at least one year and a statement that the writer is recommending a candidate for nomination as a director;

        o a resume of the candidate's business experience and educational background that also includes the candidate's name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate's background and qualifications are directly relevant to the business of ConectiSys;

        o the number of shares of common stock of ConectiSys beneficially owned by the candidate;

        o a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of ConectiSys, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

        o detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing shareholder, the candidate, and any affiliate of the proposing shareholder or the candidate;

        o any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

        o a signed consent of the candidate to serve as a director, if nominated and elected.

        In connection with its evaluation, the Nominating Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The Nominating Committee has discretion to decide which individuals to recommend for nomination as directors.

Codes of Ethics

        Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and our Senior Financial Officers.

        The Code of Ethics, as applied to our principal financial officers, constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and would also constitute our "code of conduct" within the meaning of the listing standards of Nasdaq.

        We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

        Information on our Internet website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the Securities and Exchange Commission.

  Compensation Committee Interlocks and Insider Participation

        No member of our board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation of Executive Officers

        The Summary Compensation Table below provides information concerning the annual and long-term compensation for services in all capacities as an employee of ConectiSys of our Chief Executive Officer, our Chief Technology Officer and our former Chief Financial Officer, Treasurer and Secretary, or the named executives, during the years ended September 30, 2005, 2004 and 2003. There were no other executive officers whose annual salary and bonus compensation exceeded $100,000 during the year ended September 30, 2005.

                            Summary Compensation Table

                                                             Long-Term
                                                            Compensation
                                                            ------------
                                                              Awards
                                                            ------------
                                       Annual Compensation   Securities
     Name and                                                Underlying      All Other
     Principal Position       Year     Salary($) Bonus($)(1)  Options(#)   Compensation ($)
     -------------------      -------  --------- ----------- ------------  ----------------
     Robert A. Spigno,        2005     $160,000  $80,000        --               --
     Chief Executive Officer  2004     $160,000  $80,000        --               --
                              2003     $160,000  $80,000        --               --

     Lawrence Muirhead,       2005     $150,000    --           --               --
     Chief Technology Officer 2004     $150,000    --           --               --
                              2003     $150,000    --           --               --

     Patricia A. Spigno,      2005     $ 80,000  $10,000        --               --
     Chief Financial Officer  2004     $ 80,000  $40,000        --               --
     and Secretary            2003     $ 80,000  $40,000        --               --
       _______________</table>
       (1) Amounts represent bonus earned, but deferred and recorded on the books and records of ConectiSys as accrued compensation. Amounts are payable in common stock of ConectiSys based on a conversion price equivalent to 50% of the average of the closing bid and asked prices of a share of ConectiSys common stock for the 30 days prior to the end of the year in which such bonus was earned. Although our agreements with Robert Spigno and with Patricia Spigno provide that the conversion price is to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to the end of the calendar year, Mr. Spigno and Ms. Spigno both voluntarily relinquished their right to receive shares for 2005, 2004 and 2003 based on this conversion price in favor of a conversion price equal to approximately 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to the end of the applicable calendar year.

Stock Option Grants in 2005

        In fiscal 2005, no options or stock appreciation rights were granted to the named executives.

Option Exercises and Fiscal Year-End Values

        The following table sets forth the number of shares acquired and value realized upon exercise of options during the fiscal year ended September 30, 2005 and the number of exercisable and unexercisable in-the-money stock options and their values at September 30, 2005 for the named executives. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

                                    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                              Number of Securities Underlying      Value ($)of Unexercised
                                Shares                               Unexercised Options           In-the-Money Options at
                                Acquired on     Value                September 30, 2005             September 30, 2005 (1)
     Name                       Exercise       Realized ($)   Exercisable(#) Unexercisable(#)    Exercisable    Unexercisable
     ---------------------      ------------    ------------   -------------- ----------------  --------------  ----------------
     Robert A. Spigno              ---             ---          6,443,654          ---               ---             ---
     Lawrence Muirhead             ---             ---             ---             ---               ---             ---
     Patricia Spigno               ---             ---           500,000           ---               ---             ---
     _______________</table>
     (1) The closing sale price of our common stock on the OTC Bulletin Board(R) as of September 30, 2005 was $.0003.

Long-Term Incentive Plan Awards

        In fiscal 2005, no awards were given to named executives under long-term incentive plans.

Compensation of Directors

        Our directors do not receive any compensation in their capacity as members of the board of directors, but may be reimbursed for reasonable expenses incurred in connection with attendance of meetings of the board of directors.

        The advisors to our board of directors each initially received 250,000 shares of common stock as compensation for their advisory services. No additional compensation has been paid and any future compensation will be in the discretion of our board of directors.

        Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        In October 1995, our board of directors set the compensation for Robert
A. Spigno, our Chairman of the Board, Chief Executive Officer and Chief Financial Officer. Mr. Spigno has executed an employment agreement with ConectiSys effective October 2, 1995, as amended by employment agreement amendments effective July 24, 1996, August 11, 1997, September 1, 1999 and March 27, 2000 that provide for annual salary of $160,000 and a bonus of 50% of Mr. Spigno's annual salary, with the bonus payable in common stock of ConectiSys.

        In August 1998, our board of directors set the compensation for Lawrence Muirhead, our Chief Technology Officer. Mr. Muirhead has executed an employment agreement with ConectiSys effective August 1, 1998, that provides for annual salary compensation of $150,000. On November 22, 1999, Mr. Muirhead was granted an option initially expiring December 31, 2002 to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on that date. This option vests upon the achievement of certain specified performance criteria. On January 6, 2003, we extended the expiration date of this option to December 31, 2004.

In October 1995, our board of directors set the compensation for Patricia A. Spigno, our former Chief Financial Officer, Treasurer and Secretary. Ms. Spigno executed an employment agreement with ConectiSys effective October 2, 1996, as amended by employment agreement amendments effective July 24, 1996, September 1, 1999 and March 27, 2000 that provide for annual salary of $80,000 and a bonus of 50% of Ms. Spigno's annual salary, with the bonus payable in common stock of ConectiSys. In May 2006, Ms. Spigno resigned her position as Acting Chief Financial Officer, Treasurer and Secretary.

Report on Repricing of Options and SARs

        No adjustments to or amendments of the exercise price of stock options or stock appreciation rights previously awarded to the named executives occurred in fiscal 2005.

Indemnification of Directors and Officers

        The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

        Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                o       the person conducted himself in good faith;

                o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys, that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

                o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

        Under the CBCA, ConectiSys may not indemnify a director as described above:

                o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

                o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

        Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

        To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ConectiSys under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our Amended Non-Qualified Stock Option and Stock Bonus Plan as well as stock options, warrants and rights issued outside of any formal plan as of September 30, 2005.

                    Number of Securities     Weighted Average    Number of
                  to be Issued Upon Exercise Exercise Price of   Securities
                  of Outstanding Options,    Outstanding         Remaining
                        Warrants           Options, Warrants    Available for
Plan Category         and Rights(1)            and Rights      Future Issuance
------------------- --------------------   ------------------ -----------------
Equity compensation
plans approved by
security holders         N/A                     N/A                   N/A

Equity compensation
plans not approved
by security holders  1,943,654(2)               $0.38                  N/A

Total                1,943,654                  $0.38                  N/A
  _______________
  (1) Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.
  (2) Represents 1,943,654 shares of common stock underlying stock options, warrants and rights issued under our Amended Non-Qualified Stock Option and Stock Bonus Plan and no shares of common stock underlying stock options, warrants and rights issued outside of any formal plan.

        Our Amended Non-Qualified Stock Option and Stock Bonus Plan permits grants of stock bonuses and non-qualified stock options. Vesting periods under our Amended Non-Qualified Stock Option and Stock Bonus Plan vary from person to person, and options under the plan are exercisable subject to certain standard conditions.

Stock Option Plans

  General

        Our Amended Non-Qualified Stock Option and Stock Bonus Plan, including the Non-Qualified Stock Option and Stock Bonus Plans it amends, or the Plan, was adopted and approved by our board of directors effective as of September 11, 2001. The Plan, is designed to enable us to grant compensation and offer an incentive-based compensation system to consultants who do business with ConectiSys. The Plan provides for the grant of nonqualified stock options. As of January 23, 2006, options to purchase a total of 1,943,654 shares of common stock were outstanding under the Plan, and, as no option may be granted under the Plan after January 31, 2006, our board of directors does not consider any options to purchase shares of common stock currently available for issuance under the Plan.

        We filed registration statements on Forms S-8 on December 6, 1999, September 22, 2000 and September 21, 2001 covering the shares of common stock subject to the Plan.

  Shares Subject to the Plan

        A total of 5,000,000 shares of common stock are authorized for issuance under the Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the Plan.

  Administration

        The Plan is administered by a committee of not less than three persons appointed by the board of directors, each of whom must be a director of ConectiSys. The board of directors also may act as the committee at any time or from time to time.

        The committee is empowered to select those eligible persons to whom stock and options shall be granted under the Plan, to determine the time or times at which each option shall be granted and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the Plan. The committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

        The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee. No option may be granted under the Plan after January 31, 2006.

  Option Terms

        Options granted under the Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the option is granted.

        Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than five years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

  Federal Income Tax Consequences

        Holders of non-qualified options do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of a non-qualified option to the extent that the fair market value of the shares of common stock on the date of exercise of the non- qualified option exceeds the exercise price paid. ConectiSys will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of an option under the Plan.

        In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October 1995, our board of directors set the compensation for Robert
A. Spigno, our Chairman of the Board, Chief Executive Officer and Chief Financial Officer. Mr. Spigno has executed an employment agreement with ConectiSys effective October 2, 1995, as amended by employment agreement amendments effective July 24, 1996, August 11, 1997, September 1, 1999 and March 27, 2000 that provide for annual salary of $160,000 and a bonus of 50% of Mr. Spigno's annual salary, with the bonus payable in common stock of ConectiSys.

        In August 1998, our board of directors set the compensation for Lawrence Muirhead, our Chief Technology Officer. Mr. Muirhead has executed an employment agreement with ConectiSys effective August 1, 1998, that provides for annual salary compensation of $150,000. On November 22, 1999, Mr. Muirhead was granted an option initially expiring December 31, 2002 to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on that date. This option vests upon the achievement of certain specified performance criteria. On January 6, 2003, we extended the expiration date of this option to December 31, 2004.

        In October 1995, our board of directors set the compensation for Patricia A. Spigno, our former Chief Financial Officer, Treasurer and Secretary. Ms. Spigno executed an employment agreement with ConectiSys effective October 2, 1996, as amended by employment agreement amendments effective July 24, 1996, September 1, 1999 and March 27, 2000 that provide for annual salary of $80,000 and a bonus of 50% of Ms. Spigno's annual salary, with the bonus payable in common stock of ConectiSys. In May 2006, Ms. Spigno resigned her position as Acting Chief Financial Officer, Treasurer and Secretary.

        On September 1, 2002, we executed a promissory note due September 1, 2003 in favor of Robert Spigno in the principal amount of $87,100 representing amounts borrowed from Mr. Spigno prior to that date. On September 1, 2003 we executed a replacement promissory note in favor of Mr. Spigno in the amount of $36,000. As of September 30, 2005, approximately $12,000 of principal and accrued and unpaid interest under this note remained outstanding. During fiscal 2005, we borrowed various amounts from time to time from Mr. Spigno and as of May 18, 2006, no principal or accrued and unpaid interest under this note remained outstanding. Under the note, any outstanding principal and accrued and unpaid interest is due on demand and any outstanding principal accrues interest at an annual rate of 18%.

        On October 1, 2002, we owed Patricia A. Spigno approximately $8,140 resulting from cash advances, other borrowings and related accrued interest. On September 1, 2003 we executed a replacement promissory note in favor of Ms.

Spigno in the amount of $50,000. We borrowed additional funds from Ms. Spigno resulting in approximately $49,000 owed to Ms. Spigno as of September 30, 2005. During fiscal 2005, we borrowed various amounts from time to time from Ms. Spigno and as of May 18, 2006, no principal or accrued and unpaid interest under this note remained outstanding. Under the note, any outstanding principal and accrued and unpaid interest is due on demand and any outstanding principal accrues interest at an annual rate of 18%.

        On December 10, 2003, Mr. Spigno exercised a portion of an option to purchase 15,845 shares of Class A Preferred Stock for $1.00 per share, which was the estimated value on that date.

        Effective December 31, 2003, Robert Spigno earned bonus compensation under his employment arrangement with ConectiSys in the amount of $80,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. Although our agreement with Mr. Spigno provides that the conversion price is to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003, Mr. Spigno voluntarily relinquished his right to receive shares for 2003 based on this conversion price in favor of a conversion price equal to 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. The number of shares of common stock of ConectiSys issuable in connection with this bonus is 15,094,340.

        Effective December 31, 2003, Patricia Spigno earned bonus compensation under her employment arrangement with ConectiSys in the amount of $40,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. Although our agreement with Ms. Spigno provided that the conversion price was to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003, Ms. Spigno voluntarily relinquished her right to receive shares for 2003 based on this conversion price in favor of a conversion price equal to 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. The number of shares of common stock of ConectiSys issuable in connection with this bonus is 7,547,170.

        On January 6, 2004, we repriced Robert Spigno's fully-vested option to purchase up to 500,000 shares of Class B Preferred Stock from an exercise price of $0.50 per share to an exercise price of $.05 per share. The exercise price of $.05 per share equates to $.005 per share of common stock if the Class B Preferred Stock were converted, which was in excess of the price of our common stock on that date. This option was granted on September 11, 2001 and vested immediately with an initial exercise price of $2.50 per share which equaled $.25 per share of common stock if the Class B Preferred Stock were converted, which was the price of our common stock on that date. On June 28, 2002 this option was repriced from an exercise price of $2.50 per share to an exercise price of $.50 per share, which was in excess of the price of our common stock on that date. This option expires on November 1, 2009.

        Effective December 31, 2004, Robert Spigno earned bonus compensation under his employment arrangement with ConectiSys in the amount of $80,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2004. Although our agreement with Mr. Spigno provides that the conversion price is to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2004, Mr. Spigno voluntarily relinquished his right to receive shares for 2004 based on this conversion price in favor of a conversion price equal to 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31,

2004. The number of shares of common stock of ConectiSys issuable in connection with this bonus is 27,586,207.

        Effective December 31, 2004, Patricia Spigno earned bonus compensation under her employment arrangement with ConectiSys in the amount of $40,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2004. Although our agreement with Ms. Spigno provided that the conversion price was to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2004, Ms. Spigno voluntarily relinquished her right to receive shares for 2004 based on this conversion price in favor of a conversion price equal to 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2004. The number of shares of common stock of ConectiSys issuable in connection with this bonus is 13,793,103.

        Effective December 31, 2005, Robert Spigno earned bonus compensati on under his employment arrangement with ConectiSys in the amount of $80,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2005. Although our agreement with Mr. Spigno provides that the conversion price is to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2005, Mr. Spigno voluntarily relinquished his right to receive shares for 2005 based on this conversion price in favor of a conversion price equal to 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2005. The number of shares of common stock of ConectiSys issuable in connection with this bonus is 289,156,627.

        In May 2006, Rodney W. Lighthipe was appointed as Treasurer and Secretary of Conectisys at an initial monthly salary of $4,000. Prior to his appointment and since February 2006, Mr. Lighthipe received monthly consulting fees of $4,000 in connection with consulting services rendered to ConectiSys.

        We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," "Compensation of Executive Officers" and "Compensation of Directors."

                        PRINCIPAL AND SELLING SECURITY HOLDERS

     As of October 23, 2006, a total of 14,385,996,783 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering by:


        o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock as of the date of the table;
        o       each selling security holder;
        o       each of our directors;
        o each executive officer named in the Summary Compensation Table contained elsewhere in this prospectus; and
        o       all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes or preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

     All of the shares of common stock being offered under this prospectus are issuable upon conversion of the principal and accrued and unpaid interest on the notes or upon exercise of warrants that were acquired by the selling security holders from us in connection with a private placement that we made effective on March 8, 2006, in which we issued an aggregate of $1.27 million in principal amount of callable secured convertible notes due March 8, 2009 to four accredited investors in exchange for aggregate gross proceeds of $1.27 million in cash and we also issued warrants to purchase up to an aggregate of 20,320,000 shares of our common stock. An aggregate of 4,205,516,000 shares issuable upon conversion of the principal and accrued and unpaid interest on the callable secured convertible notes and an aggregate of 20,320,000 shares underlying the warrants are offered for resale under this prospectus.


        The callable secured convertible notes bear interest at an initial rate of 6% per year. The initial conversion price of the notes is equal to the lesser of (i) 40% of the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding a conversion date, and (ii) $.03. The conversion price also is subject to customary anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like.

        The shares of common stock being offered under this prospectus include shares of common stock issuable upon conversion of interest on the above convertible notes that may accrue up to two years after their initial issuance.

     The warrants are exercisable at a price per share equal to $0.0009 through March 8, 2011 and also contain standard cashless exercise provisions in the event the resale of the shares of common stock issuable upon exercise of the warrants is not registered under an effective registration statement. The warrants contain customary representations, warranties and covenants.


        The shares of common stock being offered under this prospectus include shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the related warrants without regard to the exercise limitations described below.

        The terms of the callable secured convertible notes and the warrants prohibit conversion of the notes or exercise of the warrants to the extent that conversion of the notes would result in the note investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the note investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock. A note investor may waive the 4.9% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a note investor from converting or exercising a callable secured convertible note or warrant and selling shares underlying the note or warrant in stages over time where each stage does not cause the investor and its affiliates to beneficially own shares in excess of the limitation amounts. Despite the limitations contained in the callable secured convertible notes and warrants, the number of shares shown in the table as beneficially owned by each note investor prior to this offering is in excess of 4.9% of the shares of our common stock outstanding based on the date of the table. The number of shares being offered by each note investor under this prospectus is in excess of the amount of shares issuable to that investor without such investor's waiver of the conversion and exercise limitations discussed above.

        We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

        o the date that all shares of common stock offered under this prospectus may be resold by those holders in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, under Rule 144 under the Securities Act; and

        o the date that all shares of common stock offered by those holders under this prospectus have been resold.

        We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

        The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed in the table below.

Name and Address of              Title of        Shares Beneficially Owned       Shares        Shares Beneficially
of Beneficial Owner (1)(2)        Class          Prior to the Offering       Being Offered  Owned After the Offering(3)
                                                        Number                                 Number     % of Class
__________________________      ________        _________________________    _____________   __________________________
Robert A. Spigno...........     Common              345,550,660(4)                --          345,550,660     1.82%
                            Class A Preferred           450,020(5)                --              450,020   100.00%
                            Class B Preferred           500,000(6)                --              500,000    50.00%

Lawrence Muirhead.........       Common                 971,393                   --              971,393       *

Rodney W. Lighthipe.......       Common                 852,388                   --              852,393       *

Melissa McGough...........       Common                 354,138                   --              354,138       *

AJW Offshore, Ltd.........       Common           2,577,759,960(7)         2,577,759,960(7)   958,969,302(7)   4.90%

AJW Qualified Partners, LLC.     Common           1,140,975,720(7)         1,140,975,720(7)   958,969,302(7)   4.90%

AJW Partners, LLC.........       Common             464,841,960(7)           464,841,960(7)   958,969,302(7)   4.90%

New Millennium Capital
   Partners II, LLC.......       Common              42,258,360(7)            42,258,360(7)   533,638,390(7)   2.79%

All directors and executive
  officers as a group
  (4 persons).............       Common             347,728,579(8)                 --         347,728,579      1.83%
                            Class A Preferred           450,020(5)                 --             450,020    100.00%
                            Class B Preferred           500,000(6)                 --             500,000     50.00%

        _______________
        * Less than 1.00%</table>
        (1) The address of each director and executive officer named in this table is c/o ConectiSys Corporation, 24307 Magic Mountain Parkway, Suite 41, Valencia, California 91355. Mr. Spigno and Mr. Muirhead are directors and executive officers of ConectiSys. Ms. McGough is a director of ConectiSys. Mr. Lighthipe is Treasurer and Secretary of ConectiSys.
        (2) The address of each of AJW Partners, LLC, New Millennium Capital Partners II, LLC and AJW Qualified Partners, LLC and AJW Offshore, Ltd. is 1044 Northern Boulevard, Suite 302, Roslyn, New York 11576. AJW Offshore, Ltd. was formerly known as AJW/New Millennium Offshore, Ltd. and AJW Qualified Partners, LLC was formerly known as Pegasus Capital Partners, LLC.
     (3)     Assumes all shares of class being offered are sold and is based on 14,385,996,783 shares outstanding plus the 4,225,836,000 shares offered and assumed sold under this prospectus.
        (4) Includes (i) 4,992,556 shares held directly, (ii) 5,000,000 shares issuable upon conversion of Class B Preferred Stock, and
                (iii) 335,558,104 shares issuable in connection with payment of annual bonuses for calendar years 2002 through 2005. Mr. Spigno holds an option to purchase up to 500,000 shares of Class B Preferred Stock.
        (5) Includes (i) 215,865 shares held directly, and (ii) 234,155 shares underlying an option to purchase Class A Preferred Stock.
        (6) Represents an option to purchase up to 500,000 shares of Class B Preferred Stock.
        (7) The number of shares set forth in the table for the selling security holders represents an estimate of the number of shares of common stock to be offered by the selling security holders. The actual number of shares of common stock issuable upon conversion of the debentures and notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock conversion of the debentures and notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of
             1933.  Under the terms of the notes, if the notes had actually been converted on October 23, 2006, the conversion price would have been approximately $.00012. The exercise price of the warrants is $.0009.
        (8) Includes (i) 7,170,475 shares held directly, (ii) 5,000,000 shares issuable upon conversion of Class B Preferred Stock, and
                (iii) 335,558,104 shares issuable in connection with payment of annual bonuses to Mr. Spigno for calendar years 2002 through 2005. Mr. Spigno holds an option to purchase up to 500,000 shares of Class B Preferred Stock.

                                PLAN OF DISTRIBUTION

        The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

        o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
        o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
        o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;
        o an exchange distribution in accordance with the rules of the applicable exchange;
        o       privately negotiated transactions;
        o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
        o       transactions to cover short sales;
        o distribution of the shares by any selling security holder to its partners, members or stockholders;
        o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;
        o one or more underwritten public offerings on a firm commitment or best efforts basis;
        o       a combination of any of these methods of sale; or
        o       any other method permitted by applicable law.

        The sale price to the public may be:

        o       the market price prevailing at the time of sale;
        o       a price related to the prevailing market price;
        o       at negotiated prices; or
        o a price the selling security holder determines from time to time.

        The shares may also be sold under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

        The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of ConectiSys or derivatives of ConectiSys securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

        If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker- dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

        The selling security holders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

        The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

        This prospectus does not cover the sale or other transfer of the secured convertible debentures, notes or the warrants held by the selling security holders or the issuance of shares of common stock to the holders of the secured convertible debentures, notes or the warrants upon conversion or exercise. If a selling security holder transfers its secured convertible debentures, notes or warrants prior to conversion or exercise, the transferee of the secured convertible debentures, notes or warrants may not sell the shares of common stock issuable upon conversion of the secured convertible debentures or notes or upon exercise of the warrants under this prospectus unless we amend or supplement this prospectus to cover such sales.

        In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

        For the period a selling security holder holds the secured convertible debentures, notes or the warrants, the selling security holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the secured convertible debentures or notes or upon exercise of the warrants. The terms on which we could obtain additional capital during the period in which the secured convertible debentures, notes or the warrants remain outstanding may be adversely affected. The holders of the secured convertible debentures, notes and the warrants are most likely to voluntarily convert their secured convertible debentures and notes or exercise their warrants when the conversion or exercise price is less than the market price of our common stock. However, we offer no assurances as to whether any of those derivative securities will be converted or exercised.

        We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

        We and certain of the selling security holders have agreed to indemnify one another against certain losses, claims, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 50 billion shares of common stock, no par value per share, and 50 million shares of preferred stock, $1.00 par value per share. Of the 50 million authorized shares of preferred stock, one million shares have been designated as Class A Preferred Stock, or Class A Preferred, one million shares have been designated as Class B Preferred Stock, or Class B Preferred, and the remaining 48 million shares are undesignated. As of October 23, 2006, there were 14,385,996,783 shares of common stock outstanding held by approximately 775 shareholders of record, 215,865 shares of Class A Preferred outstanding held by one holder of record and no shares of Class B Preferred outstanding.


        The following is a summary description of our capital stock.

  Common Stock

        The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

        The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

  Preferred Stock

        Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

  Class A Preferred

        Each share of Class A Preferred is entitled to 100 votes per share on all matters presented to our shareholders for action. The Class A Preferred does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

  Class B Preferred

        Each share of Class B Preferred is convertible into 10 shares of our common stock. The Class B Preferred does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.


  Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its telephone number is (972) 788-4193.

                                LEGAL MATTERS

        The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

                                  EXPERTS

        The consolidated financial statements of ConectiSys as of and for the years ended September 30, 2005 and 2004 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Hurley & Company, independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of Hurley & Company as experts in auditing and accounting.

                    WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB 2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

        For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

        The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.conectisys.com.

        All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                          CONECTISYS CORPORATION
                       INDEX TO FINANCIAL STATEMENTS
                                                                   Page
                                                                   ----
Condensed Consolidated Financial Statements As Of And For The
-------------------------------------------------------------
      Three and Nine Months Ended June 30, 2006 and 2005
      --------------------------------------------------

Condensed Consolidated Balance Sheets as of June 30, 2006(unaudited)F-1

Consolidated Statements of Operations for the Three and Nine
     Months Ended June 30, 2006 and 2005 and the
     Cumulative Period From December 31, 1990 (Inception)
     Through June 30, 2006 (unaudited)..............................F-3

Consolidated Statements of Changes in Shareholders'
     Equity (Deficit) for the Cumulative Period From
     December 31, 1990 (Inception) Through June 30, 2006 (unaudited)F-4

Consolidated Statement of Cash Flows for the Nine
     Months Ended June 30, 2006 and 2005 and the Cumulative
     Period From December 31, 1990 (Inception) Through
     June 30, 2006 (unaudited)......................................F-14

Notes to Condensed Consolidated Financial Statements (unaudited)....F-17

Consolidated Financial Statements As Of And For The Years Ended
---------------------------------------------------------------
     September 30, 2005 and 2004
     --------------------------
Report of Independent Registered Public Accounting Firm.............F-54

Consolidated Balance Sheet for the Year Ended September 30, 2005....F-56

Consolidated Statements of Operations for the Years
     Ended September 30, 2005 and 2004..............................F-58

Consolidated Statements of Changes in Shareholders' Equity (Deficit)
     for the Years Ended September 30, 2005 and 2004................F-59

Consolidated Statements of Cash Flows for the Years Ended September
     30, 2005 and 2004..............................................F-68

Notes to Consolidated Financial Statements for the Years Ended
     September 30, 2005 and 2004....................................F-71

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006
                                                                  June 30,
                                                                    2006
                                                                 Unaudited

Assets
Current assets
  Cash and cash equivalents                                $           147,803
  Prepaid expenses                                                      85,536
                                                             -----------------
Total current assets                                                   233,339

Property and equipment, net of accumulated
  depreciation of $349,975                                              82,281

Other assets
  License and technology, net of accumulated
    amortization of $421,478                                                 0
  Loan fees, net of accumulated
    amortization of $514,804                                            24,751
                                                             -----------------
Total assets                                               $           340,371
                                                             =================


The accompanying notes are an integral part of these condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006

                                                                  June 30,
                                                                    2006
                                                                 Unaudited

Liabilities and shareholders' equity (deficit)
Current liabilities
  Accounts payable                                         $           160,659
  Accrued compensation                                               1,841,372
  Due to officers                                                          440
  Accrued interest payable                                             298,031
  Other current liabilities                                             32,584
  Notes payable and current portion of
    long-term debt                                                   2,021,339
                                                             -----------------
Total current liabilities                                            4,354,425

Long-term debt, net of current portion                               1,053,659
                                                             -----------------

Total liabilities                                                    5,408,084

Shareholders' equity (deficit)
Preferred stock - Class A, $1.00 par value;
  1,000,000 shares authorized, 215,865 shares
  issued and outstanding                                               215,865
Convertible preferred stock - Class B, $1.00
  par value; 1,000,000 shares authorized,
  -0- shares issued and outstanding                                          0
Common stock - 50,000,000,000 shares authorized,
  no par value; 13,909,025,887 shares issued
  and outstanding                                                   28,079,735
Additional paid-in capital:
  Convertible preferred stock - Class B $1.00 par
    value, 1,000,000 stock options exercisable                         100,000
  Common stock, no par value 23,020,000
    options and warrants exercisable                                 1,369,815

Accumulated deficit during development stage                       (34,833,128)
                                                             -----------------
Total shareholders' equity (deficit)                                (5,067,713)
                                                             -----------------
Total liabilities and shareholders' equity (deficit)       $           340,371
                                                             =================


The accompanying notes are an integral part of these condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended June 30, 2006 and 2005
And the Cumulative Period
From December 31, 1990 (Inception) Through June 30, 2006

<table>                                                                                                     Dec. 1, 1990
                                                                                                            (Inception)
                                                                                                              Period
                                 3 Months Ended      3 Months Ended     9 Months Ended     9 Months Ended     Through
                                      June 30,            June 30,            June 30,           June 30,     June 30,
                                        2006                2005               2006               2005          2006
                                     Unaudited          Unaudited           Unaudited          Unaudited      Unaudited
                                                                                                             C>
Revenues                        $                0 $                 0 $                0 $                0 $  517,460

Cost of prototypes and samples              67,903              32,121            188,563            135,795  1,319,932
                                 -----------------  -----------------   -----------------  ----------------- ----------
Gross loss                                 (67,903)            (32,121)          (188,563)          (135,795)  (802,472)

General and administrative expenses        249,349             397,652            974,460          1,497,589 22,652,608
Bad debt                                         0                   0                  0                  0  1,680,522
Write-off of intangible assets                   0                   0                  0                  0  1,299,861
                                  -----------------  -----------------   -----------------  ----------------- ----------
Loss from operations                      (317,252)           (429,773)        (1,163,023)        (1,633,384)(26,435,463)

Other income (expenses)
  Forgiveness of debt                            0                   0                  0                  0     504,462
  Settlement                                     0                   0                  0                  0    (125,000)
  Other income                                   0                   0                  0                  0      12,072
  Interest income                              642                   0                642                  0     103,566
  Interest expense                        (387,305)           (549,666)        (1,004,199)        (1,279,882) (7,877,523)
  Minority interest                              0                   0                  0                  0      62,500
                                 ------------------  -----------------   -----------------  ----------------- -----------
Net loss                         $        (703,915)  $        (979,439)       (2,166,580)$       (2,913,266)$(33,755,386)
                                  =================  =================   =================  ================ ============
Weighted average shares
outstanding                         13,711,421,521       4,606,915,696     10,675,043,498      2,743,784,176

Net loss per share-basic and diluted         (0.00)              (0.00)             (0.00)             (0.00)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006



                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
 Debt repayment, February 13,
  1995                               -          -        2,040     408,000        -          -            -       408,000
 Debt repayment, February 20,
  1995                               -          -        4,778     477,810        -          -            -       477,810
 Acquisition of assets, CIPI
  February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
 Acquisition of assets, April 5,
  1995                               -          -       15,000         -          -          -            -           -
 Cash and services, April and
  May 1995                           -          -       16,000     800,000        -          -            -       800,000
 Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
 Acquisition of assets and
  services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
 Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
 Acquisition of assets,
  September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
 Return of assets, CIPI
  September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                               ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
Balance,
 November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

Shares issued in exchange for:
 Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
 Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
 Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
 Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000

The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006



                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares returned and canceled,
  March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
 Services, April, 1996               -          -           13       2,069        -          -            -         2,069
 Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
 Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
 Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                               --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
Balance,
 November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

Shares issued in exchange for:
 Services, March, 1997               -          -          228       6,879        -          -            -         6,879
 Services, April, 1997               -          -          800      13,120        -          -            -        13,120
 Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
 Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
 Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
Adjustment for partial shares due
 to reverse stock split (1:20)       -          -          113         -          -          -            -           -
 Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
 Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
 Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
 Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                               --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
Balance,
 November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869


The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006



                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, December, 1997
  through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
 Debt repayment, April, 1998
  through September, 1998            -          -      250,000     129,960        -          -            -       129,960
 Cash, January, 1998 through
  July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
 Acquisition of assets,
  July, 1998                         -          -      300,000     421,478        -          -            -       421,478
 Acquisition of remaining 20%
  minority interest in
  subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
 Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                               --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

Shares issued in exchange for:
 Shares returned and canceled,
  December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
 Services, December, 1998
  through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
 Cash, December, 1998
  through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
 Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                               --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
Balance,
 September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)

The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares re-acquired and
  canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
Shares issued in exchange for:
 Services, October, 1999 through
  September, 2000, valued from
  $0.25 to $0.80 per share           -          -    2,405,469     990,949        -          -            -       990,949
 Retainers, debt and accrued
  liabilities, October, 1999
  through September, 2000, valued
  from $0.25 to $1.57 per share      -          -    2,799,579   1,171,638        -          -            -     1,171,638
 Cash, October, 1999 through
  September, 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                    -          -    2,295,482     839,425        -      (15,450)         -       823,975
Issuance of 563,500 consultant
  stock options, March, 2000,
  at an exercise price of $2.00
  per share                          -          -          -           -      214,130        -            -       214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March, 2000,
  to $0.38 and approximately $0.39
  per share                          -          -          -           -    1,113,610        -                  1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May, 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange
  for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
Issuance of 500,000 consultant
  stock options, September, 2000,
  with floating exercise prices
  set at 15% below current market    -          -          -           -       65,000        -            -        65,000
Net loss for the year                -          -          -           -          -          -     (3,812,140) (3,812,140)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2000              140,020    140,020 23,527,738  16,187,421  1,235,005    (15,450) (18,416,864) (  869,868)

The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, October, 2000 through
  September, 2001, valued from
  $0.11 to $0.40 per share           -   $      -    3,471,007 $   572,790 $      -   $      -   $        -   $   572,790
 Retainers, debt and accrued
  liabilities, October, 2000
  through September, 2001, valued
  from $0.11 to $0.43 per share      -          -    3,688,989     487,121        -          -            -       487,121
 Cash, October, 2000 through
  March, 2001, with subscription
  prices ranging from $0.075 to
  $0.083 per share                   -          -    1,045,500      78,787        -          -            -        78,787
Collection of stock subscription
  receivable, October, 2000,
  on 61,800 shares                   -          -          -           -          -       15,450          -        15,450
Exercise of 400,000 common
  stock options, January, 2001,
  at a strike price of $0.085 per
  share, in exchange for debt        -          -      400,000      86,000    (52,000)       -            -        34,000
Issuance of 1,000,000 common
  stock warrants, April, 2001,
  at an exercise price of $0.192
  per share, in conjunction with
  $300,000 principal value of
  8% convertible debt                -          -          -           -       77,228        -            -        77,228
Issuance of 2,000,000 consultant
  stock options, September, 2001,
  at a strike price of $0.13 per
  share                              -          -          -           -      115,000        -            -       115,000
Beneficial conversion option,
  April, 2001 through September,
  2001, pertaining to $300,000
  principal value and accrued
  interest on 8% convertible debt    -          -          -           -      155,027        -            -       155,027
Net loss for the year                -          -          -           -          -          -     (2,154,567) (2,154,567)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2001              140,020    140,020 32,133,234  17,412,119  1,530,260        -    (20,571,431) (1,489,032)

The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Services, October, 2001 through
  September, 2002, valued from
  $0.02 to $0.25 per share           -   $      -    2,180,000 $   179,916 $      -   $      -   $        -   $   179,916
 Debt and accrued liabilities,
  October, 2001 through September,
  2002, with common shares
  valued from $0.01 to $0.15 per
  share and preferred A shares
  valued at $1.00 per share       60,000    60,000  10,948,077     428,563        -          -            -       488,563
 Cash, October, 2001 through
  September, 2001, with prices
  ranging from $0.01 to $0.083
  per share                          -          -    5,833,334     200,000        -          -            -       200,000
Exercise of 550,000 common stock
  options by a consultant at a
  strike price of $0.13 per share,
  in exchange for debt               -          -      550,000     103,125    (31,625)       -            -        71,500
Issuance of 3,750,000 warrants,
  April, 2002 through June, 2002,
  at an exercise price of $0.045
  per share, in conjunction with
  $750,000 principal value of 12%
  convertible debt                   -          -          -           -      100,087        -            -       100,087
Beneficial conversion option,
  April 2002, through June, 2002,
  pertaining to $750,000 principal
  value of 12% convertible debt      -          -          -           -      649,913        -            -       649,913
Conversion of $93,130 principal
  value of 12% convertible debt
  along with $6,916 accrued
  interest, net of $69,233
  convertible debt discount          -          -   12,667,178     111,515    (80,702)       -            -        30,813
Net loss for the year                -          -          -           -          -          -     (2,346,732) (2,346,732)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2002              200,020    200,020 64,311,823  18,435,238  2,167,933 $      -    (22,918,163) (2,114,972)

The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006


                                                                                                    Deficit
                                                                                                  Accumulated       Total
                                  Preferred Stock       Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A            No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value     Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ----------  ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Services, October, 2002 through
  July, 2003, valued from
  $0.0012 to $0.0100 share           -   $      -    31,500,000 $   134,000 $      -   $      -   $        -   $   134,000
 Debt and accrued liabilities,
  October, 2002 through September,
  2003, valued from $0.0010 to
  $0.0512 per share, including
  transfer of $155,027
  beneficial conversion option                      162,134,748     704,774   (155,027)       -            -       549,747
 Cash, November, 2002 through
  September, 2003, with prices
  ranging from $0.0010 to $0.100
  per share                          -          -   128,500,000     180,000        -          -            -       180,000
Issuance of 2,500,000 warrants,
  November, 2002 through May, 2003,
  at an exercise price of $0.005
  per share, in conjunction with
  $500,000 principal value of 12%
  convertible debt                   -          -           -           -        9,816        -            -         9,816
Beneficial conversion option,
  November, 2002, through May, 2003,
  pertaining to $500,000 principal
  value of 12% convertible debt      -          -           -           -      490,184        -            -       490,184
Conversion of $193,665 principal
  value of 12% convertible debt
  along with $34,355 accrued
  interest, net of $52,340
  convertible debt discount          -          -   103,778,301     353,525   (177,845)       -            -       175,680
Net loss for the year                -          -           -           -          -          -     (2,386,875) (2,386,875)
                               --------- ---------- ----------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2003              200,020 $  200,020 490,224,872 $19,807,537 $2,335,061 $      -   $(25,305,038)$(2,962,420)


The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006

                                                                                                    Deficit
                                                                                                  Accumulated       Total
                                  Preferred Stock       Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A            No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value     Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ----------  ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
Services, October 2003 through
  August 2004 valued from
  $0.0008 to $0.0026 per share       0   $       0   57,300,000 $    78,400 $         0 $        0 $        0  $     78,400
Issuance of 7,000,000 warrants
 November 2003 through
 September 2004 at exercise
 Prices ranging from $0.002 to
 $0.005 per share, in
 conjunction with $2,000,000
 principal value of 12%
 convertible debt                    0           0            0            0       9,447         0          0         9,447
Debt and accrued liabilities
  December 2003 with
  preferred stock class A
  valued at $1.00 per share     15,845 A    15,845            0            0           0         0          0        15,845
Debt and accrued liabilities
  November 2003 to September
  2004 with common shares
  valued from $0.001 to $0.0025
  per share                          0           0  156,625,000      163,575           0         0          0       163,575
Cash, November 2003 through
  March 2004 with prices of
  approximately $0.0010              0           0   74,670,000       75,000           0         0          0        75,000
  per share
Re-characterization of beneficial
  conversion option as derivative
  conversion option , October 2003
  pertaining to $963,205 of
  convertible debt at
  September 30, 2003                 0           0            0            0    (881,550)        0         0      (881,550)
Conversion of $218,115 principal
  value of 12% convertible debt
  $327,172 of derivative
  conversion option
  along with $49,008 accrued
  interest, net of $28,571
  convertible debt discount          0           0  352,352,250      565,724            0        0                 565,724
Net loss for the year                0           0            0            0            0        0   (4,228,827)(4,228,827)
                             --------- ----------   -----------  -----------  ----------- ---------- ------------ -----------
Balance, September 30, 2004  215,865   $215,865   1,131,172,122  $20,690,236   $1,462,958 $      0 $(29,533,865)$(7,164,806)


The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006

                                                                                                    Deficit
                                                                                                  Accumulated       Total
                                  Preferred Stock       Common Stock        Additional   Stock     During the   Shareholders'
                                     Class A            No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value     Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ----------  ---------- ----------- ---------- ---------- -----------   ------------

Shares issued in exchange for:
Cash, January 2005 with a price
  of $0.00125 per share            0           0     4,000,000     5,000        0           0          0            5,000
Debt, accrued liabilities
  and prepaid retainer
  October 2004 to September
  2005 with common shares
    valued from $0.0004 to $0.0010
  per share                        0           0   591,300,000   473,362        0           0          0          473,362
Services, December 2004 through
  August 2005 valued from
  $0.0006 to $0.0010 per share     0           0    52,000,000    46,200        0           0          0           46,200
Issuance of 2,800,000 warrants
 November 2004 through
 September 2005 at an exercise
 price of $0.0039 per share, in
 conjunction with $1,400,000
 principle value of 12%
 convertible debt                  0           0            0          0    3,756           0          0           3,756
Conversion of $2,529,378 principal
  value of convertible debt,
  $3,794,067 of derivative
  conversion option
  along with $104,410 accrued
  interest, net of $973,565
  convertible debt discount        0           0 5,610,392,876    5,454,290                  0           0     5,454,290
Net loss for the year              0           0             0            0         0        0  (3,132,683)   (3,132,683)
                            ----------- --------  ------------- ----------- --------- ---------- ----------   -----------
Balance, September 30, 2005  215,865     215,865 7,388,864,998   26,669,088 1,466,714        0 (32,666,548)   (4,314,881)

The accompanying notes are an integral part of these condensed consolidated financial statements.



CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through June 30, 2006

                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock       Common Stock        Additional   Stock     During the   Shareholders'
                                     Class A            No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value     Shares       Value     Capital   Receivable    Stage        (Deficit)
                                --------- ----------  ---------- ----------- ---------- ---------- -----------   ------------
Shares issued in exchange for:
Cash, April through June 2006
  with a price ranging from
  $0.00025 to $0.0005 per
  share                                                200,000,000    75,000                                         75,000
Services, March 2006 valued
  at approximately $0.0007 per share                     4,368,872     3,100                                          3,100
Issuance of 10,720,000 warrants
 June 2006 at an exercise
 price of $0.0009 per share, in
 conjunction with $670,000
 principal value of 6%
 convertible debt                      0          0              0         0       3,101       0             0        3,101
Conversion of $529,714 principal
  value of convertible debt,
  $794,572 of derivative
  conversion option
  along with $8,261 accrued
  interest, net of $0
  convertible debt discount            0          0  6,315,792,017 1,332,547                   0             0    1,332,547
Net loss for the period                0          0              0         0             0     0    (2,166,580)  (2,166,580)
                               ---------- ---------- ------------- ------------ ----------- ------- -----------  ------------
Balance, June 30, 2006           215,865  $ 215,865 13,009,025,887$28,079,735   $1,469,815 $   0  $(34,833,128) $(5,067,713)
                               ========== ========= ==============  ===========  =========== ====== ============ ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2006 and 2005
And the Cumulative Period
From December 31, 1990 (Inception) Through June 30, 2006

                                                                                   Dec. 1, 1990
                                                                                    (Inception)
                                          9 Months Ended       9 Months Ended         Through
                                               June 30,           June 30,            June 30,
                                                2006                2005               2006
                                              Unaudited          Unaudited           Unaudited

Operating activities
  Net (loss)                            $       (2,166,580)$        (2,913,266)$      (33,755,386)
    Adjustments to reconcile net (loss)
      to net cash provided by (used in)
      operating activities:
        Provision for bad debt                           0                   0          1,422,401
        Depreciation and amortization               10,645              19,459          1,739,575
        Stock issued for services                    3,100             408,862          7,648,473
        Stock issued for interest                        0              41,764            535,591
        Settlements                                      0                   0            (25,000)
        Minority interest                                0                   0            (62,500)
        Intangibles                                      0                   0          1,299,861
        Amortization of loan fees
          and note discounts                       612,670             768,682          3,254,594
        Mark-to-market of derivative
          conversion option                        338,101             405,670          3,020,232
        Forgiveness of debt                              0                   0           (504,462)
Changes in operating assets and liabilities
  (Increase) decrease in assets
    Accounts receivable                                  0                   0             (4,201)
    Prepaid expenses                                68,648             112,808            179,212
    Interest receivable                                  0                   0            (95,700)
  Increase (decrease) in liabilities
    Accounts payable                              (155,558)              1,423          1,228,785
    Accrued compensation                           158,181             224,701          3,013,380
    Due to officers                                     55             (26,280)           631,201
    Accrued interest and other current
      liabilities                                   87,949             (22,743)           949,714
                                          -----------------  -----------------   -----------------
      Total adjustments                          1,123,791           1,934,346         24,231,156
                                          -----------------  -----------------   -----------------
Net cash used in
  operating activities                          (1,042,789)           (978,920)        (9,524,230)

The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2006 and 2005
And the Cumulative Period
From December 31, 1990 (Inception) Through June 30, 2006

                                                                                   Dec. 1, 1990
                                                                                    (Inception)
                                           9 Months Ended      9 Months Ended         Through
                                               June 30,           June 30,            June 30,
                                                2006                2005               2006
                                              Unaudited          Unaudited           Unaudited

Investing activities
    Increase in notes receivable          $              0 $                 0 $       (1,322,500)
  Cost of license & technology                           0                   0            (94,057)
  Purchase of equipment                            (53,669)                  0           (299,074)
                                          -----------------  -----------------   -----------------
Net cash used in
  investing activities                             (53,669)                  0         (1,715,631)

Financing activities
  Common stock issued for cash                      75,000               5,000          3,567,172
  Stock warrants                                     3,101                 454            203,435
  Preferred stock issued for cash                        0                   0             16,345
  Proceeds from stock purchase                           0                   0            281,250
  Loan fees                                        (20,000)            (26,000)          (579,555)
  Proceeds from debts
    Related party                                        0                   0            206,544
    Other                                          667,395             809,977          8,314,216
  Payments on debt
    Related party                                        0                   0            (53,172)
    Other                                                0             (28,271)          (604,536)
  Decrease in subscription receivable                    0                   0             35,450
  Contributed capital                                    0                   0                515
                                          -----------------  -----------------   -----------------
Net cash provided by
  financing activities                             725,496             761,160         11,387,664
                                          -----------------  -----------------   -----------------
Net increase (decrease) in cash and
 cash equivalents                                 (370,962)           (217,760)           147,803

Cash and cash equivalents at
  beginning of period                              518,765             550,044                  0
                                          -----------------  -----------------   -----------------
Cash and cash equivalents at end
  of period                              $         147,803  $          332,284 $          147,803
                                          =================  =================   =================

The accompanying notes are an integral part of these condensed consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2006 and 2005
      And the Cumulative Period
From December 31, 1990 (Inception) Through June 30, 2006


                                                                                   Dec. 1, 1990
                                                                                    (Inception)
                                           9 Months Ended      9 Months Ended         Through
                                               June 30,           June 30,            June 30,
                                                2006                2005               2006
                                              Unaudited          Unaudited           Unaudited


Cash paid during the period for
  Interest                                               0              14,653            699,490
  Income Taxes                                           0                   0             14,450

Non-cash investing and financing activities
  Common stock issued for
    Note receivable                                      0                   0            281,250
    Prepaid expenses                                     0                   0            264,748
    Property and equipment                               0                   0            130,931
    Licenses & technology                                0                   0          2,191,478
    Acquisition of remaining
     minority interest in subsidiary                     0                   0             59,247
    Repayment of debt                            1,324,286           4,718,160         13,212,493
    Accrued services & interest                      8,261             450,626          5,215,463
  Preferred stock issued for
    Services                                                                 0             75,845
    Repayment of debt                                    0                   0            119,520
  Preferred stock options issued for
    repayment of debt                                    0                   0            100,000

  Re-characterize beneficial
    conversion option as debt                            0                   0            881,550

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for the fair presentation have been included. The results for the nine months ended June 30, 2006 do not necessarily indicate the results that may be expected for the full year.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

As of June 30, 2006, the Company had 13,909,025,887 shares of common stock outstanding. If all of the Company's unexpired stock warrants and options (including contingent issuances) were exercised, and all the principal value and accrued interest on its outstanding convertible debentures were converted, the Company's incremental common shares (not included in the denominator of diluted earnings (loss) per share because of their anti-dilutive nature) would be as follows:

Class B preferred stock options                   10,000,000
Convertible note holder - common stock warrants   23,020,000
                                              --------------
Subtotal                                          33,020,000

Accrued officer compensation ($440,000),
convertible into common stock                    358,758,842

Convertible note holder principal value
($1,755,998), accrued interest ($298,031)
assumed converted into common stock at
$0.0002 per share                             10,270,145,000
                                              --------------
Total potential common stock equivalents      10,661,923,842

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year's presentation.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 2. GOING CONCERN UNCERTAINTY

As of June 30, 2006, the Company had a deficiency in working capital of approximately $4,000,000 and had incurred continual net losses since its return to the development stage in fiscal 1996, of approximately $34,000,000, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales and licensing of the Company's products and technologies, the raising of capital through the issuance of common stock and from continued officer advances, which are expected to help provide the Company with the liquidity necessary to meet operating expenses. An investor group had previously advanced the Company an aggregate amount of $3,250,000 through fourteen similar funding tranches occurring in April 2002, May 2002, June 2002, November 2002, March 2003, May 2003, November 2003, December 2003, December 2003, February 2004, March 2004, April 2004, June 2004 and September 2004. During the year ended September 30, 2005, the same investor group advanced the Company an additional $1,400,000. The Company received $158,033 in March 2005, $108,733 in April 2005, $543,665 in
June 2005 and $589,569 in September 2005, including certain fees payable, in connection with this additional financing. During the nine months ended June 30, 2006, the same group of investors committed to advance the Company an additional $1,270,000. The Company received $370,000 in March 2006, $100,000 in April 2006, $100,000 in May 2006 and $100,000 in June 2006 including certain fees associated with the financing agreement. Over the longer term, the Company plans to achieve profitability through its operations from the sale and licensing of its H-Net(TM) automatic meter-reading system. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3.   PREPAID EXPENSES AND DEPOSITS

The Company has accrued a prepaid expense of $80,000 as a staying bonus for its Chief Executive Officer as per his employment contract (see NOTE 13). The staying bonus is being amortized over the calendar year 2006. For the calendar year ended December 31, 2006, $40,000 of this expense was amortized as officer salaries with a balance of $40,000 at June 30, 2006.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 3.   PREPAID EXPENSES AND DEPOSITS (continued)

In connection with the convertible debenture financing obtained in April 2004, June 2004 and September 2004, the Company prepaid $30,000, $75,000 and $75,000 dollars in interest, respectively (see NOTE 7). The prepaid interest is being amortized over a one year period. For the year ended September 30, 2004, $13,562, $19,110 and $4,520 were amortized, respectively, related to this prepaid interest for a total of $37,192. The balances at September 30, 2004 were $16,438, $55,890 and $70,480 for total prepaid interest of $142,808.

During the year ended September 30, 2005, an additional $6,264, $33,190 and $37,343 were amortized, respectively, related to this prepaid interest for a total of $76,797. The balances at June 30, 2006 tentatively were $10,174, $22,700 and $33,137 for a total prepaid interest of $66,011. As of June 30, 2006, the Company had converted all convertible debentures relating to the $10,174, $22,700 and $33,137 prepaid balances. These amounts are being applied to the remaining accrued and unpaid interest on other debentures. In March 2005, April 2005, May 2005 and September 2005, the Company prepaid $1,033, $1,033, $5,165 and $36,665 respectively for a total of $43,896 in interest in connection with the convertible debenture financing. These amount were either fully amortized or are being applied against the accrued interest liability. As a result, there is no prepaid interest included in prepaid expenses.

Included in prepaid expenses is $20,000 in an escrow account designated for key man life insurance. Also included are prepaid retainers to a law firm for $23,536 and another deposit of $2,000.

As of June 30, 2006, the balance in prepaid expenses was $85,536.

NOTE 4.   LOAN FEES

In February 2002, the Company received $340,000 in short-term financing from an investment group through the issuance of a promissory note maturing on May 15, 2002 and accruing interest at an annual rate of 18%. Included in the loan was $40,000 in fees, consisting specifically of a $30,000 finder's fee and a $10,000 legal fee. These loan fees were fully amortized at September 30, 2002, with the balances written-off at March 31, 2006 as a result of a legal settlement.

In March through June 2002, the Company received $750,000 from an accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 3,750,000 common stock warrants, exercisable over a three year period at the lesser of $0.045 per share and the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Loan fees associated with these loans amounted to $147,500, of which $90,000 represented finder's fees and $57,500 represented legal costs. These loan fees were fully amortized at September 30, 2003.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 4.   LOAN FEES (continued)

In November 2002 through May 2003, the Company received another $500,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 2,500,000 common stock warrants, exercisable over a seven-year period at $0.005 per share. Loan fees associated with these loans amounted to $83,069, consisting of $66,069 in finder's fees and $17,000 in legal costs. Amortization of these fees over the pro-rata portion of the one-year term of the loans amounted to $55,173 through September 30, 2003. Total amortization of all loan fees during the year ended September 30, 2003 amounted to $144,276, including $89,103 attributable to the unamortized balance at September 30, 2002. The unamortized balance of the loan fees at September 30, 2003 was $27,896.

In October 2003, the variable conversion price of the 12% convertible debentures issued from March through June 2002 and from November 2002 through May 2003 was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion.

In November 2003 through December 2003, the Company received another $200,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,500,000 common stock warrants, exercisable over a seven-year period at $0.005 per share. Loan fees associated with these loans amounted to $33,778, consisting of $18,778 in finder's fees and $15,000 in legal costs.

In February 2004 and March 2004, the Company received another $300,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,500,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $42,335, consisting of $35,335 in finder's fees and $7,000 in legal costs.

In April 2004, the Company received another $250,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 750,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $36,624, consisting of $21,624 in finder's fees and $15,000 in legal costs. The Company also prepaid $30,000 in interest.

In June 2004, the Company received another $625,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,875,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $52,653, consisting of $47,653 in finder's fees and $5,000 in legal costs. The Company also prepaid $75,000 in interest.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 4.   LOAN FEES (continued)

In September 2004, the Company received another $625,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,875,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $48,453, consisting of $46,953 in finder's fees and $1,500 in legal costs. The Company also prepaid $75,000 in interest.

Total new loan fees during the year ended September 30, 2004 amounted to $213,843.

Total amortization on the one- and two-year lives of all loan fees amounted to $97,034 during the year ended September 30, 2004, leaving an unamortized balance at September 30, 2004 of $144,705. During the year ended September 30, 2005, total amortization of loan fees amounted to $129,505, leaving an unamortized balance of $15,200. During the nine months ended March 31, 2006, total amortization of loan fees amounted to $6,106, leaving an unamortized balance of $9,094.

In March 2005, the Company received another $158,033 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 316,066 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $14,000. The Company also paid $1,033 in prepaid interest.

In April 2005, the Company received another $108,733 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 217,466 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $2,000. The Company also paid $1,033 in prepaid interest.

In May 2005, the Company received another $543,665 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,087,330 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $10,000. The Company also paid $5,165 in prepaid interest.

In June 2005, the Company incurred an additional $6,368 in finder fees in connection with a prior issuance of convertible debt from the above accredited investor group.

In September 2005, the Company received another $589,569 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,179,138 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $10,000. The Company also paid $36,665 in prepaid interest.

In March, April, May and June 2006, the Company received another $670,000 from the above accredited investor group in exchange for 6% convertible debentures, convertible at the lesser of $0.03 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 10,720,000 common stock warrants, exercisable over a five-year period at $0.0009 per share. Loan fees associated with these loans amounted to $20,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 4.   LOAN FEES (continued)

Total new loan fees during the year ended September 30, 2005 amounted to $42,368. During the year ended September 30, 2005, total amortization of the loan fees amounted to $12,366, leaving an unamortized balance of $45,202. The Company incurred $20,000 in loan fees during the nine months ended June 30, 2006. During the nine months ended June 30, 2006, total amortization of the loan fees amounted to $40,451, leaving an unamortized balance of $24,751 at June 30, 2006.


NOTE 5.    DUE TO/FROM OFFICERS

At September 30, 2001, a revolving promissory note agreement for $56,880 was drawn up, due on demand, at an annual interest rate of 18%, for unpaid cumulative advances (plus interest) made by the Company's CEO. During the year ended September 30, 2002, cash advances of $31,500 were made. Additionally, the loan account was increased by $120,875, representing the value of 2,361,814 restricted shares of the Company's common stock held by the CEO, which were used as collateral and transferred to a note holder in June of 2002 to partially cover a $300,000 debt, and by $16,202, representing the value of 794,857 restricted shares of the Company's common stock held by the CEO, which were pledged to and sold by a convertible note holder on a Company obligation in default. Repayments of debt by the Company amounted to $144,806 and accrued interest amounted to $6,913 during the year ended September 30, 2002, resulting in a loan balance due the CEO at September 30, 2002 of $87,564. During the year ended September 30, 2003, additional cash advances totaling $37,869 were made, along with $37,423, representing another 1,835,885 restricted shares of the Company's common stock pledged and sold by the above note holder. Repayments of debt by the Company amounted to $136,009, including re-issuance of 2,361,814 restricted shares of the Company's common stock valued at $120,875 that had been transferred to a note holder during the previous fiscal year. Accrued interest during the year ended September 30, 2003 was $10,073, bringing
the loan balance due the CEO at September 30, 2003 to $36,920.   During the
year ended September 30, 2004, the Company repaid $32,673. Accrued interest of $3,558 during the period brought the loan balance due the CEO at September 30, 2004 to $7,805. During the year ended September 30, 2005, the Company repaid $45,715 including accrued interest during the period of $212 creating a balance due from officer of $37,698 which has been applied to accrued compensation due to the CEO. There was no amount due to the CEO at June 30, 2006.

At September 30, 2001, a promissory note agreement for $25,874 was drawn up, due on demand, at an annual interest rate of 18 percent, for cumulative advances (plus interest) made by the Company's Secretary/Treasurer. The Secretary/Treasurer had also borrowed on a personal credit card for the Company's behalf in the amount of $18,455, bringing the total obligation due the Secretary/Treasurer at September 30, 2001 to $44,329. During the year ended September 30, 2002, the personal credit card balance was virtually paid-off. Additional loan advances were $19,500, loan repayments were $39,500, and accrued interest was $2,269 during the year ended September 30, 2002, bringing the aggregate loan balance due the Secretary/Treasurer at September 30, 2002 to $8,143. During the year ended September 30, 2003, additional cash advances of $37,500 were made, and accrued interest was $6,522, resulting in a loan balance due the Secretary/Treasurer at September 30, 2003 of $52,165. During the year ended September 30, 2004, the Company repaid $25,655 and received an additional $666 from the Treasurer. Accrued interest amounted to $8,077 during the period bringing the loan balance due the Secretary at September 30, 2004 to $35,253. During the year ended September 30, 2005, the Company repaid $37,962.
Accrued interest during the period amounted to $3,094, bringing the loan balance at September 30, 2005 to $385. Accrued interest for the nine months ended June 30, 2006 amounted to $55, bringing the loan balance at June 30, 2006 to $440. The loan balance at June 30, 2006 is due on demand and continues to accrue interest at the rate of 18% per year.

The Secretary/Treasurer employment contract was not extended beyond the April 1, 2005 expiration date. She has been retained as a consultant effective May 1, 2006 through October 31, 2006 unless extended by agreement.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 5.    DUE TO/FROM OFFICERS (continued)

During the period May through September 2002, the Company's Chief Technical Officer advanced the Company $32,946, corresponding to 684,407 restricted shares of the Company's common stock held by the officer, which were pledged to and sold by a convertible note holder on a Company obligation in default. Accrued interest at the annual rate of 18% was $1,831 through the end of the fiscal year, bringing the total loan amount to $34,777 at September 30, 2002. In November 2002, the Company re-issued the 684,407 restricted shares to the Chief Technical Officer (valued at $32,946) that had been pledged to and sold by the convertible note holder during the previous fiscal year. Accrued interest amounted to $1,205 during the year ended September 30, 2003, resulting in a loan balance of $3,036 as of that date. During the year ended September 30, 2004, the Company repaid $15,623. During the year ended September 30, 2004, accrued interest amounted to $294, which brought the tentative balance due from the Chief Technical Officer to $12,293. This amount has been applied against the accrued compensation owed the Chief Technical Officer, resulting in a net amount due to/from the officer at June 30, 2006 of $0.

The aggregate amount due officers at June 30, 2006 was $440 and interest expense on the officer loans amounted to $55 for the nine months ended June 30, 2006.

As of June 30, 2006, the Company owed its officers $1,841,372 in accrued compensation. Of this amount, $440,000 was attributable to aggregate staying bonuses payable to the President and Acting Secretary/Treasurer of the Company as of June 30, 2006. The staying bonuses are to be compensated for with the Company's common stock, valued at the average bid and ask price for the stock for the 30 days prior to each respective year-end issuance date. The total common stock to be issued as staying bonuses amounted to 358,758,842 shares at June 30, 2006, including 289,156,627 shares attributable to the staying bonus earned as of December 31, 2005.

As of May 1, 2006, the Company approved and appointed Rodney H. Lighthipe as Secretary and Treasurer and Robert A. Spigno as Chief Financial Officer thereby, replacing Patricia A. Spigno who retired from these positions.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE

Notes payable at June 30, 2006 consisted of the following:

Convertible Debentures - secured by substantially all the assets of the Company

     Convertible Debenture #1

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                         $    0

     Accrued interest of $7,075 and principal
      on Convertible Debenture convertible
      into approximately 35,375,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        7,075  $     7,075
                                                         -------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 29, 2003 at an annual interest
      rate of 12%                                        $     0

     Accrued interest of $7,075 and principal
      on Convertible Debenture convertible
      into approximately 35,375,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        7,075        7,075
                                                         -------

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on March 29, 2003 at an annual
      interest rate of 12%                                $    0

     Accrued interest of $8,136 and principal
      on Convertible Debenture convertible
      into approximately 40,680,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                       8,136  $    8,136
                                                         -------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                         $    0

     Accrued interest of $4,975 and principal
      on Convertible Debenture convertible
      into approximately 24,875,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        4,975  $   4,975
                                                         -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

    Convertible Debenture #2

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 10, 2003 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,600 and principal
      on Convertible Debenture convertible
      into approximately 48,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         9,600  $   9,600
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  May 10, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $9,600 and principal
      on Convertible Debenture convertible
      into approximately 48,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         9,600  $     9,600
                                                          -------

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on May 10, 2003 at an annual
      interest rate of 12%                               $     0

     Accrued interest of $10,800 and principal
      on Convertible Debenture convertible
      into approximately 54,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        10,800  $   10,800
                                                          -------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      May 10, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $6,000 and principal
      on Convertible Debenture convertible
      into approximately 30,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         6,000  $   6,000
                                                          -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #3

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      June 17, 2003 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $19,200 and principal
      on Convertible Debenture convertible
      into approximately 96,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        19,200  $   19,200
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  June 17, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $19,200 and principal
      on Convertible Debenture convertible
      into approximately 96,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        19,200 $   19,200
                                                          -------

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on June 17, 2003 at an annual
      interest rate of 12%                                $     0

      Accrued interest of $21,600 and principal
      on Convertible Debenture convertible
      into approximately 108,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        21,600  $   21,600
                                                         --------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      June 17, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 60,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        12,000  $   12,000
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

   Convertible Debenture #5

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,240 and principal
      on Convertible Debenture convertible
      into approximately 46,200,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         9,240  $    9,240
                                                          -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,240 and principal
      on Convertible Debenture convertible
      into approximately 46,200,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         9,240  $    9,240
                                                          -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,240 and principal
      on Convertible Debenture convertible
      into approximately 46,200,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         9,240  $    9,240
                                                          -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #6

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 60,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        12,000  $   12,000
                                                          -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 60,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        12,000  $   12,000
                                                          -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 60,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        12,000  $   12,000
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #7

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $8,000 and principal
      on Convertible Debenture convertible
      into approximately 40,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         8,000  $    8,000
                                                         --------
     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                         $     0

      Accrued interest of $8,000 and principal
      on Convertible Debenture convertible
      into approximately 40,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         8,000  $    8,000
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $8,000 and principal
      on Convertible Debenture convertible
      into approximately 40,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         8,000  $    8,000
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #8

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000  $    4,000
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000 $    4,000
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000  $    4,000
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #9

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                        4,000  $    4,000
                                                        --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000  $    4,000
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000  $    4,000
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #10

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000  $   4,000
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000 $    4,000
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $4,000 and principal
      on Convertible Debenture convertible
      into approximately 20,000,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         4,000  $   4,000
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #11

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $16,059 and principal
      on Convertible Debenture convertible
      into approximately 80,295,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          16,059  $  16,059
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $16,059 and principal
      on Convertible Debenture convertible
      into approximately 80,295,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          16,059  $  16,059
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $16,060 and principal
      on Convertible Debenture convertible
      into approximately 80,300,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          16,060  $  16,060
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #12

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8%  with one year
      interest prepaid                                   $ 19,755

     Accrued interest of $2,054 and principal
      on Convertible Debenture convertible
      into approximately 109,045,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                           2,054   $  21,809
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 55,561

     Accrued interest of $5,778 and principal
      on Convertible Debenture convertible
      into approximately 306,695,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                           5,778  $  61,339
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 45,684

     Accrued interest of $4,751 and principal
      on Convertible Debenture convertible
      into approximately 252,175,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                           4,751  $  50,435
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                     $2,469

     Accrued interest of $257 and principal
      on Convertible Debenture convertible
      into approximately 13,630,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             257  $   2,726
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #13

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8%  with one year
      interest prepaid                                   $ 17,397

     Accrued interest of $1,666 and principal
      on Convertible Debenture convertible
      into approximately 95,315,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                           1,666  $  19,063
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 48,930

     Accrued interest of $4,687 and principal
      on Convertible Debenture convertible
      into approximately 268,085,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                           4,687  $  53,617
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                  $ 40,231

     Accrued interest of $3,853 and principal
      on Convertible Debenture convertible
      into approximately 220,420,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          3,853  $  44,084
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                   $  2,175

     Accrued interest of $208 and principal
      on Convertible Debenture convertible
      into approximately 11,915,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                            208  $   2,383
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #14

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8%  with one year
      interest prepaid                                   $ 42,276

     Accrued interest of $3,743 and principal
      on Convertible Debenture convertible
      into approximately 230,095,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                           3,743  $  46,019
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $118,902

     Accrued interest of $10,529 and principal
      on Convertible Debenture convertible
      into approximately 647,155,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          10,529  $ 129,431
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 97,764

     Accrued interest of $8,657 and principal
      on Convertible Debenture convertible
      into approximately 532,105,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          8,657  $ 106,421
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                   $  5,285

     Accrued interest of $468 and principal
      on Convertible Debenture convertible
      into approximately 28,765,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             468  $   5,753
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #16

     Note payable to AJW Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 94,331

     Accrued interest of $5,665 and principal
      on Convertible Debenture convertible
      into approximately 499,980,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                           5,665  $  99,996
                                                         --------

     Note payable to AJW Offshore, LTD
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                  $265,306

     Accrued interest of $15,933 and principal
      on Convertible Debenture convertible
      into approximately 1,406,195,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                         15,933  $ 281,239
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $218,141

     Accrued interest of $13,100 and principal
      on Convertible Debenture convertible
      into approximately 1,156,205,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          13,100  $ 231,241
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                   $ 11,791

     Accrued interest of $708 and principal
      on Convertible Debenture convertible
      into approximately 62,495,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             708  $  12,499
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #17

     Note payable to AJW Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                   $ 40,700

     Accrued interest of $769 and principal
      on Convertible Debenture convertible
      into approximately 207,345,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             769  $ 41,469
                                                         --------

     Note payable to AJW Offshore, LTD
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $225,700

     Accrued interest of $4,267 and principal
      on Convertible Debenture convertible
      into approximately 1,149,835,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          4,267  $ 229,967
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                   $99,900

     Accrued interest of $1,889 and principal
      on Convertible Debenture convertible
      into approximately 508,945,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          1,889  $ 101,789
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $  3,700

     Accrued interest of $70 and principal
      on Convertible Debenture convertible
      into approximately 18,850,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             70  $   3,770
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #18

     Note payable to AJW Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                   $ 11,000

     Accrued interest of $208 and principal
      on Convertible Debenture convertible
      into approximately 56,040,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             208  $  11,208
                                                         --------

     Note payable to AJW Offshore, LTD
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $ 61,000

     Accrued interest of $1,153 and principal
      on Convertible Debenture convertible
      into approximately 310,765,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          1,153  $  62,153
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                  $ 27,000

     Accrued interest of $510 and principal
      on Convertible Debenture convertible
      into approximately 137,550,000
      shares of common stock at the price
      of $0.00029 at June 30, 2006                           510  $  27,510
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $  1,000

     Accrued interest of $19 and principal
      on Convertible Debenture convertible
      into approximately 5,095,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             19  $   1,019
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #19

     Note payable to AJW Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                   $ 11,000

     Accrued interest of $208 and principal
      on Convertible Debenture convertible
      into approximately 56,040,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             208  $  11,208
                                                         --------

     Note payable to AJW Offshore, LTD
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $ 61,000

     Accrued interest of $1,153 and principal
      on Convertible Debenture convertible
      into approximately 310,765,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          1,153  $  62,153
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                  $ 27,000

     Accrued interest of $510 and principal
      on Convertible Debenture convertible
      into approximately 137,550,000
      shares of common stock at the price
      of $0.00029 at June 30, 2006                           510  $  27,510
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $  1,000

     Accrued interest of $19 and principal
      on Convertible Debenture convertible
      into approximately 5,095,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             19  $   1,019
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

     Convertible Debenture #20

     Note payable to AJW Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                   $ 11,000

     Accrued interest of $209 and principal9
      on Convertible Debenture convertible
      into approximately 56,045,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             209  $  11,209
                                                         --------

     Note payable to AJW Offshore, LTD
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $ 61,000

     Accrued interest of $1,153 and principal
      on Convertible Debenture convertible
      into approximately 310,765,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                          1,153  $  62,153
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 8, 2009 at an annual interest
      rate of 6% with one year
      interest prepaid                                  $ 27,000

     Accrued interest of $511 and principal
      on Convertible Debenture convertible
      into approximately 137,555,000
      shares of common stock at the price
      of $0.00029 at June 30, 2006                           511  $  27,511
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 8, 2009 at an annual
      interest rate of 6% with one year
      interest prepaid                                  $  1,000

     Accrued interest of $19 and principal
      on Convertible Debenture convertible
      into approximately 5,095,000
      shares of common stock at the price
      of $0.0002 at June 30, 2006                             19  $   1,019
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006


NOTE 6.    NOTES PAYABLE (continued)

Subtotal of all Convertible Debentures                            2,157,881

    Less reclassified accrued interest                         $   (298,031)
    Less prepaid interest offset                                   (103,852)
                                                               ------------
    Subtotal principal value                                      1,755,998
    Derivative conversion option - 150% of principal              2,633,996
    Less unamortized note discount                               (1,323,540)
                                                                -----------
Net carrying value of
  Convertible Debentures                                       $  3,066,454


      Convertible note payable to Laurus Master Fund, Ltd.,
      unsecured, with interest payable at an annual rate
      of 8%, conversion premium of 25% based on current
      market price of the Company's common stock (as defined),
      initially due October 12, 2001 and extended to
      December 1, 2001.  Currently in default.                        8,544
                                                                    -----------
     Total notes payable                                        $ 3,074,998

        Current portion                                           2,021,339
                                                                -----------
        Long-term portion                                       $ 1,053,659
                                                                ===========

On April 12, 2001, the Company received $300,000 in proceeds from Laurus Master Fund, Ltd. ("Laurus") and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance.

A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at September 30, 2002 as interest expense.

The note was convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be September 30, 2002). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at September 30, 2002, the note was convertible into approximately 20,189,875 common shares at an exercise price of approximately $0.0064 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was also fully amortized at September 30, 2001.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 6.    NOTES PAYABLE (continued)

A corresponding $152,228 credit was made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through September 30, 2002 was $17,168. For presentation purposes, this interest was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($4,292), bringing the total conversion benefit option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in loan fees associated with the transaction) amounted to $265,030.

The maturity date on the $300,000 principal value 8% convertible note, initially October 12, 2001, was extended to December 1, 2001. Because of the inherent conversion benefit feature, the aggregate note with accrued interest, totaling $311,194 at September 30, 2001, was classified as a long-term liability.

The Company was unable to pay-off the note at maturity. However, after receiving bridge financing from another investment group in February 2002, the Company subsequently repaid $150,000 of the obligation, as the note holder elected to not convert the debt to shares. Consequently, the note holder sold 1,479,264 of the 4,773,208 shares of the Company's common stock that had been pledged by officers of the Company as collateral, resulting in net proceeds of $49,148. Adding accrued interest of $17,168 at an annual rate of 8%, brought the loan balance at September 30, 2002 to $129,214. During the year ended September 30, 2003, the note holder sold the remaining 3,293,944 pledged shares for net proceeds of $67,144. The note holder elected to convert essentially all the remaining debt for common stock of the Company, receiving 26,000,000 newly issued Company shares valued at $58,400, and bringing the tentative liability down to $3,670. Accrued interest amounted to $3,183, resulting in a total liability to the note holder at September 30, 2003 of $6,851. For the years ended September 30, 2005 and 2004, accrued interest amounted to $617 and $580, respectively, resulting in a balance of $8,048 at September 30, 2005. During the nine months ended June 30, 2006, an additional $496 was accrued bringing the balance at June 30, 2006 to $8,544. In connection with the pay-down of the debt, the $155,027 beneficial conversion option noted above was reduced to zero through transference to common stock.


As of June 30, 2006, five-year maturities of the notes payable are as follows:

                                                 Derivative   Unamortized  Subsequent
                                                 Conversion       Note     Conversion    Total
                                    Principal      Option       Discount    to Equity     Due
Year ended June  30, 2006          $     8,544  $         0  $         0  $       0 $     8,544

Year ended June  30, 2007            1,085,998    1,628,996     (702,199)         0    2,012,795

Year ended June  30, 2008                    0            0            0          0            0

Year ended June  30, 2009              670,000    1,005,000     (621,341)         0    1,053,659

Subsequent conversions to equity             0            0            0          0            0
                                    ----------   ----------   ----------   --------   ----------

Total notes payable                $ 1,764,542  $ 2,633,996   (1,323,540) $       0  $ 3,074,998
                                    ==========   ==========   ==========   ========   ==========


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 7. SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's continued research and development efforts as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On March 29, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On May 10, 2002 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On June 17, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 7. SECURED CONVERTIBLE DEBENTURES (continued)

The Company entered into another securities purchase agreement plus related agreements with three accredited investors on November 27, 2002 (essentially the same re-organized investor group delineated above) for the purchase of up to $500,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On November 27, 2002 the Company issued an aggregate of $200,000 of 12% convertible debentures in a private offering to three accredited investors who, if certain conversion limitations are disregarded, would be deemed beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock at a per share exercise price equal to $.005.

On March 3, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to $.005.

On May 12, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to $.005.

On November 25, 2003 the Company issued an aggregate of $100,000 of 12% convertible debentures in a private offering to three accredited investors.
The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately
preceding conversion.   The debentures were accompanied by warrants to purchase
up to an aggregate of 500,000 shares of common stock at a per share exercise price equal to $.005.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 7. SECURED CONVERTIBLE DEBENTURES (continued)

On December 3, 2003 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

On December 31, 2003 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

On February 18, 2004 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

On March 4, 2004 the Company issued an aggregate of $250,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock at a per share exercise price equal to $.005.

On April 19, 2004, the Company issued an aggregate of $250,000 of 12% convertible debentures in a private offering to four accredited investors. The Company prepaid one year's interest of $30,000 upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to $.002.

On June 30, 2004 the Company issued an aggregate of $625,000 of 12% convertible debentures in a private offering to four accredited investors. The
Company prepaid one year's interest of $75,000 upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,875,000 shares of common stock at a per share exercise price equal to $.002.

On September 9, 2004 the Company issued an aggregate of $625,000 of 12% convertible debentures in a private offering to four accredited investors. The Company prepaid one year's interest of $75,000 upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,875,000 shares of common stock at a per share exercise price equal to $.002.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 7. SECURED CONVERTIBLE DEBENTURES (continued)

On March 17, 2005 the Company issued an aggregate of $158,033 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $1,033 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 316,066 shares of common stock at a per share exercise price equal to $.0039.

On April 20, 2005 the Company issued an aggregate of $108,733 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $1,033 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 217,466 shares of common stock at a per share exercise price equal to $.0039.

On May 23, 2005 the Company issued an aggregate of $543,665 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $5,165 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,087,330 shares of common stock at a per share exercise price equal to $.0039.

On September 30, 2005 the Company issued an aggregate of $589,569 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $36,665 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,179,138 shares of common stock at a per share exercise price equal to $.0039.

On March 8, 2006, the Company issued an aggregate of $370,000 of 6% convertible debentures in a private offering to the four accredited investors. The debentures were convertible into shares of common stock at the lesser of $.03 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 5,920,000 shares of common stock at a per share exercise price equal to $.0009.

On April 5, 2006, the Company issued an aggregate of $100,000 of 6% convertible debentures in a private offering to the four accredited investors. The debentures were convertible into shares of common stock at the lesser of $.03 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,600,000 shares of common stock at a per share exercise price equal to $.0009.

On April 7, 2006, the Company issued an aggregate of $100,000 of 6% convertible debentures in a private offering to the four accredited investors. The debentures were convertible into shares of common stock at the lesser of $.03 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,600,000 shares of common stock at a per share exercise price equal to $.0009.

On June 21, 2006, the Company issued an aggregate of $100,000 of 6% convertible debentures in a private offering to the four accredited investors. The debentures were convertible into shares of common stock at the lesser of $.03 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,600,000 shares of common stock at a per share exercise price equal to $.0009.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 7. SECURED CONVERTIBLE DEBENTURES (continued)

The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures and/or warrants shall be adjusted as stipulated in the agreements governing such debentures and warrants.

As part of the recording of the convertible debt transactions, a beneficial conversion option was recognized, along with a corresponding convertible debt discount. The fair value of the debt instruments issued totaling $1,750,000 in principal value was $3,500,000 in aggregate, representing a 100% premium on the principal value (due to the 100% pricing advantage) and making the beneficial conversion option $1,637,735 at the inception of the loans ($1,750,000 proceeds less $112,265 allocated to the issuance of the 8,750,000 related warrants). In October 2003, the conversion option was increased to 150% from 100% which resulted in an increase of $563,257 in the conversion interest and a corresponding expense in the current period. Due to the nature of the debt instrument and its repayment terms, the beneficial conversion option has been re-characterized as derivative conversion option and reclassified as additional debt. In connection with the issuance of an additional $2,000,000 of convertible debt during the year ended September 30, 2004, the derivative conversion option was increased by $3,000,000. During the year ended September 30, 2005, the derivative conversion option was increased by $2,100,000 in connection with the issuance of an additional $1,400,000 of debt. During the nine months ended June 30, 2006, the derivative conversion option was increased by $555,000 in connection with the issuance of an additional $370,000 of debt.

During the fiscal year ended September 30, 2002, the Company issued 12,667,178 shares of common stock in connection with interest payments and upon conversion of an aggregate $93,130 of principal and $6,916 of related interest on the Company's convertible debentures. A corresponding pro-rata reduction of $80,702 to the beneficial conversion option was made. During the fiscal year ended September 30, 2003, the Company issued another 103,778,301 shares of common stock in connection with the conversion of another $193,665 of principal and $34,355 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at September 30, 2003 of $963,205 (net of an aggregate of $286,795 in debt conversions through that date). A corresponding pro-rata reduction of $177,845 was made to the beneficial conversion option during the fiscal year ended September 30, 2003 (an aggregate of $258,547 since the inception of the loans), bringing the beneficial conversion option balance at September 30, 2003 to $881,550. In October 2003, the conversion option was increased to 150% from 100% resulting in an increase of $563,257 and a re-characterization of the conversion option as additional debt.

During the year ended September 30, 2004, the Company issued an additional $2,000,000 of 12% convertible debentures. Also, the Company issued 352,352,250 shares of common stock in connection with the conversion of another $218,115 of principal and $49,008 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at September 30, 2004 of $2,745,090 (net of an aggregate of $504,910 in debt conversions through that date). In connection with the issuance of the additional $2,000,000 convertible debt, the Company recorded a corresponding derivative conversion option of $3,000,000. A corresponding pro-rata reduction of $327,172 was made to the derivative conversion option during the year ended September 30, 2004 (an aggregate of $613,967 since the inception of the loans), bringing the derivative conversion option balance at September 30, 2004 to $4,117,635.

During the year ended September 30, 2005, the Company issued an additional $1,400,000 of 8% convertible debentures. Also, the Company issued 5,610,392,876 shares of common stock in connection with the conversion of $2,529,378 of principal and $104,410 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at September 30, 2005 of $1,615,712 (net of an aggregate of $3,034,288 in debt conversions through that date). A corresponding pro-rata reduction of $3,794,067 was made to the derivative conversion option during the year ended

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 7. SECURED CONVERTIBLE DEBENTURES (continued)

September 30, 2005 (an aggregate of $4,408,034 since the inception of the loans), bringing the derivative conversion option balance at September 30, 2005 to $2,423,568.

During the nine months ended June 30, 2006, the Company issued an additional $670,000 of 6% convertible debentures. Also, the Company issued 6,315,792,017 shares common stock in connection with the conversion of $529,714 of principal and $8,261 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at June 30, 2006 of $1,755,998 (net of an aggregate of $3,564,002 in debt conversions through that date). A corresponding pro-rata reduction of $794,572 was made to the derivative conversion option during the nine months ended June 30, 2006 (an aggregate of $5,553,898 since the inception of the loans), bringing the derivative conversion option balance at June 30, 2006 to $2,633,996.

The aggregate note discount of $5,320,000 is being amortized over the one-year, two-year and three-year lives of the respective debt instruments. Of this amount, $279,115 was amortized during the fiscal year ended September 30, 2002, $653,720 was amortized during the year ended September 30, 2003, $673,705 was amortized during the year ended September 30, 2004, $693,992 was amortized during the year ended September 30, 2005 and $572,219 was amortized during the nine months ended June 30, 2006, while $69,233 in convertible bond discount was transferred to equity upon conversion of $93,130 in debt principal during the fiscal year ended September 30, 2002, $52,340 in convertible bond discount was transferred to equity upon conversion of $193,665 of debt principal during the fiscal year ended September 30, 2003, $28,571 in convertible bond discount was transferred to equity upon conversion of $218,115 of debt principal during the year ended September 30, 2004 and $973,565 in convertible bond discount was transferred to equity upon conversion of $2,529,378 of debt principal during the year ended September 30, 2005, resulting in an unamortized convertible debt discount balance of $1,323,540 at June 30, 2006.

As of June 30, 2006, the Company was indebted for an aggregate of $2,054,029 including $1,755,998 of principal and $298,031 of accrued interest, net of prepaid interest of $103,852, on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the amounts converted.

NOTE 8.  SHAREHOLDERS' EQUITY (DEFICIT)

The Company's authorized capital stock consists of 50,000,000,000 shares of common stock, no par value per share and 50,000,000 shares of preferred stock, $1.00 par value per share. On June 28, 2006, the Board of Directors and stockholders approved an increase in the amount of common shares from 15,000,000,000 to 50,000,000,000. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock, and the remaining 48,000,000 shares are undesignated. As of June 30, 2006, there were 13,909,025,887 shares of the Company's common stock outstanding held by approximately 800 holders of record and 215,865 shares of the Company's Class A Preferred Stock outstanding held by one holder of record and no shares of Class B Preferred Stock outstanding.

Each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to the Company's shareholders for action. The Class A Preferred Stock does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

Each share of Class B Preferred Stock is convertible into 10 shares of the Company's common stock. The Class B Preferred Stock does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

In March 2005, the Company issued 4,000,000 shares of common stock for $5,000 in cash.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 8.  SHAREHOLDERS' EQUITY (DEFICIT) (continued)

During October 2004 through September 2005, the Company issued 591,300,000 shares of its restricted common stock to several consultants for retainers, reduction of debt and accrued liabilities of $473,362.

During December 2004 through August 2005, the Company issued 52,000,000 shares of its restricted common stock to several consultants for services rendered having a value of $46,200.

During March 2005 through September 2005, the Company received $1,400,000 in exchange for 8% convertible debentures. The debentures were accompanied by 2,800,000 common stock warrants, exercisable over a five year period at $0.0039 per share. The common stock warrants were valued at $3,756.

During October 2004 through September 2005, the Company issued 5,610,392,876 shares of common stock in connection with the conversion of $2,529,378 of principal of the 8% convertible debenture, 3,794,067 of derivative conversion option and $104,410 of accrued interest, net of $973,565 in convertible debt discount, for a total conversion amount of $5,454,290 of the Company's convertible debentures.

During October 2005 through June 30, 2006, the Company issued 6,315,792,017 shares of common stock in connection with the conversion of $529,714 of principal, $794,572 of derivative conversion option and $8.261 of accrued interest, for a total conversion amount of $1,332,547 of the Company's convertible debentures.

During April 2006 through June 2006, the Company issued 200,000,000 common shares for cash of $75,000.

During April 2006 through June 2006, the Company issued 4,368,872 common shares for consulting services rendered having a value of $3,100.


NOTE 9.        STOCK OPTIONS AND WARRANTS

During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share. As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note. The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000. Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000. These options could have been exercised through November 1, 2002 and could have been converted into common stock at the rate of 10 common shares for each Class B preferred share. In September 2001, the exercise price on the Class B preferred stock options was adjusted to $2.50 per share and the exercise period was extended to November 1, 2005. In June 2002, the exercise price on the Class B preferred stock options was adjusted to $0.50 per share. In January 2004, the exercise price on the Class B preferred stock options was adjusted to $0.05 per share and the exercise period was extended to November 1, 2009.

The Company's CEO owns 215,865 shares of the Company's Class A preferred stock, of which 15,845 shares were purchased during the year ended September 30, 2004, and has options to purchase another 234,155 shares for $1.00 per share through November 1, 2009.

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted common stock was issued, the options and warrants were granted at an average discount to market of 50% (ranging from between 20% to 75%).

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006

NOTE 9.       STOCK OPTIONS AND WARRANTS (continued)


The Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). On January 1, 2006. Accordingly, compensation costs for all share-based awards to Employees are measured based on the grant date fair value of those awards and Recognized over the period during which the employee is required to perform Service in exchange for the award (generally over the vesting period of the award). The Company has no awards with market or performance conditions. Excess tax benefits are defined by SFAS 123R (when applicable) will be recognized as an addition to additional paid-in capital. Effective January 1, 2006 and for all periods subsequent to that date, SFAS 123R supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123R. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

The Company adopted SFAS 123R using the modified prospective transition method, which provides for certain changes to the method for valuing share-based compensation. The valuation provisions in SFAS 123R apply to new awards and to awards that are outstanding at the effective date and subsequently modified or cancelled. Estimated compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). In accordance with the modified prospective transition method, the Company's consolidated financial statements for prior periods were not restated to reflect, and do not include, the effect of SFAS 123R.

No options were granted or vested during the interim periods presented, and all Options previously granted had completely vested before January 1, 2005. Therefore no compensation costs were incurred under SFAS 123R and the actual net loss equals the pro forma net loss for such interim periods.

All common stock options and warrants issued to consultants and other non-employees have been recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity
instruments received as per SFAS No. 123.   The market value was determined by
utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the OTC Bulletin Board (stock symbol
CNES) through the grant date and applying certain mathematical assumptions as required under the Black-Scholes model. Such assumptions were generally the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options. These included the risk-free annual rate of return, which ranged from 5% to 6% during the years ended September 30, 2005 and 2004, and stock volatility, which is estimated to be 190%.

At September 30, 2002, the Company had an aggregate of 8,807,154 common stock options and a total of 1,000,000 Class B preferred stock options recorded as additional paid-in capital at a value of $1,443,695. Of the common stock options and warrants, 2,043,654 had been issued to officers and employees and the remaining 6,763,500 had been issued to consultants and investors.

In November 2002 through May 2003, 2,500,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $500,000 12% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $9,816, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2003 of $1,453,511 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

As of September 30, 2003, the Company had an additional 4,852,205 common stock options that had been granted to consultants and investors at exercise prices ranging from $0.50 to $2.00 per share, expiring from November 1, 2003 through January 16, 2005. Because these strike prices were substantially above the market price of the Company's common stock, no value was attributed to these options at the time of grant. During the year ended September 30, 2004,

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2006

NOTE 9.        STOCK OPTIONS AND WARRANTS (continued)

4,352,205 of these non-valued options expired, leaving a balance at September 30, 2004 of 500,000 options, exercisable at $1.00 per share and expiring January 16, 2005. The Company also granted a contingent issuance to its Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2004, which would not have vested until certain milestones have been attained. These respective common stock options and contingent issuances have been excluded from the summarized table below.

In November 2003 through December 2003, 1,000,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $200,000 12% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $945.

In February 2004 and March 2004, 1,500,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $300,000 12% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $1,417.

In April 2004, 750,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $250,000 12% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $1,181.

In June 2004, 1,875,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $625,000 12% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $2,952.

In September 2004, 1,875,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $625,000 12% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $2,952, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2004 of $1,462,958 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

In March 2005 through September 2005, 2,800,000 five-year common stock warrants were issued to an accredited investor group in connection with a $1,400,000 8% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $3,756, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2005 of $1,466,714 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

During the year ended September 30, 2005, the 500,000 non-valued common stock options and the 2,000,000 contingently issuable common stock options noted above both expired. In addition, 6,300,000 previously-valued common stock options and warrants expired, consisting of 4,750,000 warrants issued to convertible note holders at exercise prices ranging from $0.045 to $0.192 per share, 1,450,000 common stock options issued to a consultant at an exercise price of $0.13 per share, and 100,000 common stock options issued to a director at an exercise price of $0.38 per share.

In March 2006 through June 2006, 10,720,000 five-year common stock warrants were issued to an accredited investor group in connection with a $670,000 6% convertible debenture financing arrangement (see Note 7 above). The allocated cost of these warrants amounted to $3,101, resulting in a recorded balance of stock options and warrants exercisable at June 30, 2006 of $1,469,815 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

During the nine months ended June 30, 2006, the 500,000 common stock options issued to the Acting Secretary/Treasurer and 1,443,654 common stock options issued to the Chief Executive Officer expired.

No common stock options or warrants were granted to employees (including officers) and directors of the Company during the nine months ended June 30, 2006, and the years ended September 30, 2005 and 2004.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2006

NOTE 9.        STOCK OPTIONS AND WARRANTS (continued)

The common stock option activity during the fiscal year ended September 30, 2005 and the nine months ended June 30, 2006 is summarized as follows:

                                         Common Stock   Weighted
                                            Options      Average
                                              and       Exercise
                                            Warrants      Price
                                          ----------    ---------
Balance outstanding, October 1, 2004      17,743,654       $.0680

  Granted                                  2,800,000        .0040

  Expired                                 (6,300,000)       .0480
                                          ----------       ------
Balance outstanding, September 30, 2005   14,243,654        .0560

  Granted                                 10,720,000        .0009

  Expired                                 (1,943,654)       .3800
                                          ----------       ------
Balance outstanding, June 30, 2006        23,020,000        .0024
                                          ==========       ======


The following table summarizes information about common stock options at June 30, 2006:

                                 Outstanding             Exercisable
                            Weighted    Weighted               Weighted
   Range of       Common    Average      Average      Common    Average
   Exercise        Stock      Life      Exercise       Stock   Exercise
    Prices       Options    (Months)      Price       Options    Price
---------------  ---------  -------     --------    ----------  -------
$ .0050 - $ .0050  2,500,000       46     $ .0050    2,500,000  $  .0050
$ .0050 - $ .0050    500,000       56     $ .0050      500,000  $  .0050
$ .0050 - $ .0050    250,000       56     $ .0050      250,000  $  .0050
$ .0050 - $ .0050    250,000       56     $ .0050      250,000  $  .0050
$ .0050 - $ .0050    250,000       57     $ .0050      250,000  $  .0050
$ .0050 - $ .0050  1,250,000       59     $ .0050    1,250,000  $  .0050
$ .0020 - $ .0020    750,000       61     $ .0020      750,000  $  .0020
$ .0020 - $ .0020  1,875,000       63     $ .0020    1,875,000  $  .0020
$ .0020 - $ .0020  1,875,000       65     $ .0020    1,875,000  $  .0020
$ .0040 - $ .0040    316,066       48     $ .0040      316,066  $  .0040
$ .0040 - $ .0040    217,466       48     $ .0040      217,466  $  .0040
$ .0040 - $ .0040  1,087,330       48     $ .0040    1,087,330  $  .0040
$ .0040 - $ .0040  1,179,138       48     $ .0040    1,179,138  $  .0040
$ .0009 - $ .0009  5,920,000       56     $ .0009    5,920,000  $  .0009
$ .0009 - $ .0009  4,800,000       56     $ .0009    4,800,000  $  .0009

$ .0009 - $ .0050 23,020,000       56     $ .0024   23,020,000  $  .0024
================= ==========       ==     =======   ==========   =======

NOTE 10.       SUBSEQUENT EVENTS

The balance of convertible debt funding in the amount of $600,000 (along with 9,600,000 in common stock warrants) from the Company's March 8, 2006 aggregate financing arrangement for $1,270,000 was funded in July 2006.

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------
Board of Directors
Conectisys Corporation and Subsidiaries
Valencia, California

We have audited the accompanying consolidated balance sheet of Conectisys Corporation and Subsidiaries (a development stage company) (the "Company") as of September 30, 2005, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the years ended September 30, 2005 and 2004, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2005, except that we did not audit these financial statements for the period December 1, 1990 (inception of development stage) through November 30, 1997; these financial statements were audited by other auditors, whose reports dated March 6, 1998 (for the period December 1, 1994 through November 30, 1997) and January 9, 1995 (for the period December 1, 1990 (inception of development stage) through November 30,
1994), respectively, expressed a going concern uncertainty. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conectisys Corporation and Subsidiaries as of September 30, 2005, and the results of their operations and their cash flows for the years ended September 30, 2005 and 2004, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital at September 30, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                         /s/ Hurley & Company


Granada Hills, California
December 30, 2005

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET
September 30, 2005


Assets
Current assets
  Cash and cash equivalents                                $          518,765
  Prepaid expenses                                                    154,184
                                                            -----------------
Total current assets                                                  672,949

Property and equipment, net of accumulated
  depreciation of $339,330                                             39,257

Other assets
  License and technology, net of accumulated
    amortization of $421,478                                                0
  Loan fees, net of accumulated
    amortization of $474,353                                           45,202
                                                            -----------------

Total assets                                               $          757,408
                                                            =================


The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET
September 30, 2005


Liabilities and shareholders' equity
Current liabilities
  Accounts payable                                         $          316,217
  Accrued compensation                                              1,683,191
  Due to officers                                                         385
  Accrued interest payable                                            212,924
  Other current liabilities                                            38,003
  Notes payable and current potion of
    long-term debt                                                  1,231,048
                                                            -----------------
Total current liabilities                                           3,481,768

Long-term debt, net of current                                      1,590,521
                                                            -----------------
Total liabilities                                                   5,072,289

Commitments and contingencies                                               0

Shareholders' equity
Preferred stock - Class A, $1.00 par value;
  1,000,000 shares authorized, 215,865 shares
  issued and outstanding                                              215,865
Convertible preferred stock - Class B, $1.00
  par value; 1,000,000 shares authorized,
  -0- shares issued and outstanding                                         0
Common stock - 15,000,000,000 shares authorized,
  no par value; 7,388,864,998 shares issued
  and outstanding                                                  26,669,088
Additional paid-in capital:
  Convertible preferred stock - Class B $1.00 par
    value, 1,000,000 stock options exercisable                        100,000
  Common stock, no par value 14,243,654 stock
    options and warrants exercisable                                1,366,714

Accumulated gain (deficit) during development stage               (32,666,548)
                                                            -----------------
Total shareholders' equity (deficit)                               (4,314,881)
                                                            -----------------
Total liabilities and shareholders' equity                 $          757,408
                                                            =================

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended September 30, 2005 and 2004
      And the Cumulative Period
From December 31, 1990 (Inception) Through September 30, 2005

                                                                                  Dec. 1, 1990
                                                                                   (Inception)
                                                                                     Period
                                             Year Ended         Year Ended           Through
                                            September 30,      September 30,      September 30,
                                                2005               2004               2005
Revenues                                $                0 $                0 $          517,460

Cost of goods sold                                 245,427             95,879          1,131,369
                                         -----------------  -----------------  -----------------
Gross profit (loss)                               (245,427)           (95,879)          (613,909)

General and administrative expenses              1,676,520          1,459,844         21,678,148
Bad debt expense                                         0                  0          1,680,522
Write-off of intangible assets                           0                  0          1,299,861
                                         -----------------  -----------------  -----------------
Loss from operations                            (1,921,947)        (1,555,723)       (25,272,440)

Other income (expenses)
  Forgiveness of debt                              504,462                  0            504,462
  Settled damages                                        0           (150,000)          (125,000)
  Other income                                           0                  0             12,072
  Interest income                                        0                  1            102,924
  Interest expense                              (1,715,198)        (2,523,105)        (6,873,324)
  Minority interest                                      0                  0             62,500
                                         -----------------  -----------------  -----------------
Net loss                                $       (3,132,683)$       (4,228,827)$      (31,588,806)
                                         =================  =================  =================

Weighted average shares outstanding          3,713,202,999        795,809,759

Net loss per share                                   (0.00)             (0.01)

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value          Paid-in  Subscript.  Development      Equity
                                  Shares    Value    Shares       Value      Capital  Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 December 1, 1990
(re-entry
  development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -   $ (1,042,140)$       -

Shares issued in exchange for:
 Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
 Capital contribution,
  May 31, 1993                       -          -        2,000         515        -          -            -           515
 Services, March 26, 1993            -          -        2,000         500        -          -            -           500
 Services, March 26, 1993            -          -        1,200         600        -          -            -           600
Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

Shares issued in exchange for:
 Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
 Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
 Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
 Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
 Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
 Cash, September and October,
  1994                               -          -        1,320      33,000        -          -            -        33,000
Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226



The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
 Debt repayment, February 13,
  1995                               -          -        2,040     408,000        -          -            -       408,000
 Debt repayment, February 20,
  1995                               -          -        4,778     477,810        -          -            -       477,810
 Acquisition of assets, CIPI
  February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
 Acquisition of assets, April 5,
  1995                               -          -       15,000         -          -          -            -           -
 Cash and services, April and
  May 1995                           -          -       16,000     800,000        -          -            -       800,000
 Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
 Acquisition of assets and
  services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
 Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
 Acquisition of assets,
  September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
 Return of assets, CIPI
  September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                               ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
Balance,
 November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

Shares issued in exchange for:
 Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
 Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
 Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
 Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000



The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares returned and canceled,
  March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
 Services, April, 1996               -          -           13       2,069        -          -            -         2,069
 Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
 Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
 Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                               --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
Balance,
 November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

Shares issued in exchange for:
 Services, March, 1997               -          -          228       6,879        -          -            -         6,879
 Services, April, 1997               -          -          800      13,120        -          -            -        13,120
 Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
 Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
 Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
Adjustment for partial shares due
 to reverse stock split (1:20)       -          -          113         -          -          -            -           -
 Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
 Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
 Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
 Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                               --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
Balance,
 November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869


The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, December, 1997
  through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
 Debt repayment, April, 1998
  through September, 1998            -          -      250,000     129,960        -          -            -       129,960
 Cash, January, 1998 through
  July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
 Acquisition of assets,
  July, 1998                         -          -      300,000     421,478        -          -            -       421,478
 Acquisition of remaining 20%
  minority interest in
  subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
 Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                               --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

Shares issued in exchange for:
 Shares returned and canceled,
  December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
 Services, December, 1998
  through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
 Cash, December, 1998
  through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
 Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                               --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
Balance,
 September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)



The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares re-acquired and
  canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
Shares issued in exchange for:
 Services, October, 1999 through
  September, 2000, valued from
  $0.25 to $0.80 per share           -          -    2,405,469     990,949        -          -            -       990,949
 Retainers, debt and accrued
  liabilities, October, 1999
  through September, 2000, valued
  from $0.25 to $1.57 per share      -          -    2,799,579   1,171,638        -          -            -     1,171,638
 Cash, October, 1999 through
  September, 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                    -          -    2,295,482     839,425        -      (15,450)         -       823,975
Issuance of 563,500 consultant
  stock options, March, 2000,
  at an exercise price of $2.00
  per share                          -          -          -           -      214,130        -            -       214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March, 2000,
  to $0.38 and approximately $0.39
  per share                          -          -          -           -    1,113,610        -                  1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May, 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange
  for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
Issuance of 500,000 consultant
  stock options, September, 2000,
  with floating exercise prices
  set at 15% below current market    -          -          -           -       65,000        -            -        65,000
Net loss for the year                -          -          -           -          -          -     (3,812,140) (3,812,140)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2000              140,020    140,020 23,527,738  16,187,421  1,235,005    (15,450) (18,416,864) (  869,868)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, October, 2000 through
  September, 2001, valued from
  $0.11 to $0.40 per share           -   $      -    3,471,007 $   572,790 $      -   $      -   $        -   $   572,790
 Retainers, debt and accrued
  liabilities, October, 2000
  through September, 2001, valued
  from $0.11 to $0.43 per share      -          -    3,688,989     487,121        -          -            -       487,121
 Cash, October, 2000 through
  March, 2001, with subscription
  prices ranging from $0.075 to
  $0.083 per share                   -          -    1,045,500      78,787        -          -            -        78,787
Collection of stock subscription
  receivable, October, 2000,
  on 61,800 shares                   -          -          -           -          -       15,450          -        15,450
Exercise of 400,000 common
  stock options, January, 2001,
  at a strike price of $0.085 per
  share, in exchange for debt        -          -      400,000      86,000    (52,000)       -            -        34,000
Issuance of 1,000,000 common
  stock warrants, April, 2001,
  at an exercise price of $0.192
  per share, in conjunction with
  $300,000 principal value of
  8% convertible debt                -          -          -           -       77,228        -            -        77,228
Issuance of 2,000,000 consultant
  stock options, September, 2001,
  at a strike price of $0.13 per
  share                              -          -          -           -      115,000        -            -       115,000
Beneficial conversion option,
  April, 2001 through September,
  2001, pertaining to $300,000
  principal value and accrued
  interest on 8% convertible debt    -          -          -           -      155,027        -            -       155,027
Net loss for the year                -          -          -           -          -          -     (2,154,567) (2,154,567)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2001              140,020    140,020 32,133,234  17,412,119  1,530,260        -    (20,571,431) (1,489,032)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Services, October, 2001 through
  September, 2002, valued from
  $0.02 to $0.25 per share           -   $      -    2,180,000 $   179,916 $      -   $      -   $        -   $   179,916
 Debt and accrued liabilities,
  October, 2001 through September,
  2002, with common shares
  valued from $0.01 to $0.15 per
  share and preferred A shares
  valued at $1.00 per share       60,000    60,000  10,948,077     428,563        -          -            -       488,563
 Cash, October, 2001 through
  September, 2001, with prices
  ranging from $0.01 to $0.083
  per share                          -          -    5,833,334     200,000        -          -            -       200,000
Exercise of 550,000 common stock
  options by a consultant at a
  strike price of $0.13 per share,
  in exchange for debt               -          -      550,000     103,125    (31,625)       -            -        71,500
Issuance of 3,750,000 warrants,
  April, 2002 through June, 2002,
  at an exercise price of $0.045
  per share, in conjunction with
  $750,000 principal value of 12%
  convertible debt                   -          -          -           -      100,087        -            -       100,087
Beneficial conversion option,
  April 2002, through June, 2002,
  pertaining to $750,000 principal
  value of 12% convertible debt      -          -          -           -      649,913        -            -       649,913
Conversion of $93,130 principal
  value of 12% convertible debt
  along with $6,916 accrued
  interest, net of $69,233
  convertible debt discount          -          -   12,667,178     111,515    (80,702)       -            -        30,813
Net loss for the year                -          -          -           -          -          -     (2,346,732) (2,346,732)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2002              200,020    200,020 64,311,823  18,435,238  2,167,933 $      -    (22,918,163) (2,114,972)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                    Deficit
                                                                                                  Accumulated       Total
                                  Preferred Stock       Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A            No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value     Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ----------  ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Services, October, 2002 through
  July, 2003, valued from
  $0.0012 to $0.0100 share           -   $      -    31,500,000 $   134,000 $      -   $      -   $        -   $   134,000
 Debt and accrued liabilities,
  October, 2002 through September,
  2003, valued from $0.0010 to
  $0.0512 per share, including
  transfer of $155,027
  beneficial conversion option                      162,134,748     704,774   (155,027)       -            -       549,747
 Cash, November, 2002 through
  September, 2003, with prices
  ranging from $0.0010 to $0.100
  per share                          -          -   128,500,000     180,000        -          -            -       180,000
Issuance of 2,500,000 warrants,
  November, 2002 through May, 2003,
  at an exercise price of $0.005
  per share, in conjunction with
  $500,000 principal value of 12%
  convertible debt                   -          -           -           -        9,816        -            -         9,816
Beneficial conversion option,
  November, 2002, through May, 2003,
  pertaining to $500,000 principal
  value of 12% convertible debt      -          -           -           -      490,184        -            -       490,184
Conversion of $193,665 principal
  value of 12% convertible debt
  along with $34,355 accrued
  interest, net of $52,340
  convertible debt discount          -          -   103,778,301     353,525   (177,845)       -            -       175,680
Net loss for the year                -          -           -           -          -          -     (2,386,875) (2,386,875)
                               --------- ---------- ----------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2003              200,020 $  200,020 490,224,872 $19,807,537 $2,335,061 $      -   $(25,305,038)$(2,962,420)
                               ========= ========== =========== =========== ========== ========== ============ ===========
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                                                                                                    Deficit
                                                                                                  Accumulated       Total
                                  Preferred Stock       Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A            No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value     Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ----------  ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
Services, October 2003 through
  August 2004 valued from
  $0.0008 to $0.0026 per share       0   $       0   57,300,000 $    78,400 $         0 $        0 $        0  $     78,400
Issuance of 7,000,000 warrants
 November 2003 through
 September 2004 at exercise
 Prices ranging from $0.002 to
 $0.005 per share, in
 conjunction with $2,000,000
 principal value of 12%
 convertible debt                    0              0            0            0    9,447         0          0         9,447
Debt and accrued liabilities
  December 2003 with
  preferred stock class A
  valued at $1.00 per share     15,845 A       15,845            0            0        0         0          0        15,845
Debt and accrued liabilities
  November 2003 to September
  2004 with common shares
  valued from $0.001 to $0.0025
  per share                          0              0  156,625,000      163,575        0         0          0       163,575
Cash, November 2003 through
  March 2004 with prices of
  approximately $0.0010              0              0   74,670,000       75,000        0         0          0        75,000
  per share
Re-characterization of beneficial
  conversion option as derivative
  conversion option , October 2003
  pertaining to $963,205 of
  convertible debt at
  September 30, 2003                 0              0            0            0     (881,550)     0         0      (881,550)
Conversion of $218,115 principal
  value of 12% convertible debt
  $327,172 of derivative
  conversion option
  along with $49,008 accrued
  interest, net of $28,571
  convertible debt discount          0         0  352,352,250      565,724                0               0      565,724
Net loss for the year                0         0            0            0         0      0      (4,228,827)  (4,228,827)
                             --------- ---------- -----------  ----------- ---------- ---------- ------------ -----------
Balance, September 30, 2004  215,865   $  215,865 1,131,172,122$20,690,236 $1,462,958 $        0 $(29,533,865)$(7,164,806)
                             ========= ========== =========== =========== ========== ========== ============ ===========
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period from December 1, 1990 (Inception) Through September 30, 2005


                              Preferred Stock       Common Stock              Additional  Stock                    Total
                              Class A and B         No Par Value                Paid in Subscription Accumulated Shareholders'
                                Shares      Value      Shares        Value      Capital   Receivable  Deficit   Equity (Deficit)
                             ----------  ---------- -------------  ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
Cash, January 2005 with a price
  of $0.00125 per share               0           0    4,000,000         5,000        0            0             0       5,000
Debt, accrued liabilities
  and prepaid retainer
  October 2004 to September
  2005 with common shares
  valued from approximately
  $0.0004 to $0.0010 per share        0           0  591,300,000       473,362         0            0             0     473,362
Services, December 2004 through
  August 2005 valued from
  $0.0006 to $0.0010 per share        0           0   52,000,000        46,200         0            0             0      46,200
Issuance of 2,800,000 warrants
 November 2004 through
 September 2005 at an exercise
 price of $0.0039 per share, in
 conjunction with $1,400,000
 principle value of 12%
 convertible debt                     0           0            0             0        3,756          0             0      3,756
Conversion of $2,529,378 principal
  value of convertible debt,
  $3,794,067 of derivative
  conversion option
  along with $104,410 accrued
  interest, net of $973,565
  convertible debt discount           0           0 5,610,392,876    5,454,290                       0             0   5,454,290
Net loss for the year                 0           0             0            0           0           0    (3,132,683) (3,132,683)
                             ----------  ---------- -------------  -----------  -----------  ----------  ------------ -----------
Balance, September 30, 2005     215,865 $   215,865 7,388,864,998 $ 26,669,088  $  1,466,714 $         0 $(32,666,548)$(4,314,881)
                             ==========  ========== =============  ===========   ===========  ==========  ============   ===========

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2005 and 2004
      And the Cumulative Period
From December 31, 1990 (Inception) Through September 30, 2005

                                                                                  Dec. 1, 1990
                                                                                   (Inception)
                                             Year Ended         Year Ended           Through
                                            September 30,      September 30,      September 30,
                                                2005               2004               2005

Operating activities
  Net loss                              $       (3,132,683)$       (4,228,827)$      (31,588,806)
    Adjustments to reconcile net loss
      to net cash used in
      operating activities:
        Provision for bad debt                           0                  0          1,422,401
        Depreciation and amortization               17,770             17,007          1,728,930
        Stock issued for services                   46,200             78,400          7,645,373
        Stock issued for interest                        0                               535,591
        Settlements                                      0                  0            (25,000)
        Minority interest                                0                  0            (62,500)
        Intangibles                                      0                  0          1,299,861
        Amortization of loan fees
          and note discounts                       835,863            770,739          3,047,140
        Mark-to-market of derivative
          conversion option                        703,756          1,572,705          2,276,461
        Forgiveness of debt                       (504,462)                 0           (504,462)
Changes in operating assets and liabilities
  (Increase) decrease in assets
    Accounts receivable                                  0                  0             (4,201)
    Prepaid expenses                               105,185           (176,967)           110,564
    Interest receivable                                  0                  0            (95,700)
  Increase (decrease) in liabilities
    Accounts payable                               350,834            116,108          1,384,343
    Accrued compensation                           274,946            360,461          2,855,199
    Due to officers                                (75,656)           (37,168)           631,146
    Other current liabilities                      105,737            206,870            861,765
                                          ----------------   ----------------   ----------------
      Total adjustments                          1,860,173          2,908,154         23,106,911
                                          ----------------   ----------------   ----------------

Net cash used in operating activities           (1,272,510)        (1,320,672)        (8,481,895)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2005 and 2004
      And the Cumulative Period
From December 31, 1990 (Inception) Through September 30, 2005


                                                                                  Dec. 1, 1990
                                                                                   (Inception)
                                             Year Ended         Year Ended           Through
                                            September 30,      September 30,      September 30,
                                                2005               2004               2005


Investing activities
  Collection of notes receivable        $                0 $                0 $                0
  Increase in notes receivable                           0                  0         (1,322,500)
  Cost of license & technology                           0                  0            (94,057)
  Purchase of equipment                            (33,671)            (7,888)          (245,405)
                                          ----------------   ----------------   ----------------
Net cash used in investing activities              (33,671)            (7,888)        (1,661,962)


Financing activities
  Common stock issued for cash                       5,000             75,000          3,492,172
  Stock warrants                                     3,756              9,447            200,334
  Preferred stock issued for cash                                           0             16,345
  Proceeds from stock purchase                           0                  0            281,250
  Loan fees                                        (42,368)          (213,843)          (559,555)
  Proceeds from debts
    Related party                                        0                  0            206,544
    Other                                        1,411,014          2,073,218          7,647,275
  Payments on debt
    Related party                                                           0            (53,172)
    Other                                         (102,500)           (67,500)          (604,536)
  Decrease in subscription receivable                    0                  0             35,450
  Contributed capital                                    0                  0                515
                                          ----------------   ----------------   ----------------
Net cash provided by financing activities        1,274,902          1,876,322         10,662,622

Net increase (decrease) in cash                    (31,279)           547,762            518,765

Cash beginning of period                           550,044              2,282                  0
                                          ----------------   ----------------   ----------------

Cash end of period                       $         518,765  $         550,044  $         518,765
                                          ================   ================   ================

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2005 and 2004
      And the Cumulative Period
From December 31, 1990 (Inception) Through September 30, 2005


                                                                                  Dec. 1, 1990
                                                                                   (Inception)
                                             Year Ended         Year Ended           Through
                                            September 30,      September 30,      September 30,
                                                2005               2004               2005


Cash paid during the year for
  Interest                                          81,123            105,000            699,490
  Taxes                                                  0              6,400             14,450

Non-cash investing and financing activities
  Common stock issued for
    Note receivable                                      0                  0            281,250
    Prepaids                                        82,402                  0            264,748
    PP&E                                                 0                  0            130,931
    Deposit                                              0                  0                  0
    License & technology                                 0                  0          2,191,478
    Minority interest                                    0                  0             59,247
    Repayment of debt                            5,587,240            729,300         11,888,207
    Service & interest                             258,010                  0          5,207,202
  Preferred stock issued for
    Services                                                           15,845             75,845
    Repayment of debt                                    0                  0            119,520
  Preferred stock options issued for
    Repayment of debt                                    0                  0            100,000

  Re-characterize beneficial
    conversion option as debt                            0            881,550            881,550

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Conectisys Corporation (formerly Coastal Financial Corp.)(the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur. The Company is a development-stage entity developing automatic meter reading technologies and products for remote reading of electronic energy meters located in residential structures.

On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed as a wholly-owned subsidiary of the Company, which, as yet, has no net assets and has not commenced operations.

Basis of presentation

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries TechniLink, Inc., eEnergyServices.com, Inc., and United Telemetry Company, Inc., and its 80% owned subsidiary PrimeLink, Inc. All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements. Certain prior period balances have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995. The Company has completed two mergers and is in the process of developing its technology and product lines.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)

Since the fair value is estimated at September 30, 2005, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to/from officer, accrued interest, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments. Also, market rates of interest apply on all officer advances and short-term promissory notes. Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

Research and development costs

The Company has been engaged in researching, engineering, and developing its H-Net(TM) technologies since August 1995, and did not generate any revenue during the past fiscal year. The Company hopes to complete additional large-scale cost reduction runs for the production and subsequent sale of the H-Net
(TM)system in 2005.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. All funds on deposit are with one financial institution.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally three years for computer software, five years for vehicles and office equipment, and seven years for furniture and fixtures.

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years. At September 30, 2005, no deferred technology costs were recognized.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)

Accounting for stock-based compensation

Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation," establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires
goods or services   from non-employees in exchange for equity instruments.  The
Company adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation. The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123," effective for fiscal years ending after December 15, 2002, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The adoption of SFAS No. 148 did not have a material impact on the Company's consolidated financial statements, as the adoption of this standard did not require the Company to change, and the Company did not change, to the fair value based method of accounting for stock-based compensation.

Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


As of September 30, 2005, the Company had 7,388,864,998 shares of common stock outstanding. If all of the Company's unexpired stock warrants and options (including contingent issuances) were exercised, and all the principal value and accrued interest on its outstanding convertible debentures were converted, the Company's incremental common shares (not included in the denominator of diluted earnings (loss) per share because of their anti-dilutive nature) would be as follows:

Class B preferred stock options                   10,000,000
Convertible note holder - common stock warrants   12,300,000
Common stock options - officers                    1,943,654
                                              --------------
Subtotal                                          24,243,654

Accrued officer compensation ($440,000),
convertible into common stock                    358,758,842

Convertible note holder principal value
($1,615,712), accrued interest ($212,924)
assumed converted into common stock at
$0.00008 per share                            22,857,950,000
                                              --------------
Total potential common stock equivalents      23,240,952,496

The following table illustrates the effect on net loss if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

                                       Year Ended          Year Ended
                                        09/30/2005          09/30/2004
                                   ------------------  ------------------
        Net loss, as reported      $    (3,132,683)    $    (4,228,827)

        Add:    Total stock-based
        compensation expense included
        in net loss, as reported                -                   -

        Deduct: Total stock-based
        compensation expense
        determined under fair value based
        method for all awards, net of
        related tax effects                     -                   -
                                    --------------     ---------------
        Pro forma net loss         $    (3,132,683)    $   (4,228,827)

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company files a consolidated federal income tax return. The Company has adopted SFAS No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse. The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

Advertising Costs

The Company expenses advertising cost in the year incurred. Such costs amounted to $16,824 and $7,447 for the years ended September 30, 2005 and 2004 respectively.

Recently issued accounting pronouncements

In November 2004, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.
The initial application of SFAS No. 151 will have no impact on the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment," which addresses the accounting for employee stock options. SFAS 123(R) revises the disclosure provisions of SFAS 123 and supersedes APB 25. SFAS 123(R) requires that the cost of all employee stock options, as well as other equity-based compensation arrangements, be reflected in financial statements based on the estimated fair value of the awards. In March 2005, the Securities & Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 107, "Share-Based Payment," which summarizes the views of the SEC staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations, and is intended to assist in the initial implementation. SFAS(R) is effective for all companies that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the provisions of SFAS 123(R) and its effect on its financial statements. The Company does not expect the adoption of this statements to have a material impact on its financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets, an amendment of APB 29, Accounting for Nonmonetary Transactions." This statement's amendments are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, SFAS 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Provisions of this statement are effective for fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations"("FIN 47"), which is an interpretation of SFAS 143, "Accounting for Asset Retirement Obligations." FIN 47 clarifies terminology within SFAS 143 and requires an entry to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which will require entities that voluntarily make a change in accounting principle to apply that change retroactively to prior periods' financial statements unless this would be impracticable. SFAS No. 154 supersedes Accounting Principles Board Opinion No. 20, "Accounting Changes" ("APB No. 20"), which previously required that most voluntary changes in accounting principle be recognized by including in the current period's net income the cumulative effect of changing to the new accounting principle. SFAS No. 154 also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correcetion of an error. Another significant change in practice under SFAS No. 154 will be that if an entity changes its method of depreciation, amortization, or depletion for long-lived, non-financial assets, the change must be accounted for as a change in accounting principle. SFAS No. 154 applies to accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005. The provisions of SFAS No. 154 are not expected to affect the Company's consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 2. GOING CONCERN UNCERTAINTY

As of September 30, 2005, the Company had a deficiency in working capital of approximately $2,800,000 and had incurred continual net losses since its return to the development stage in fiscal 1996, of approximately $32,000,000, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales and licensing of the Company's products and technologies, the raising of capital through the issuance of common stock and from continued officer advances, which are expected to help provide the Company with the liquidity necessary to meet operating expenses. An investor group had previously advanced the Company an aggregate amount of $3,250,000 through fourteen similar funding tranches occurring in April 2002, May 2002, June 2002, November 2002, March 2003, May 2003, November 2003, December 2003, December 2003, February 2004, March 2004, April 2004, June 2004 and September 2004. During the year ended September 30, 2005, the same investor group advanced the Company an additional $1,400,000. The Company received $158,033 in March 2005,
$108,733 in April 2005, $543,665 in June 2005 and $589,569 in September 2005,
including certain fees payable, in connection with this additional financing. Over the longer term, the Company plans to achieve profitability through its operations from the sale and licensing of its H-Net(TM) automatic meter-reading system. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3. RELATED PARTY TRANSACTIONS

The officers of the Company have continually advanced funds to the Company. These advances have generally been in the form of revolving short-term promissory notes at an annual interest rate of 18% (see Note 8 below).

NOTE 4.   PREPAID EXPENSES AND DEPOSITS

The Company has accrued a prepaid expense of $80,000 as a staying bonus for its Chief Executive Officer as per his employment contract (see NOTE 13). The staying bonus is being amortized over the calendar year 2005. For the calendar year ended December 31, 2005, $60,000 of this expense was amortized as officer salaries with a balance of $20,000 at September 30, 2005.

In connection with the convertible debenture financing obtained in April 2004, June 2004 and September 2004, the Company prepaid $30,000, $75,000 and $75,000 dollars in interest, respectively (see NOTE 10). The prepaid interest is being amortized over a one year period. For the year ended September 30, 2004, $13,562, $19,110 and $4,520 were amortized, respectively, related to this prepaid interest for a total of $37,192. The balances at September 30, 2004 were $16,438, $55,890 and $70,480 for total prepaid interest of $142,808. During the year ended September 30, 2005, an additional $6,264, $33,190 and $37,343 were amortized, respectively, related to this prepaid interest for a total of $76,797. The balances at September 30, 2005 tentatively were $10,174, $22,700 and $33,137 for a total prepaid interest of $66,011. As of September 30, 2005, the Company had converted all convertible debentures relating to the $10,174, $22,700 and $33,137 prepaid balances. These amounts are being applied to the remaining accrued and unpaid interest on other debentures. In March 2005, April 2005, May 2005 and September 2005, the Company prepaid $1,033, $1,033, $5,165 and $36,665 respectively for a total of $43,896 in interest in connection with the convertible debenture financing. These amount were either fully amortized or are being applied against the accrued interest liability. As a result, there is no prepaid interest included in prepaid expenses.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 4.   PREPAID EXPENSES AND DEPOSITS(continued)

The balance of the September 2004 retainer in the amount of $4,159 to a law firm in connection with a suit brought forth by Devon Investment Advisors Ltd. has been fully applied to invoices.

Included in prepaid expenses is $20,000 in an escrow account designated for key man life insurance. Also included are prepaid retainers to a consultant for $82,402 and a law firm for $31,782.

As of September 30, 2005, the balance in prepaid expenses was $154,184.

NOTE 5.    PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2005 consisted of the following:


Office equipment                             $   323,525
Furniture and fixtures                            19,700
Vehicles                                          35,362
                                             -----------
Total cost                                       378,587
Accumulated depreciation                        (339,330)
                                             -----------
Net book value                               $    39,257
                                             ===========

NOTE 6.    LICENSE RIGHTS AND TECHNOLOGY

License rights and technology at September 30, 2005 consisted of the following:

      License rights                            $   421,478
      Accumulated amortization                     (421,478)
                                                 -----------
        Net book value                          $       -
                                                 ===========

NOTE 7.   LOAN FEES

In February 2002, the Company received $340,000 in short-term financing from an investment group through the issuance of a promissory note maturing on May 15, 2002 and accruing interest at an annual rate of 18%. Included in the loan was $40,000 in fees, consisting specifically of a $30,000 finder's fee and a $10,000 legal fee. These loan fees were fully amortized at September 30, 2002, with the balances written-off at September 30, 2005 as a result of a legal settlement.

In March through June 2002, the Company received $750,000 from an accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 3,750,000 common stock warrants, exercisable over a three year period at the lesser of $0.045 per share and the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Loan fees associated with these loans amounted to $147,500, of which $90,000 represented finder's fees and $57,500 represented legal costs. These loan fees were fully amortized at September 30, 2003.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 7.   LOAN FEES (continued)

In November 2002 through May 2003, the Company received another $500,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 2,500,000 common stock warrants, exercisable over a seven-year period at $0.005 per share. Loan fees associated with these loans amounted to $83,069, consisting of $66,069 in finder's fees and $17,000 in legal costs. Amortization of these fees over the pro-rata portion of the one-year term of the loans amounted to $55,173 through September 30, 2003. Total amortization of all loan fees during the year ended September 30, 2003 amounted to $144,276, including $89,103 attributable to the unamortized balance at September 30, 2002. The unamortized balance of the loan fees at September 30, 2003 was $27,896.

In October 2003, the variable conversion price of the 12% convertible debentures issued from March through June 2002 and from November 2002 through May 2003 was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion.

In November 2003 through December 2003, the Company received another $200,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,500,000 common stock warrants, exercisable over a seven-year period at $0.005 per share. Loan fees associated with these loans amounted to $33,778, consisting of $18,778 in finder's fees and $15,000 in legal costs.

In February 2004 and March 2004, the Company received another $300,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,500,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $42,335, consisting of $35,335 in finder's fees and $7,000 in legal costs.

In April 2004, the Company received another $250,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 750,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $36,624, consisting of $21,624 in finder's fees and $15,000 in legal costs. The Company also prepaid $30,000 in interest.

In June 2004, the Company received another $625,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,875,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $52,653, consisting of $47,653 in finder's fees and $5,000 in legal costs. The Company also prepaid $75,000 in interest.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 7.   LOAN FEES (continued)

In September 2004, the Company received another $625,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,875,000 common stock warrants, exercisable over a seven-year period at $0.002 per share. Loan fees associated with these loans amounted to $48,453, consisting of $46,953 in finder's fees and $1,500 in legal costs. The Company also prepaid $75,000 in interest.

Total new loan fees during the year ended September 30, 2004 amounted to $213,843.

Total amortization on the one- and two-year lives of all loan fees amounted to $97,034 during the year ended September 30, 2004, leaving an unamortized balance at September 30, 2004 of $144,705. During the year ended September 30, 2005, total amortization of loan fees amounted to $129,505, leaving an unamortized balance of $15,200.

In March 2005, the Company received another $158,033 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 316,066 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $9,000 in finder's fees and $5,000 in legal costs. The Company also paid $1,033 in prepaid interest.

In April 2005, the Company received another $108,733 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 217,466 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $2,000 in finder's fees. The Company also paid $1,033 in prepaid interest.

In May 2005, the Company received another $543,665 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,087,330 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $10,000, in finder's fees. The Company also paid $5,165 in prepaid interest.

In June of 2005, the Company incurred an additional $6,368 in finder fees in connection with a prior issuance of convertible debt from the above accredited investor group.

In September 2005, the Company received another $589,569 from the above accredited investor group in exchange for 8% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,179,138 common stock warrants, exercisable over a five-year period at $0.0039 per share. Loan fees associated with these loans amounted to $10,000, in finder's fees. The Company also paid $36,665 in prepaid interest.

Total new loan fees during the year ended September 30, 2005 amounted to $42,368. During the year ended September 30, 2005, total amortization of current year's loan fees amounted to $12,366, leaving an unamortized balance of $30,002.

Total unamortized loan fees at September 30, 2005 is $45,202.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 8.    DUE TO/FROM OFFICERS

At September 30, 2001, a revolving promissory note agreement for $56,880 was drawn up, due on demand, at an annual interest rate of 18%, for unpaid cumulative advances (plus interest) made by the Company's CEO. During the year ended September 30, 2002, cash advances of $31,500 were made. Additionally, the loan account was increased by $120,875, representing the value of 2,361,814 restricted shares of the Company's common stock held by the CEO, which were used as collateral and transferred to a note holder in June of 2002 to partially cover a $300,000 debt, and by $16,202, representing the value of 794,857 restricted shares of the Company's common stock held by the CEO, which were pledged to and sold by a convertible note holder on a Company obligation in default. Repayments of debt by the Company amounted to $144,806 and accrued interest amounted to $6,913 during the year ended September 30, 2002, resulting in a loan balance due the CEO at September 30, 2002 of $87,564. During the year ended September 30, 2003, additional cash advances totaling $37,869 were made, along with $37,423, representing another 1,835,885 restricted shares of the Company's common stock pledged and sold by the above note holder. Repayments of debt by the Company amounted to $136,009, including re-issuance of 2,361,814 restricted shares of the Company's common stock valued at $120,875 that had been transferred to a note holder during the previous fiscal year. Accrued interest during the year ended September 30, 2003 was $10,073, bringing
the loan balance due the CEO at September 30, 2003 to $36,920.   During the
year ended September 30, 2004, the Company repaid $32,673. Accrued interest of $3,558 during the period brought the loan balance due the CEO at September 30, 2004 to $7,805. During the year ended September 30, 2005, the Company repaid $45,715 including accrued interest during the period of $212 creating a balance due from officer of $37,698 which has been applied to accrued compensation due to the CEO. There is no amount due to the CEO at September 30, 2005.

At September 30, 2001, a promissory note agreement for $25,874 was drawn up, due on demand, at an annual interest rate of 18 percent, for cumulative advances (plus interest) made by the Company's Secretary/Treasurer. The Secretary/Treasurer had also borrowed on a personal credit card for the Company's behalf in the amount of $18,455, bringing the total obligation due the Secretary/Treasurer at September 30, 2001 to $44,329. During the year ended September 30, 2002, the personal credit card balance was virtually paid-off. Additional loan advances were $19,500, loan repayments were $39,500, and accrued interest was $2,269 during the year ended September 30, 2002, bringing the aggregate loan balance due the Secretary/Treasurer at September 30, 2002 to $8,143. During the year ended September 30, 2003, additional cash advances of $37,500 were made, and accrued interest was $6,522, resulting in a loan balance due the Secretary/Treasurer at September 30, 2003 of $52,165. During the year ended September 30, 2004, the Company repaid $25,655 and received an additional $666 from the Treasurer. Accrued interest amounted to $8,077 during the period bringing the loan balance due the Secretary at September 30, 2004 to $35,253. During the year ended September 30, 2005, the Company repaid $37,962.
Accrued interest during the period amounted to $3,094, bringing the loan balance at September 30, 2005 to $385. The loan balance at September 30, 2005 is due on demand and continues to accrue interest at the rate of 18% per year.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 8.    DUE TO/FROM OFFICERS (continued)

During the period May through September 2002, the Company's Chief Technical Officer advanced the Company $32,946, corresponding to 684,407 restricted shares of the Company's common stock held by the officer, which were pledged to and sold by a convertible note holder on a Company obligation in default. Accrued interest at the annual rate of 18% was $1,831 through the end of the fiscal year, bringing the total loan amount to $34,777 at September 30, 2002. In November 2002, the Company re-issued the 684,407 restricted shares to the Chief Technical Officer (valued at $32,946) that had been pledged to and sold by the convertible note holder during the previous fiscal year. Accrued interest amounted to $1,205 during the year ended September 30, 2003, resulting in a loan balance of $3,036 as of that date. During the year ended September 30, 2004, the Company repaid $15,623. During the year ended September 30, 2004, accrued interest amounted to $294, which brought the tentative balance due from the Chief Technical Officer to $12,293. This amount has been applied against the accrued compensation owed the Chief Technical Officer, resulting in a net amount due to/from the officer at September 30, 2005 of $0.

The aggregate amount due officers at September 30, 2005 was $385 and interest expense on the officer loans amounted to $3,306 for the year ended September 30, 2005.

As of September 30, 2005, the Company owed its officers $1,683,191 in accrued compensation. Of this amount, $360,000 was attributable to aggregate staying bonuses payable to the President and Secretary/Treasurer of the Company as of December 31, 2004. An additional $80,000 payable to the President on
January 1, 2006 is being amortized over the 2005 calendar year.
The staying bonuses are to be compensated for with the Company's common stock, valued at the average bid and ask price for the stock for the 30 days prior to each respective year-end issuance date. The total common stock to be issued as staying bonuses amounted to 358,758,842 at September 30, 2005, including 289,156,627 shares to settle the upcoming January 1, 2006 stating bonus.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE

Notes payable at September 30, 2005 consisted of the following:

Convertible Debentures - secured by substantially all the assets of the Company

     Convertible Debenture #1

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                         $    0

     Accrued interest of $7,075 and principal
      on Convertible Debenture convertible
      into approximately 88,437,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    7,075  $     7,075
                                                         -------
     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 29, 2003 at an annual interest
      rate of 12%                                        $     0

     Accrued interest of $7,075 and principal
      on Convertible Debenture convertible
      into approximately 88,437,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    7,075        7,075
                                                         -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on March 29, 2003 at an annual
      interest rate of 12%                                $    0

     Accrued interest of $8,136 and principal
      on Convertible Debenture convertible
      into approximately 101,700,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    8,136  $    8,136
                                                         -------
     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                         $    0

     Accrued interest of $4,975 and principal
      on Convertible Debenture convertible
      into approximately 62,187,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     4,975  $   4,975
                                                          -------
     Convertible Debenture #2

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 10, 2003 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,600 and principal
      on Convertible Debenture convertible
      into approximately 120,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     9,600  $   9,600
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  May 10, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $9,600 and principal
      on Convertible Debenture convertible
      into approximately 120,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     9,600  $     9,600
                                                          -------
     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on May 10, 2003 at an annual
      interest rate of 12%                               $     0

     Accrued interest of $10,800 and principal
      on Convertible Debenture convertible
      into approximately 135,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    10,800  $   10,800
                                                          -------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      May 10, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $6,000 and principal
      on Convertible Debenture convertible
      into approximately 75,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     6,000  $   6,000
                                                          -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #3

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      June 17, 2003 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $19,200 and principal
      on Convertible Debenture convertible
      into approximately 240,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    19,200  $   19,200
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  June 17, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $19,200 and principal
      on Convertible Debenture convertible
      into approximately 240,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    19,200 $   19,200
                                                          -------

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on June 17, 2003 at an annual
      interest rate of 12%                                $     0

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

      Accrued interest of $21,600 and principal
      on Convertible Debenture convertible
      into approximately 270,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    21,600  $   21,600
                                                         --------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      June 17, 2003 at an annual
      interest rate of 12%                                $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 150,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    12,000  $   12,000
                                                         --------
     Convertible Debenture #5

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,240 and principal
      on Convertible Debenture convertible
      into approximately 115,500,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     9,240  $    9,240
                                                          -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,240 and principal
      on Convertible Debenture convertible
      into approximately 115,500,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     9,240  $    9,240
                                                          -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $9,240 and principal
      on Convertible Debenture convertible
      into approximately 115,500,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     9,240       9,240
                                                          -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #6

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 150,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    12,000  $   12,000
                                                          -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 150,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    12,000  $   12,000
                                                          -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                         $     0

     Accrued interest of $12,000 and principal
      on Convertible Debenture convertible
      into approximately 150,000,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    12,000  $   12,000
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #7

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                         $33,334

     Accrued interest of $7,408 and principal
      on Convertible Debenture convertible
      into approximately 509,275,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     7,408  $   40,742
                                                         --------
     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                         $33,333

      Accrued interest of $7,408 and principal
      on Convertible Debenture convertible
      into approximately 509,262,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     7,408  $   40,741
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                         $33,333

     Accrued interest of $7,409 and principal
      on Convertible Debenture convertible
      into approximately 509,275,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     7,409  $   40,742
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #8

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                         $16,667

     Accrued interest of $3,660 and principal
      on Convertible Debenture convertible
      into approximately 254,087,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,660  $   20,327
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                         $16,667

     Accrued interest of $3,660 and principal
      on Convertible Debenture convertible
      into approximately 254,087,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,660 $   20,327
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                         $16,666

     Accrued interest of $3,661 and principal
      on Convertible Debenture convertible
      into approximately 254,087,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,661  $   20,327
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #9

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                         $16,667

     Accrued interest of $3,507 and principal
      on Convertible Debenture convertible
      into approximately 252,175,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,507  $   20,174
                                                        --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                         $16,667

     Accrued interest of $3,507 and principal
      on Convertible Debenture convertible
      into approximately 252,175,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,507  $   20,174
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                         $16,666

     Accrued interest of $3,507 and principal
      on Convertible Debenture convertible
      into approximately 252,162,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,507  $  20,173
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #10

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                         $16,666

     Accrued interest of $3,239 and principal
      on Convertible Debenture convertible
      into approximately 248,812,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,239  $  19,905
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                         $16,667

     Accrued interest of $3,238 and principal
      on Convertible Debenture convertible
      into approximately 248,812,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,238 $   19,905
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                         $16,667

     Accrued interest of $3,238 and principal
      on Convertible Debenture convertible
      into approximately 248,812,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,238  $  19,905
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #11

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                         $79,734

     Accrued interest of $15,646 and principal
      on Convertible Debenture convertible
      into approximately 1,192,250,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    15,646  $  95,380
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                         $79,733

     Accrued interest of $15,646 and principal
      on Convertible Debenture convertible
      into approximately 1,192,237,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    15,646  $  95,379
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                         $79,733

     Accrued interest of $15,646 and principal
      on Convertible Debenture convertible
      into approximately 1,192,237,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                    15,646  $  95,379
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #12

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8%  with one year
      interest prepaid                                   $ 25,285

     Accrued interest of $1,097 and principal
      on Convertible Debenture convertible
      into approximately 329,775,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     1,097  $  26,382
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 71,115

     Accrued interest of $3,086 and principal
      on Convertible Debenture convertible
      into approximately 927,512,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,086  $  74,201
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 58,472

     Accrued interest of $2,538 and principal
      on Convertible Debenture convertible
      into approximately 762,625,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     2,538  $  61,010
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                     $3,161

     Accrued interest of $137 and principal
      on Convertible Debenture convertible
      into approximately 41,225,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                       137  $   3,298
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #13

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8%  with one year
      interest prepaid                                   $ 17,397

     Accrued interest of $625 and principal
      on Convertible Debenture convertible
      into approximately 225,275,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                       625  $  18,022
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 48,930

     Accrued interest of $1,759 and principal
      on Convertible Debenture convertible
      into approximately 633,612,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     1,759  $  50,689
                                                         --------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                  $ 40,231

     Accrued interest of $1,446 and principal
      on Convertible Debenture convertible
      into approximately 520,962,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     1,446  $  41,677
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                   $  2,175

     Accrued interest of $78 and principal
      on Convertible Debenture convertible
      into approximately 28,162,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                        78  $   2,253
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #14

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8%  with one year
      interest prepaid                                   $ 43,228

     Accrued interest of $1,241 and principal
      on Convertible Debenture convertible
      into approximately 555,862,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     1,241  $  44,469
                                                         --------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $121,580

     Accrued interest of $3,491 and principal
      on Convertible Debenture convertible
      into approximately 1,563,387,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     3,491  $ 125,071
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 99,965

     Accrued interest of $2,870 and principal
      on Convertible Debenture convertible
      into approximately 1,285,437,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                     2,870  $ 102,835
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                   $  5,404

     Accrued interest of $155 and principal
      on Convertible Debenture convertible
      into approximately 69,487,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                       155  $   5,559
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #16

     Note payable to AJW Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $ 94,331

     Accrued interest of $21 and principal
      on Convertible Debenture convertible
      into approximately 1,179,400,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                        21  $  94,352
                                                         --------

     Note payable to AJW Offshore, LTD
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                  $265,306

     Accrued interest of $58 and principal
      on Convertible Debenture convertible
      into approximately 3,317,050,000
      shares of common stock at the price
      of $0.00008 at September 30, 2005                        58  $ 265,364
                                                         --------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 17, 2007 at an annual interest
      rate of 8% with one year
      interest prepaid                                   $218,141

     Accrued interest of $48 and principal
      on Convertible Debenture convertible
      into approximately 2,727,362,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                        48  $ 218,189
                                                         --------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 17, 2007 at an annual
      interest rate of 8% with one year
      interest prepaid                                   $ 11,791

     Accrued interest of $2 and principal
      on Convertible Debenture convertible
      into approximately 147,412,500
      shares of common stock at the price
      of $0.00008 at September 30, 2005                         2  $  11,793
                                                         --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

Subtotal of all Convertible Debentures                            1,933,725

    Less reclassified accrued interest                         $   (212,924)
    Less prepaid interest offset                                   (105,089)
                                                               ------------
    Subtotal principal value                                      1,615,712
    Derivative conversion option - 150 percent of principal       2,423,568
    Less unamortized note discount                               (1,225,759)
                                                                -----------
Net carrying value of
  Convertible Debentures                                       $  2,813,521


      Convertible note payable to Laurus Master Fund, Ltd.,
      unsecured, with interest payable at an annual rate
      of 8%, conversion premium of 25% based on current
      market price of the Company's common stock (as defined),
      initially due October 12, 2001 and extended to
      December 1, 2001.  Currently in default.                        8,048
                                                                -----------
     Total notes payable                                        $ 2,821,569

        Current portion                                           1,231,048
                                                                -----------
        Long-term portion                                       $ 1,590,521
                                                                ===========

On April 12, 2001, the Company received $300,000 in proceeds from Laurus Master Fund, Ltd. ("L9aurus") and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance.

A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at September 30, 2002 as interest expense.

The note was convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be September 30, 2002). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at September 30, 2002, the note was convertible into approximately 20,189,875 common shares at an exercise price of approximately $0.0064 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was also fully amortized at September 30, 2001.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 9.    NOTES PAYABLE (continued)

A corresponding $152,228 credit was made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through September 30, 2002 was $17,168. For presentation purposes, this interest was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($4,292), bringing the total conversion benefit option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in loan fees associated with the transaction) amounted to $265,030.

The maturity date on the $300,000 principal value 8% convertible note, initially October 12, 2001, was extended to December 1, 2001. Because of the inherent conversion benefit feature, the aggregate note with accrued interest, totaling $311,194 at September 30, 2001, was classified as a long-term liability.

The Company was unable to pay-off the note at maturity. However, after receiving bridge financing from another investment group in February 2002, the Company subsequently repaid $150,000 of the obligation, as the note holder elected to not convert the debt to shares. Consequently, the note holder sold 1,479,264 of the 4,773,208 shares of the Company's common stock that had been pledged by officers of the Company as collateral, resulting in net proceeds of $49,148. Adding accrued interest of $17,168 at an annual rate of 8%, brought the loan balance at September 30, 2002 to $129,214. During the year ended September 30, 2003, the note holder sold the remaining 3,293,944 pledged shares for net proceeds of $67,144. The note holder elected to convert essentially all the remaining debt for common stock of the Company, receiving 26,000,000 newly issued Company shares valued at $58,400, and bringing the tentative liability down to $3,670. Accrued interest amounted to $3,183, resulting in a total liability to the note holder at September 30, 2003 of $6,851. For the years ended September 30, 2005 and 2004, accrued interest amounted to $617 and $580, respectively, resulting in a balance of $8,048 at September 30, 2005. In connection with the pay-down of the debt, the $155,027 beneficial conversion option noted above was reduced to zero through transference to common stock.

In February 2002, the Company borrowed $340,000 from Mercator Momentum
Fund ("Mercator"). This loan from Mercator was a short-term loan due May 15, 2002 and accrued interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. In April and May of 2002, the Company paid Mercator an aggregate of $100,000. On June 14, 2002 Mercator transferred collateral in the form of 5,861,814 shares of common stock to its name because the Company was in default on the balance of the loan.

Thereafter, on June 21, 2002, Mercator filed an action against the Company, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests, fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283), adding a claim of common count for money lent. In March 2004, the Company settled its suit with Mercator for $150,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 10. SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's continued research and development efforts as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On March 29, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On May 10, 2002 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On June 17, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

The Company entered into another securities purchase agreement plus related agreements with three accredited investors on November 27, 2002 (essentially the same re-organized investor group delineated above) for the purchase of up to $500,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On November 27, 2002 the Company issued an aggregate of $200,000 of 12% convertible debentures in a private offering to three accredited investors who, if certain conversion limitations are disregarded, would be deemed beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock at a per share exercise price equal to $.005.

On March 3, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to $.005.

On May 12, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the conversion rate was changed from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to $.005.

On November 25, 2003 the Company issued an aggregate of $100,000 of 12% convertible debentures in a private offering to three accredited investors.
The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately
preceding conversion.   The debentures were accompanied by warrants to purchase
up to an aggregate of 500,000 shares of common stock at a per share exercise price equal to $.005.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

On December 3, 2003 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

On December 31, 2003 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

On February 18, 2004 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

On March 4, 2004 the Company issued an aggregate of $250,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock at a per share exercise price equal to $.005.

On April 19, 2004, the Company issued an aggregate of $250,000 of 12% convertible debentures in a private offering to four accredited investors. The Company prepaid one year's interest of $30,000 upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to $.002.

On June 30, 2004 the Company issued an aggregate of $625,000 of 12% convertible debentures in a private offering to four accredited investors. The
Company prepaid one year's interest of $75,000 upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,875,000 shares of common stock at a per share exercise price equal to $.002.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

On September 9, 2004 the Company issued an aggregate of $625,000 of 12% convertible debentures in a private offering to four accredited investors. The Company prepaid one year's interest of $75,000 upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,875,000 shares of common stock at a per share exercise price equal to $.002.

On March 17, 2005 the Company issued an aggregate of $158,033 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $1,033 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 316,066 shares of common stock at a per share exercise price equal to $.0039.

On April 20, 2005 the Company issued an aggregate of $108,733 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $1,033 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 217,466 shares of common stock at a per share exercise price equal to $.0039.

On May 23, 2005 the Company issued an aggregate of $543,665 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $5,165 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,087,330 shares of common stock at a per share exercise price equal to $.0039.

On September 30, 2005 the Company issued an aggregate of $589,569 of 8% convertible debentures in a private offering to the four accredited investors. The Company prepaid $36,665 in interest upon receipt of the funds. The debentures were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,179,138 shares of common stock at a per share exercise price equal to $.0039.

The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures and/or warrants shall be adjusted as stipulated in the agreements governing such debentures and warrants.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

As part of the recording of the convertible debt transactions, a beneficial conversion option was recognized, along with a corresponding convertible debt discount. The fair value of the debt instruments issued totaling $1,750,000 in principal value was $3,500,000 in aggregate, representing a 100% premium on the principal value (due to the 100% pricing advantage) and making the beneficial conversion option $1,637,735 at the inception of the loans ($1,750,000 proceeds less $112,265 allocated to the issuance of the 8,750,000 related warrants). In October 2003, the conversion option was increased to 150% from 100% which resulted in an increase of $563,257 in the conversion interest and a corresponding expense in the current period. Due to the nature of the debt instrument and its repayment terms, the beneficial conversion option has been re-characterized as derivative conversion option and reclassified as additional debt. In connection with the issuance of an additional $2,000,000 of convertible debt during the year ended September 30, 2004, the derivative conversion option was increased by $3,000,000. During the year ended September 30, 2005, the derivative conversion interest was increased by $2,800,000 in connection with the issuance of an additional $1,400,000 of debt.

During the fiscal year ended September 30, 2002, the Company issued 12,667,178 shares of common stock in connection with interest payments and upon conversion of an aggregate $93,130 of principal and $6,916 of related interest on the Company's convertible debentures. A corresponding pro-rata reduction of $80,702 to the beneficial conversion option was made. During the fiscal year ended September 30, 2003, the Company issued another 103,778,301 shares of common stock in connection with the conversion of another $193,665 of principal and $34,355 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at September 30, 2003 of $963,205 (net of an aggregate of $286,795 in debt conversions through that date). A corresponding pro-rata reduction of $177,845 was made to the beneficial conversion option during the fiscal year ended September 30, 2003 (an aggregate of $258,547 since the inception of the loans), bringing the beneficial conversion option balance at September 30, 2003 to $881,550. In October 2003, the conversion option was increased to 150% from 100% resulting in an increase of $563,257 and a re-characterization of the conversion option as additional debt.

During the year ended September 30, 2004, the Company issued an additional $2,000,000 of 12% convertible debentures. Also, the Company issued 352,352,250 shares of common stock in connection with the conversion of another $218,115 of principal and $49,008 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at September 30, 2004 of $2,745,090 (net of an aggregate of $504,910 in debt conversions through that date). In connection with the issuance of the additional $2,000,000 convertible debt, the Company recorded a corresponding derivative conversion option of $3,000,000. A corresponding pro-rata reduction of $327,172 was made to the derivative conversion option during the year ended September 30, 2004 (an aggregate of $613,967 since the inception of the loans), bringing the derivative conversion option balance at September 30, 2005 to $4,117,635.

During the year ended September 30, 2005, the Company issued an additional $1,400,000 of 8% convertible debentures. Also, the Company issued 5,610,392,876 shares of common stock in connection with the conversion of $2,529,378 of principal and $104,410 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at September 30, 2005 of $1,615,712 (net of an aggregate of $3,034,288 in debt conversions through that date). A corresponding pro-rata reduction of $3,794,067 was made to the derivative conversion option during the year ended September 30, 2005 (an aggregate of $4,408,034 since the inception of the loans), bringing the derivative conversion option balance at September 30, 2005 to $2,423,568.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

The aggregate note discount of $4,650,000 is being amortized over the one-year and two-year lives of the respective debt instruments. Of this amount, $279,115 was amortized during the fiscal year ended September 30, 2002, $653,720 was amortized during the year ended September 30, 2003, $673,705 was amortized during the year ended September 30, 2004 and $973,565 was amortized during the year ended September 30, 2005, while $69,233 in convertible bond discount was transferred to equity upon conversion of $93,130 in debt principal during the fiscal year ended September 30, 2002, $52,340 in convertible bond discount was transferred to equity upon conversion of $193,665 of debt principal during the fiscal year ended September 30, 2003, $28,571 in convertible bond discount was transferred to equity upon conversion of $218,115 of debt principal during the year ended September 30, 2004 and $973,565 in convertible bond discount was transferred to equity upon conversion of $2,529,378 of debt principal during the year ended September 30, 2005, resulting in an unamortized convertible debt discount balance of $1,225,759 at September 30, 2005.

As of September 30, 2005, the Company was indebted for an aggregate of $1,828,636 including $1,615,712 of principal and $212,924 of accrued interest, net of prepaid interest of $105,089, on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the amounts converted.

NOTE 11.  SHAREHOLDERS' EQUITY (DEFICIT)

The Company's authorized capital stock consists of 15,000,000,000 shares of common stock, no par value per share and 50,000,000 shares of preferred stock, $1.00 par value per share. On August 10, 2005, the Board of Directors and stockholders approved an increase in the amount of common shares from 7,500,000,000 to 15,000,000,000. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock, and the remaining 48,000,000 shares are undesignated. As of September 30, 2005, there were 7,388,864,998 shares of the Company's common stock outstanding held by approximately 800 holders of record and 215,865 shares of the Company's Class A Preferred Stock outstanding held by one holder of record and no shares of Class B Preferred Stock outstanding.

Each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to the Company's shareholders for action. The Class A Preferred Stock does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

Each share of Class B Preferred Stock is convertible into 10 shares of the Company's common stock. The Class B Preferred Stock does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

In March 2005, the Company issued 4,000,000 shares of common stock for $5,000 in cash.

During October 2004 through September 2005, the Company issued 591,300,000 shares of its restricted common stock to several consultants for retainers, reduction of debt and accrued liabilities of $473,362.

During December 2004 through August 2005, the Company issued 52,000,000 shares of its restricted common stock to several consultants for services rendered having a value of $46,200.

During March 2005 through September 2005, the Company received $1,400,000 in exchange for 8% convertible debentures. The debentures were accompanied by 2,800,000 common stock warrants, exercisable over a five year period at $0.0039 per share. The common stock warrants were valued at $3,756.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2005

NOTE 11.  SHAREHOLDERS' EQUITY (DEFICIT)(continued)

During October 2004 through September 2005, the Company issued 5,610,392,876 shares of common stock in connection with the conversion of $2,529,378 of principal, %3,794,067 of derivative conversion option and $104,410 of accrued interest, net of $973,565 in convertible debt discount, for total of conversion $5,454,290 on the Company's convertible debentures.

NOTE 12.  INCOME TAXES

Deferred income taxes consisted of the following at September 30, 2005:

      Deferred tax asset, benefit
      of net operating loss
      carryforward                               $ 10,600,000
        Valuation allowance                       (10,600,000)
                                                  -----------
        Net deferred taxes                       $       -
                                                  ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered. During the year ended September 30, 2005, the deferred tax asset and valuation allowance were both increased by $1,000,000.

The Company has approximately $26,600,000 in both federal and California net operating loss carryforwards. The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, $3,500,000 in 2020, $2,300,000 in 2021, $2,200,000 in 2022, $2,100,000
in 2023, $4,200,000 in 2024 and $3,100,000 in 2025.  The California net
operating loss carryforwards expire as follows: $2,700,000 in the year 2004, $5,300,000 in 2005, $1,200,000 in 2006, $3,500,000 in 2007, $2,300,000 in 2013,
$8,500,000 in 2014 and $3,100,000 in 2015.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2004

NOTE 13.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into three employment agreements with key individuals, the terms of the agreements are as follows:

1) The CEO (and President) of the Company entered into an agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000) for a period of five years to April 1, 2005 and extended to April 1, 2006 and he is entitled to receive a base salary of $160,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus will be compensated for with the Company's restricted common stock. He is also granted an option to purchase up to 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003, which, in turn, has subsequently been extended to December 2, 2005.

2) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000), for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year. The employee shall further receive a bonus, paid at year- end, equal to 50% of the employee's salary, for continued employment. The staying bonus shall be compensated for with the Company's restricted common stock. She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004, which was subsequently extended to December 2, 2005. The employment agreement with the Secretary/Treasurer was not extended beyond April 1, 2005, so she was not entitled to the bonus for continued employment for calendar year 2005. The Secretary/Treasurer continues to act as Secretary/Treasurer on a consulting basis.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

3) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years (extended through August 1, 2003 and again through January 19, 2009), and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144. The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price. The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500). If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase. As of September 30, 2005, none of the aforementioned milestones had been successfully completed.

Litigation

There have been two recent legal proceedings in which the Company has been a party:

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund ("Mercator") in order to make an initial $100,000 payment to Laurus Master Fund, Ltd. and to fund continuing development of the Company's H- Net(TM) system. This loan from Mercator was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. As of June 13, 2002, the Company owed Mercator approximately $243,000 of principal and accrued and unpaid interest under this loan and was in default in the repayment of this debt.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

On June 14, 2002, Mercator transferred collateral in the form of 5,861,814 shares of the Company's common stock into its name as a result of the Company's default on Mercator's loan. Of the 5,861,814 shares of common stock transferred into the name of Mercator 3,500,000 shares of the Company's common stock were issued and pledged as collateral by the Company in February 2002, and 2,361,814 shares of the Company's common stock were issued and pledged as collateral by Robert Spigno, the Company's Chief Executive Officer, in February 2002.

On June 21, 2002 Mercator filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. In March 2004, the Company settled its suit with Mercator for $150,000.

On or about August 18, 2004, Devon Investment Advisors, Ltd., or plaintiff, filed a Complaint in the Arapahoe County District Court of the State of Colorado against ConectiSys Corporation. The complaint seeks repayment of amounts allegedly loaned, plus interest and applicable attorneys' fees. On June 21, 2005, the Company was granted summary judgment to dismiss the suit. The Company submitted affirmative evidence demonstrating the statute of limitations had passed for recovery of the debt. Thus, the Company has recognized a forgiveness of debt of $504,462 for the year ended September 30, 2005.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

The Company, during its normal course of business, may be subject from time to time to disputes and to legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 14.  FORM S-8 FILINGS

In December 2004, the Company filed a registration statement on Form S-8 covering 20,000,000 shares issued to an independent consultant valued at $20,000.

In April 2005, the Company filed a registration statement on Form S-8 covering 30,000,000 shares issued to an independent consultant valued at $25,000.

NOTE 15.        STOCK OPTIONS AND WARRANTS

During the fiscal year ended September 30, 1999, the Company issued to a note
holder options to purchase 500,000 shares of the   Company's Class B preferred
stock at an exercise price of $5.00 per share. As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note. The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000. Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000. These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share. In September 2001, the exercise price on the Class B preferred stock options was adjusted to $2.50 per share and the exercise period extended to November 1, 2005. In June 2002, the exercise price on the Class B preferred stock options was adjusted to $0.50 per share. In January 2004, the exercise price on the Class B preferred stock options was adjusted to $0.05 per share and the exercise period extended to November 1, 2009.

The Company's CEO currently owns 215,865 shares of the Company's Class A preferred stock, of which 15,845 shares were purchased during the year ended September 30, 2004, and has options to purchase another 234,155 shares for $1.00 per share through November 1, 2005, which has been extended to November 1, 2009.

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average discount to market of 50% (ranging from between 20% to 75%).

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 15.        STOCK OPTIONS AND WARRANTS (continued)

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. Accordingly, compensation expense for common stock options and warrants issued to employees for services have been recorded as the difference between the intrinsic value of those services as measured by the (discounted) market value of the common stock at the date of grant and the exercise price, with pro forma disclosure of the excess market value as required by FASB No. 123. No common stock options or warrants were granted to employees (including officers) and directors of the Company during the years ended September 30, 2005 or 2004.

All common stock options and warrants issued to consultants and other non-employees have been recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity
instruments received as per SFAS No. 123.   The market value was determined by
utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the OTC Bulletin Board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black-Scholes model. Such assumptions were generally the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options. These included the risk-free annual rate of return, which ranged from 5% to 6% during the years ended September 30, 2005 and 2004, and stock volatility, which is now estimated to be 190%.

At September 30, 2002, the Company had an aggregate of 8,807,154 common stock options and a total of 1,000,000 Class B preferred stock options recorded as additional paid-in capital at a value of $1,443,695. Of the common stock options and warrants, 2,043,654 had been issued to officers and employees and the remaining 6,763,500 had been issued to consultants and investors.

In November 2002 through May 2003, 2,500,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $500,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $9,816, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2003 of $1,453,511 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

As of September 30, 2003, the Company had an additional 4,852,205 common stock options that had been granted to consultants and investors at exercise prices ranging from $0.50 to $2.00 per share, expiring from November 1, 2003 through January 16, 2005. Because these strike prices were substantially above the market price of the Company's common stock, no value was attributed to these options at the time of grant. During the year ended September 30, 2004, 4,352,205 of these non-valued options expired, leaving a balance at September 30, 2004 of 500,000 options, exercisable at $1.00 per share and expiring January 16, 2005. The Company also granted a contingent issuance to its Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2004, which will not vest until certain milestones have been attained. These respective common stock options and contingent issuances have been excluded from the summarized table below.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 15.        STOCK OPTIONS AND WARRANTS (continued)

In November 2003 through December 2003, 1,000,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $200,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $945.

In February 2004 and March 2004, 1,500,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $300,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $1,417.

In April 2004, 750,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $250,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $1,181.

In June 2004, 1,875,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $625,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $2,952.

In September 2004, 1,875,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $625,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $2,952, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2004 of $1,462,958 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

In March through September 2005, 2,800,000 five-year common stock warrants were issued to an accredited investor group in connection with a $1,400,000 8% convertible debenture financing arrangement (see NOTE 10 above). The allocated cost of these warrants amounted to $3,756, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2005 of $1,466,714 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

During the year ended September 30, 2005, the 500,000 non-valued common stock options and the 2,000,000 contingently issuable common stock options noted above both expired. In addition, 6,300,000 previously-valued common stock options and warrants expired, consisting of 4,750,000 warrants issued to convertible note holders at exercise prices ranging from $0.045 to $0.192 per share, 1,450,000 common stock options issued to a consultant at an exercise price of $0.13 per share, and 100,000 common stock options issued to a director at an exercise price of $0.38 per share.

The common stock option activity during the fiscal year ended September 30, 2005 and 2004 is summarized as follows:

                                         Common Stock   Weighted
                                            Options      Average
                                              and       Exercise
                                            Warrants      Price
                                          ----------    --------
Balance outstanding, October 1, 2003      11,307,154       $.204

  Granted                                  7,000,000        .003

  Expired                                   (563,500)       2.00
                                          ----------       -----
Balance outstanding, September 30, 2004   17,743,654       $.068

  Granted                                  2,800,000        .004

  Expired                                 (6,300,000)       .048
                                          ----------       -----
Balance outstanding, September 30, 2005   14,243,654        .056
                                          ==========       =====

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2005

NOTE 15.        STOCK OPTIONS AND WARRANTS (continued)

The following table summarizes information about common stock options at September 30, 2005:

                                 Outstanding             Exercisable
                            Weighted    Weighted               Weighted
   Range of       Common    Average      Average      Common    Average
   Exercise        Stock      Life      Exercise       Stock   Exercise
    Prices       Options    (Months)      Price       Options    Price
---------------  ---------  -------     --------    ----------  -------
$ .380 - $ .380    500,000        2     $   .380       500,000  $  .380
$ .386 - $ .386  1,443,654        2     $   .386     1,443,654  $  .386
$ .002 - $ .002  2,500,000       52     $   .005     2,500,000  $  .005
$ .002 - $ .002    500,000       62     $   .005       500,000  $  .005
$ .002 - $ .002    250,000       62     $   .005       250,000  $  .005
$ .002 - $ .005    250,000       62     $   .005       250,000  $  .005
$ .002 - $ .005    250,000       63     $   .005       250,000  $  .005
$ .002 - $ .005  1,250,000       65     $   .005     1,250,000  $  .005
$ .002 - $ .005    750,000       67     $   .002       750,000  $  .002
$ .002 - $ .005  1,875,000       69     $   .002     1,875,000  $  .002
$ .002 - $ .005  1,875,000       71     $   .002     1,875,000  $  .002
$ .004 - $ .004    316,066       54     $   .004       316,066  $  .004
$ .004 - $ .004    217,466       54     $   .004       217,466  $  .004
$ .004 - $ .004  1,087,330       54     $   .004     1,087,330  $  .004
$ .004 - $ .004  1,179,138       54     $   .004     1,179,138  $  .004


$ .001 - $0.386 14,243,654       53     $   .056    14,243,654  $  .056
=============== ==========       ==     ========    ==========  =======

NOTE 16.       SUBSEQUENT EVENTS

Subsequent to September 30, 2005, the Company issued approximately 570,000,000 shares of common stock through December 21, 2005 in exchange for reduction of approximately $60,000 in principal and approximately $90,000 in derivative conversion option, totaling approximately $150,000 in convertible debt.

Subsequent to September 30, 2005, the Company signed a three year lease agreement to relocate its corporate office.

                                    PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

        Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

        o       the person conducted himself in good faith;

        o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys, that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

        o       in the case of any criminal proceeding, the person had no
                reasonable cause to believe his conduct was unlawful.   Under
                the CBCA, ConectiSys may not indemnify a director as described above:

        o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

        o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

        Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

        Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2005, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

        o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

        o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

        o for any transaction for which a director derived an improper personal benefit;

        o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

        o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

        o for engaging in transactions described in the California Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

        To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the above provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

        SEC Registration                            $    383.00
        NASD Fees                                           -
        Accounting Fees and Expenses                $  2,500.00
        Legal Fees and Expenses                     $ 20,000.00
        Blue Sky Fees and Expenses                          -
        Placement Agent Fees and Expenses                   -
        Printing Costs                                      -
        Miscellaneous Expenses                              -
                                                      ---------
        TOTAL                                        $22,883.00
        _______________                               =========
        All of the above estimated expenses have been or will be paid by the Registrant.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

        In September 2003, we issued 10,000,000 shares of common stock in a private offering to two accredited investors in exchange for $20,000 in cash.

        In September 2003, we issued 14,500,000 shares of common stock in exchange for the cancellation of $39,700 in debt.

        In October 2003, we issued an aggregate of 17,565,279 shares of common stock to three accredited investors upon conversion of an aggregate of $28,061 in principal and related interest on our convertible debentures.

        In November 2003, we issued 12,000,000 shares of common stock valued at $25,000 to a consultant for services rendered.

        In November 2003, we issued 1,300,000 shares of common stock valued at $3,400 to two consultants for services rendered.

        In November 2003, we issued 23,500,000 shares of common stock in exchange for the cancellation of $23,500 in debt.

        In November 2003, we issued an aggregate of 20,695,062 shares of common stock to three accredited investors upon conversion of an aggregate of $25,650 in principal and related interest on our convertible debentures.

        In November 2003, we issued 50,000,000 shares of common stock to an accredited investor for cash in the amount of $50,000.

        On November 25, 2003, we issued $100,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 500,000 shares of common stock at a per share exercise price equal to $.005.

        In December 2003, we issued 41,600,000 shares of common stock in exchange for the cancellation of $41,600 in debt.

        In December 2003, we issued an aggregate of 27,499,788 shares of common stock to three accredited investors upon conversion of an aggregate of $23,550 in principal and related interest on our convertible debentures.

        In December 2003, we issued an aggregate of 15,845 shares of Class A Preferred stock to our CEO, Robert A. Spigno valued at $15,845 for reduction in debt.

        On December 3, 2003, we issued $50,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

        On December 31, 2003, we issued $50,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

        Effective December 31, 2003, Robert Spigno earned bonus compensation under his employment arrangement with ConectiSys in the amount of $80,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. Although our agreement with Mr. Spigno provides that the conversion price is to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003, Mr. Spigno voluntarily relinquished his right to receive shares for 2003 based on this conversion price in favor of a conversion price equal to 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. The number of shares of common stock of ConectiSys issuable in connection with this bonus is 15,094,340.

        Effective December 31, 2003, Patricia Spigno earned bonus compensation under her employment arrangement with ConectiSys in the amount of $40,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. Although our agreement with Ms. Spigno provides that the conversion price is to be equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003, Ms. Spigno voluntarily relinquished her right to receive shares for 2003 based on this conversion price in favor of a conversion price equal to 100% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. The number of shares of common stock of ConectiSys issuable in connection with this bonus is 7,547,170.

        In January 2004, we issued an aggregate of 18,891,327 shares of common stock to three accredited investors upon conversion of an aggregate of $15,000 in principal and related interest on our convertible debentures.

        On February 18, 2004, we issued $50,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

        In February 2004, we issued an aggregate 24,670,000 shares of restricted common stock to six accredited investors for cash in the aggregate amount of $25,000.

        On March 4, 2004, we issued $250,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock at a per share exercise price equal to $.005.

        In March 2004, we issued an aggregate of 9,465,852 shares of common stock to three accredited investors upon conversion of an aggregate of $7,500 in principal and related interest on our convertible debentures.

        In March 2004, we issued 14,000,000 shares of common stock valued at $25,000 to a consultant for services rendered.

        In April 2004, we issued 10,000,000 shares of common stock in exchange for the cancellation of $10,000 in debt.

        On April 19, 2004, we issued $250,000 of 12% convertible debentures in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock at a per share exercise price equal to $.002.

        In April 2004, we issued an aggregate of 52,123,755 shares of common stock to three accredited investors upon conversion of an aggregate of $30,000 in principal and related interest on our convertible debentures.

        In May 2004, we issued an aggregate of 32,288,406 shares of common stock to four accredited investors upon conversion of an aggregate of $18,500 in principal and related interest on our convertible debentures.

        In May 2004, we issued 81,525,000 shares of common stock in exchange for the cancellation of $83,475 in debt.

        On June 30, 2004, we issued $625,000 of 12% convertible debentures in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,875,000 shares of common stock at a per share exercise price equal to $.002.

        In June 2004, we issued an aggregate of 51,298,628 shares of common stock to four accredited investors upon conversion of an aggregate of $36,667 in principal and related interest on our convertible debentures.

        In June 2004, we issued 90,000 shares of common stock to an accredited investor and a creditor in consideration for a reduction in debt in the amount of $1,350.

        In July 2004, we issued an aggregate of 17,225,566 shares of common stock to four accredited investors upon conversion of an aggregate of $8,333 in principal and related interest on our convertible debentures.

        In August 2004, we issued an aggregate of 34,856,643 shares of common stock to four accredited investors upon conversion of an aggregate of $11,667 in principal and related interest on our convertible debentures.

        In September 2004, we issued 30,000,000 shares of common stock valued at $25,000 to a consultant for services rendered.

        In September 2004, we issued an aggregate of 70,441,944 shares of common stock to four accredited investors upon conversion of an aggregate of $13,333 in principal and related interest on our convertible debentures.

        On September 9, 2004, we issued $625,000 of 12% convertible debentures in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,875,000 shares of common stock at a per share exercise price equal to $.002.

        In October 2004, we issued an aggregate of 62,139,237 shares of common stock to four accredited investors upon conversion of an aggregate of approximately $14,500 in principal and related interest on our convertible debentures.

        In November 2004, we issued 23,500,000 shares of common stock to a creditor in consideration for a reduction in debt in the amount of $10,500.

        In November 2004, we issued 5,300,000 shares of common stock valued at $53,000 to a consultant for services rendered.

        In November 2004, we issued an aggregate of 83,488,963 shares of common stock to four accredited investors upon conversion of an aggregate of approximately $20,500 in principal and related interest on our convertible debentures.

        In December 2004, we issued 20,000,000 shares of common stock valued at $20,000 to a consultant for services rendered.

        In December 2004, we issued an aggregate of 354,840,153 shares of common stock to four accredited investors upon conversion of an aggregate of $147,200 in principal and related interest on our convertible debentures.

        In January 2005, we issued 4,000,000 shares of common stock in a private offering to one accredited investor in exchange for $5,000 in cash.

        In January 2005, we issued an aggregate of 388,199,753 shares of common stock to four accredited investors upon conversion of an aggregate of $297,404 in principal plus related interest on our convertible debentures.

        In February 2005, we issued an aggregate of 259,976,989 shares of common stock to four accredited investors upon conversion of an aggregate of $232,500 in principal plus related interest on our convertible debentures.

        In March 2005, we issued an aggregate of 1,199,630,444 shares of common stock to four accredited investors upon conversion of an aggregate of $1,072,020 in principal plus related interest on our convertible debentures.

        In March 2005, we issued an aggregate of 271,500,000 shares of common stock valued at $278,862 to four consultants as compensation for services rendered.

        In March 2005, we issued an aggregate of 41,000,000 shares of common stock in exchange for the cancellation of $41,000 of debt.

        On March 17, 2005, we issued 8% callable secured convertible notes in an aggregate principal amount of up to $1.4 million in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of up to 2,800,000 shares of common stock at a per share exercise price equal to $.002.

        In April 2005, we issued 30,000,000 shares of common stock valued at $25,000 to a consultant for services rendered.

        In April 2005, we issued an aggregate of 693,701,433 shares of common stock to four accredited investors upon conversion of an aggregate of $310,980 in principal plus related interest on our convertible debentures.

        In May 2005, we issued an aggregate of 450,700,284 shares of common stock to four accredited investors upon conversion of an aggregate of $140,400 in principal plus related interest on our convertible debentures.

        In June 2005, we issued an aggregate of 85,315,620 shares of common stock to three accredited investors upon conversion of an aggregate of $20,400 in principal on our convertible debentures.

        In July 2005, we issued an aggregate of 540,000,000 shares of common stock to four accredited investors upon conversion of an aggregate of $96,000 in principal on our convertible debentures.

        In July 2005, we issued an aggregate of 252,000,000 shares of common stock valued at $91,200 to two consultants as compensation for services rendered.

        In August 2005, we issued an aggregate of 1,452,400,000 shares of common stock to four accredited investors upon conversion of an aggregate of $174,288 in principal plus related interest on our convertible debentures.

        In September 2005, we issued an aggregate of 40,000,000 shares of common stock to four accredited investors upon conversion of an aggregate of $3,200 in principal plus related interest on our convertible debentures.

        In October 2005, we issued an aggregate of 74,381,500 shares of common stock to three accredited investors upon conversion of an aggregate of $5,950 in principal on our convertible debentures.

        In November 2005, we issued an aggregate of 365,240,000 shares of common stock to three accredited investors upon conversion of an aggregate of $43,829 in principal including related interest on our convertible debentures.

        In December 2005, we issued an aggregate of 392,833,233 shares of common stock to three accredited investors upon conversion of an aggregate of $31,427 in principal including related interest on our convertible debentures.

        In January 2006, we issued an aggregate of 1,069,297,001 shares of common stock to four accredited investors upon conversion of an aggregate of $75,060 in principal on our convertible debentures.

        In February 2006, we issued an aggregate of 2,417,320,212 shares of common stock to four accredited investors upon conversion of an aggregate of $99,994 in principal on our convertible debentures.

        In March 2006, we issued an aggregate of 1,706,917,833 shares of common stock to four accredited investors upon conversion of an aggregate of $207,959 in principal on our convertible debentures.

     On March 8, 2006, we issued 6% callable secured convertible notes in an aggregate principal amount of up to $1.27 million in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.03 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of up to 20,320,000 shares of common stock at a per share exercise price equal to $.0009.


        In April 2006, we issued an aggregate of 154,848,949 shares of common stock to four accredited investors upon conversion of an aggregate of $45,292 in principal plus certain related interest on our convertible debentures.

        In June 2006, we issued an aggregate of 134,953,288 shares of common stock to four accredited investors upon conversion of an aggregate of $20,513 in principal on our convertible debentures.

        In June 2006, we issued 100,000,000 shares of common stock in a private offering to one accredited investor in exchange for $25,000 in cash.

        In July 2006, we issued 333,333,333 shares of common stock in a private offering to one accredited investor in exchange for $50,000 in cash.

     In September 2006, we issued an aggregate of 142,435,563 shares of common stock to four accredited investors upon conversion of an aggregate of $17,662 in principal on our convertible debentures.


        The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were sophisticated and had sufficient access to the kind of information registration would provide, including our most recent Annual Report on Form 10-KSB and our most recent Quarterly Report on Form 10-QSB.

ITEM 27.        EXHIBITS.

    (a) Exhibits.

       Exhibit
       Number                Description
       ------                -----------
        3.1     Articles of Incorporation of the Registrant (4)

        3.2 Articles of Amendment to the Articles of Incorporation of the Registrant filed November 7, 1994 (4)

        3.3 Articles of Amendment to the Articles of Incorporation of the Registrant filed December 5, 1994 (6)

        3.4 Articles of Amendment to the Articles of Incorporation of the Registrant filed October 16, 1995 (4)

        3.5 Articles of Amendment to the Articles of Incorporation of the Registrant filed April 18, 2003 (9)

        3.6 Articles of Amendment to the Articles of Incorporation of the Registrant filed August 3, 2004 (14)

        3.7 Articles of Amendment to the Articles of Incorporation of the Registrant filed August 12, 2005 (17)

        3.8 Articles of Amendment to the Articles of Incorporation of the Registrant filed June 30, 2006

        3.9     Bylaws of the Registrant (4)

        4.1     Specimen Common Stock Certificate (6)

        4.2 Securities Purchase Agreement dated as of March 8, 2006 by and between the Registrant and the purchasers named therein (18)

        4.3     Form of Callable Secured Convertible Note due March 8, 2009 (18)

        4.4     Form of Stock Purchase Warrant dated as of March 8, 2006 (18)

        4.5 Registration Rights Agreement dated as of March 8, 2006 by and between the Registrant and the investors named therein (18)

        4.6 Security Agreement dated as of March 8, 2006 between the Registrant and the secured parties named therein (18)

        4.7 Intellectual Property Security Agreement dated as of March 8, 2006 between the Registrant and the secured parties named therein (18)

        5.1     Opinion of Rutan & Tucker, LLP (*)

        10.1 Employment Agreement dated October 2, 1995 between the Registrant and Robert Spigno (#) (4)

        10.2 Amendment to Employment Agreement dated July 24, 1996 between the Registrant and Robert Spigno (#) (4)

        10.3 Amendment to Employment Agreement dated August 11, 1997 between the Registrant and Robert Spigno (#) (4)

        10.4 Amendment to Employment Agreement dated September 1, 1999 between the Registrant and Robert Spigno (#) (4)

        10.5 Amendment to Employment Agreement dated March 27, 2000 between the Registrant and Robert Spigno (#) (4)

        10.6 Employment Agreement dated August 1, 1998 between the Registrant and Lawrence Muirhead (#) (2)

        10.7 Employment Agreement dated October 2, 1995 between the Registrant and Patricia Spigno (#) (4)

        10.8 Amendment to Employment Agreement dated July 24, 1996 between the Registrant and Patricia Spigno (#) (4)

        10.9 Amendment to Employment Agreement dated September 1, 1999 between the Registrant and Patricia Spigno (#) (4)

        10.10 Amendment to Employment Agreement dated March 27, 2000 between the Registrant and Patricia Spigno (#) (4)

        10.11 ConectiSys Corporation Non-Qualified Stock Option and Stock Bonus Plan effective November 22, 1999 (2)

        10.12 Amended Non-Qualified Stock Option and Stock Bonus Plan effective September 11, 2000 (3)

        10.13 Amended Non-Qualified Stock Option and Stock Bonus Plan effective September 11, 2001 (1)

        10.14 Securities Purchase Agreement dated as of March 29, 2002 by and between the Registrant and the purchasers named therein (4)

        10.15   Form of Secured Convertible Debenture due March 29, 2003 (4)

        10.16 Registration Rights Agreement dated as of March 29, 2002 by and between the Registrant and the investors named therein (4)

        10.17 Security Agreement dated as of March 29, 2002 between the Registrant and the secured parties named therein (4)

        10.18   Form of Secured Convertible Debenture due May 10, 2003 (5)

        10.19   Form of Secured Convertible Debenture due June 17, 2003 (7)

        10.20 Securities Purchase Agreement dated as of November 27, 2002 by and between the Registrant and the purchasers named therein (8)

        10.21 Form of Common Stock Purchase Warrant dated as of November 27, 2002 (8)

        10.22 Registration Rights Agreement dated as of November 27, 2002 by and between the Registrant and the investors named therein (8)

        10.23 Security Agreement dated as of November 27, 2002 between the Registrant and the secured parties named therein (8)

        10.24 Intellectual Property Security Agreement dated as of November 27, 2002 between the Registrant and the secured parties named therein (8)

        10.25   Form of Secured Convertible Debenture due March 3, 2004 (9)

        10.26   Form of Common Stock Purchase Warrant dated as of March 3, 2003
                (9)

        10.27   Form of Secured Convertible Debenture due May 12, 2004 (10)

        10.28   Form of Common Stock Purchase Warrant dated as of May 12, 2003
                (10)

        10.29 Promissory Note dated September 1, 2003 made by the Registrant in favor of Robert Spigno (#) (13)

        10.30 Promissory Note dated September 1, 2003 made by the Registrant in favor of Patricia Spigno (#) (13)

        10.31 Promissory Note dated September 1, 2003 made by the Registrant in favor of Black Dog Ranch, LLC (13)

        10.32 Letter Agreement dated October 3, 2003 between the Registrant and the parties named therein (11)

        10.33 Securities Purchase Agreement dated as of November 25, 2003 by and between the Registrant and the purchasers named therein (11)

        10.34   Form of Secured Convertible Debenture due November 25, 2004 (11)

        10.35 Form of Common Stock Purchase Warrant dated as of November 25, 2003 (11)

        10.36 Registration Rights Agreement dated as of November 25, 2003 by and between the Registrant and the investors named therein (11)

        10.37 Security Agreement dated as of November 25, 2003 between the Registrant and the secured parties named therein (11)

        10.38 Intellectual Property Security Agreement dated as of November 25, 2003 between the Registrant and the secured parties named therein (11)

        10.39   Form of Secured Convertible Debenture due December 3, 2004 (11)

        10.40 Form of Common Stock Purchase Warrant dated as of December 3, 2003 (11)

        10.41   Form of Secured Convertible Debenture due December 31, 2004 (11)

        10.42 Form of Common Stock Purchase Warrant dated as of December 31, 2003 (11)

        10.43   Form of Secured Convertible Debenture due February 18, 2005 (12)

        10.44 Form of Common Stock Purchase Warrant dated as of February 18, 2004 (12)

        10.45 Amendment No. 1 to Securities Purchase Agreement dated as of March 4, 2004 by and between the Registrant and the persons named therein (13)

        10.46   Form of Secured Convertible Debenture due March 4, 2005 (12)

        10.47   Form of Common Stock Purchase Warrant dated as of March 4, 2004
                (12)

        10.48 Securities Purchase Agreement dated as of April 19, 2004 by and between the Registrant and the purchasers named therein (13)

        10.49   Form of Common Stock Purchase Warrant dated as of April 19, 2004
                (13)

        10.50 Registration Rights Agreement dated as of April 19, 2004 by and between the Registrant and the investors named therein (13)

        10.51 Security Agreement dated as of April 19, 2004 between the Registrant and the secured parties named therein (13)

        10.52 Intellectual Property Security Agreement dated as of April 19, 2004 between the Registrant and the secured parties named therein (13)

        10.53   Form of Common Stock Purchase Warrant dated as of June 30, 2004
                (14)

        10.54 Form of Common Stock Purchase Warrant dated as of September 9, 2004 (15)

        10.55 Securities Purchase Agreement dated as of March 17, 2005 by and between the Registrant and the purchasers named therein (16)

        10.56   Form of Callable Secured Convertible Note due March 17, 2007
                (16)

        10.57   Form of Stock Purchase Warrant dated as of March 17, 2005 (16)

        10.58 Registration Rights Agreement dated as of March 17, 2005 by and between the Registrant and the investors named therein (16)

        10.59 Security Agreement dated as of March 17, 2005 between the Registrant and the secured parties named therein (16)

        10.60 Intellectual Property Security Agreement dated as of March 17, 2005 between the Registrant and the secured parties named therein (16)

        21.1    Subsidiaries of the Registrant (4)

        23.1    Consent of Independent Registered Public Accounting Firm

        23.2    Consent of Rutan & Tucker, LLP (*)

        24.1 Power of Attorney (contained on the signature page to this registration statement)
        _________________
        *       To be filed by amendment
        (#) Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.
        (1) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 21, 2001 (Registration No. 333-69832) and incorporated herein by reference.
        (2) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on December 6, 1999 (Registration No. 333-92181) and incorporated herein by reference.
        (3) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 22, 2000 (Registration No. 333-46456) and incorporated herein by reference.
        (4) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on April 26, 2002 (Registration No. 333-87062) and incorporated herein by reference.
        (5) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended March 31, 2002 and incorporated herein by reference.
        (6) Filed as an exhibit to the Registrant's Form SB-2/A No. 1 filed with the Securities and Exchange Commission on June 6, 2002 (Registration No. 333-87062) and incorporated herein by reference.
        (7) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended June 30, 2002 and incorporated herein by reference.
        (8) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended September 30, 2002 and incorporated herein by reference.
        (9) Filed as an exhibit to the Registrant's Form SB-2/A No. 1 filed with the Securities and Exchange Commission on May 2, 2003 (Registration No. 333-102781) and incorporated herein by reference.
        (10) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended June 30, 2003 and incorporated herein by reference.
        (11) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended September 30, 2003 and incorporated herein by reference.

        (12) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended December 31, 2003 and incorporated herein by reference.
        (13) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on June 25, 2004 (Registration No. 333-116895) and incorporated herein by reference.
        (14) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended June 30, 2004 and incorporated herein by reference.
        (15) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended September 30, 2004 and incorporated herein by reference.
        (16) Filed as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 21, 2005 and incorporated herein by reference.

        (17) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended September 30, 2005 and incorporated herein by reference.
        (18) Filed as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 15, 2006 and incorporated herein by reference.
        (19) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on September 8, 2006 (Registration No. 333-137204) and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                (iii) include any additional or changed material information on the plan of distribution.

        (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Valencia, State of California, on October 25, 2006.


                                        CONECTISYS CORPORATION


                                        By: /S/ ROBERT A. SPIGNO
                                           ---------------------------------
                                           Robert A. Spigno, Chief Executive
                                           Officer and Chairman of the Board


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                   Title                                  Date
--------------------        --------------------------------------      ------------------
/S/ROBERT A. SPIGNO         Chairman of the Board, Chief                October 25, 2006
-------------------         Executive Officer (principal executive
Robert A. Spigno            officer) and Director


        *                   Chief Technology Officer and Director       October 25, 2006
---------------------
Lawrence Muirhead


        *                   Corporate Administrator and                 October 25, 2006
---------------------       Director
Melissa McGough

*By:  /S/ ROBERT A. SPIGNO                                              October 25, 2006
    ----------------------
    Robert A. Spigno
    Attorney-in-Fact



                       EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

  Exhibit
  Number                Description
  -------               -----------
   23.1       Consent of Independent Registered Public Accounting Firm

   24.1 Power of Attorney (contained on the signature pages to the registration statement)